UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

WYETH

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Five Giralda Farms Madison, New Jersey 07940	Robert Essner Chairman and Chief Executive Officer

March 19, 2007
Dear Fellow Stockholder:

It is my pleasure to invite you to attend Wyeth’s 2007 Annual Meeting of Stockholders. The annual meeting will be held on Thursday, April 26, 2007 at 9:30 in the morning at the Hyatt Morristown at Headquarters Plaza, 3 Speedwell Avenue, Morristown, New Jersey.

The Notice of Annual Meeting and proxy statement in this mailing describe the business items we plan to address at the meeting. We also will present a brief report on our business and respond to your questions.

Your vote is very important. Please take the time to cast your vote regardless of the number of shares you own. Many of you will have the option to cast your proxy vote by telephone or via our Internet website. These are quick, cost-effective and easy ways for you to submit your proxy. If you vote by telephone or via our Internet website, you do not need to return the enclosed proxy card by mail. If you prefer to vote by mail, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.

I look forward to seeing you on April 26th. Sincerely,

Wyeth Pharmaceuticals

Wyeth Consumer Healthcare

Fort Dodge Animal Health

Five Giralda Farms

Madison, New
Jersey 07940

Notice of Annual Meeting of Stockholders

The 2007 Annual Meeting of
Stockholders of Wyeth will be held in the Plaza Ballroom of the Hyatt Morristown at Headquarters Plaza, 3 Speedwell Avenue, Morristown, New Jersey, on Thursday, April 26, 2007 at 9:30 a.m., local time. At the meeting, we will vote on the following items and any other matters that are properly presented at the meeting:

1.

to elect 13 nominees to our Board of Directors;

2.

to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007;

3.

to approve amendments to our restated certificate of incorporation to eliminate supermajority vote requirements;

4.

to amend and restate the Wyeth 2005 Stock Incentive Plan for tax compliance;

5.

a stockholder proposal regarding disclosure of Wyeth’s animal welfare policy;

6.

a stockholder proposal regarding the preparation of a report on limiting the supply of prescription drugs in Canada;

7.

a stockholder proposal regarding the disclosure of political contributions;

8.

a stockholder proposal regarding the recoupment of incentive bonuses;

9.

a stockholder proposal regarding interlocking directorships;

10.

a stockholder proposal regarding the disclosure of certain relationships;

11.

a stockholder proposal regarding separating the roles of Chairman and Chief Executive Officer; and

12.

a stockholder proposal regarding adoption of a stockholder advisory vote on compensation.

Our Board of Directors has chosen the end of the business day on March 2, 2007 as the “record date” that will determine the list of stockholders who must be notified of and who are eligible to vote at the meeting or at any postponement or adjournment of the meeting.

As authorized by the Board of Directors,

EILEEN M. LACH Corporate Secretary

March 19, 2007

Your Vote Is Important!

If you are unable to attend the meeting,
please sign, date and promptly return the accompanying proxy card or, if your proxy card includes instructions to do so, use the toll-free telephone number or Internet website to submit your proxy.

Five Giralda Farms

Madison, New
Jersey 07940

Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING

Why are
you receiving these proxy materials?

We are providing
these proxy materials to you because Wyeth’s Board of Directors is asking (technically called soliciting) stockholders to provide proxies to be voted at our 2007 Annual Meeting of Stockholders. The meeting is scheduled for April 26, 2007, and your proxy will be used at the meeting or at any adjournment or postponement of the meeting. In this proxy statement, we refer to Wyeth as “Wyeth,” “we,” “our” or “Company.”

What is a proxy?

A proxy is a legal designation of another person to vote your shares. You may authorize the other person by phone or via an Internet website. You also may do so in writing by filling out your proxy card if you hold shares in your own name or if you participate in our BuyDIRECTSM Stock Purchase and Sale Plan through The Bank of New York. If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer voting by mail via completion of a voting instruction card, by telephone and via the Internet.

When is this proxy statement being mailed?

This proxy statement and the proxy card are first
being sent to stockholders on or near March 19, 2007.

How can you
vote?

You may vote by using the toll-free number or
the Internet website if your proxy card includes instructions for using these quick, cost-effective and easy voting methods. You also may simply fill out, sign and date your proxy card and mail it in the prepaid envelope included with these proxy materials. If you vote by telephone or the Internet website, do not return your proxy card by mail. You will need to follow the instructions when you vote using any of these methods to make sure your vote will be counted at the meeting. You also may vote by submitting a ballot in person if you attend the meeting. However, we encourage you to vote by proxy card, by telephone or on the Internet even if you plan to attend the meeting. If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer voting by mail by completion of a voting instruction card, by telephone and via the Internet. If you hold shares through a broker or other nominee and wish to vote your shares at the meeting, you must obtain a legal proxy from your broker or nominee and present it to the inspector of election with your ballot when you vote at the meeting.

Can I revoke my proxy?

You may revoke
your proxy at any time before the meeting. If you are a stockholder of record or participate in our BuyDIRECTSM
Stock Purchase and Sale Plan through The Bank of New York in your own name, you can revoke your proxy before it is exercised by written notice to the Corporate Secretary of Wyeth, by timely delivery of a valid, later-dated proxy card or a later-dated vote by telephone or via the Internet, or by voting by ballot in person if you attend the meeting. If you hold shares through a broker or other nominee, you may submit new voting instructions by contacting your broker or other nominee.

Who is entitled to vote at the meeting?

All stockholders who held shares at the end of the business day on the “record date” (March 2, 2007) are entitled to receive notice of and to vote at the meeting.

Who may
attend the meeting?

Stockholders (or their authorized
representatives) and our invited guests may attend the meeting. Verification of stock ownership will be required at the meeting. If you own your shares in your own name or hold them through a broker (and can provide documentation showing ownership such as a letter from your broker or a recent account statement) at the end of the day on the “record date” (March 2, 2007), you will be permitted to attend the meeting.

Can you keep your vote secret?

Yes. You may request that your vote be kept secret until after the meeting by asking us to do so on your proxy card or by following the instructions when submitting your proxy by telephone or via the Internet website.

How will
your shares be represented at the meeting?

At the
meeting, the officers named in your proxy card will vote your shares in the manner you requested if you correctly submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as our Board of Directors recommends, which is:

•

FOR the election of each of the nominees for director named in this proxy statement;

•

  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007;

•

FOR the amendment of our restated certificate of incorporation to eliminate supermajority vote requirements;

•

FOR the amendment and restatement of the Wyeth 2005 Stock Incentive Plan for tax compliance;

•

AGAINST the stockholder proposal regarding disclosure of Wyeth’s animal welfare policy;

•

AGAINST the stockholder proposal regarding the preparation of a report on limiting the supply of prescription drugs in Canada;

•

AGAINST the stockholder proposal regarding the disclosure of political contributions;

•

AGAINST the stockholder proposal regarding the recoupment of incentive bonuses;

•

AGAINST the stockholder proposal regarding interlocking directorships;

•

AGAINST the stockholder proposal regarding the disclosure of certain relationships;

•

AGAINST the stockholder proposal regarding separating the roles of Chairman and Chief Executive Officer; and

•

AGAINST the stockholder proposal regarding adoption of a stockholder advisory vote on compensation.

Are there any other matters to be addressed at the annual meeting?

We know of no other matters to be brought before the annual meeting, but if other matters are brought up before or at the meeting, the officers named in your proxy intend to take action in their judgment as is in the best interest of our Company and stockholders.

Must you give voting instructions if you participate in our
BuyDIRECTSM Stock Purchase and Sale Plan?

Yes. If you participate in our BuyDIRECTSM Stock Purchase and Sale Plan and do not fill out a proxy card, your shares will not be voted.

Will cameras and recording devices be permitted at the meeting?

No. Cameras and recording equipment are not permitted in the meeting room.

How many shares will be voted at the meeting?

All stockholders
who hold shares at the end of the business day on the “record date” (March 2, 2007) are entitled to vote at the meeting. To give you an estimate of how many shares are outstanding on a recent date, on March 1, 2007, there were
1,342,681,726 shares of our common stock outstanding, and each common share is entitled to one vote. The par value (or face value) of our common stock is $0.33 1/3 per share. Also, on March 1, 2007, there were 10,824 shares of our convertible preferred stock outstanding, and each preferred share is entitled to 36 votes. The par value of our preferred stock is $2.50 per share.

What constitutes a
quorum for the annual meeting?

A majority of the
outstanding shares having voting power being present or represented by proxy constitutes a quorum for the annual meeting.

How many votes are required for the approval of each item?

There are different vote requirements for the various proposals.

•

Election of Directors: Nominees receiving a majority of the votes cast will be elected as a director. This means that for a nominee for director to be elected to the Board, the number of votes cast for that director nominee must exceed the number of votes cast against that director nominee.

•

Management Proposal to Amend the Restated Certificate of Incorporation: The affirmative vote of the holders of at least 80% of the voting power of all shares of Wyeth entitled to vote in the election of directors is required for approval of management’s proposal to amend our restated certificate of incorporation to eliminate supermajority vote requirements.

•

Management Proposal to Amend and Restate Our 2005 Stock Incentive Plan: In order to ensure that our amended and restated 2005 Stock Incentive
Plan complies with the qualified performance-based compensation exception to Section 162(m) of the Internal Revenue Code, the proposal to amend and restate our 2005 Stock Incentive Plan must receive the approval of a majority of the votes cast.

•

All Other Matters: All other matters on the agenda will be decided by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon in accordance with our By-laws.

Common stock and preferred stock are tallied together to determine the total number of votes cast, the shares present in person or represented by proxy and the voting power of all shares entitled to vote. Each share of common stock represents one vote and each share of preferred stock represents 36 votes.

How will abstentions be counted?

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. If you abstain from voting in the election of directors or on the proposal to amend and restate the 2005
Stock Incentive Plan, you will effectively not vote on those matters at the meeting. These votes are not considered to be votes cast under our By-laws or under the laws of Delaware (our state of incorporation) and will have no effect on the outcome of the vote. For the proposals to amend our restated

certificate of incorporation and to ratify the independent registered public accounting firm and for the proposals submitted by the stockholders, abstentions are treated as present or represented and voting and therefore have the same effect as a negative vote on the matter.

What is a broker non-vote and how are they counted?

Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker holds shares on your behalf but the broker does not receive instructions from you as to how you wish to vote your shares in cases where specific authorization is required. In these cases, the broker can register your shares as being present at the meeting for attendance purposes (obtaining the required number of shares to be present at the meeting which is technically called a quorum) but will not be able to vote on those matters for which specific authorization is required. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a proposal. Broker non-votes will have no effect on the matters that are on the agenda to be presented at the meeting other than with respect to the proposal to amend our restated certificate of incorporation with respect to which a broker non-vote has the same effect as a vote against the proposal.

Are there any stockholders that beneficially own more than 5% of Wyeth’s common stock?

Based on a review of Schedules 13D and 13G filed by holders with the
Securities and Exchange Commission, we are not aware of any person or entity beneficially owning more than 5% of our common stock.

Does Wyeth offer an opportunity to receive future proxy materials electronically?

Yes. If you are a stockholder of record, you can elect to access future proxy statements and financial reports electronically by following the instructions on your proxy card or by registering your consent at www.proxyconsent.com/wye. If you choose this option, we expect that you will receive an e-mail notification in approximately mid-March of next year listing the website locations where you may view our proxy statement and financial report, and your choice will remain in effect until you notify us or The Bank of New York, Wyeth’s transfer agent, by mail that you wish to resume mail delivery of these documents. You also may change or revoke your consent at www.proxyconsent.com/wye. If you hold your Wyeth stock through a broker or other nominee, refer to the information provided by that entity for instructions on how to elect this option. This proxy statement, our 2006 Financial Report and our Annual Report on Form 10-K for the year ended December 31, 2006 may be viewed online at www.wyeth.com.

ITEM 1.

ELECTION OF DIRECTORS

We are planning to elect 13 directors who will hold office until the next annual meeting or until a replacement is elected or appointed. All of the nominees are currently members of our Board and, other than Raymond J. McGuire and Bernard Poussot, were elected by our stockholders at the last annual meeting. Mr. McGuire was elected to the
Board on September 28, 2006, effective October 1, 2006. Mr. Poussot was elected to the Board on and effective January 26, 2007. The Board took action to increase the number of directors from 11 to 12 upon Mr. McGuire’s election and from 12 to 13 upon Mr. Poussot’s election.

We have no reason to believe that any nominee for director, if elected, would not serve. If any nominee is not available and our Board chooses to designate a substitute nominee, your vote (through your proxy) would be cast for the substitute nominee.

Nominees for Election as Directors

       Robert
Essner

Mr. Essner is 59 years old and has been a Director since 1997. He became the Chairman on January 1, 2003. He was elected President in July 2000, in which capacity he served until April
2006, and Chief Executive Officer in May 2001. Previously, he held the positions of Chief Operating Officer since July 2000 and Executive Vice President of Wyeth since September 1997. Before that, he was President of Wyeth-Ayerst Global
Pharmaceuticals from March 1997 and President of Wyeth-Ayerst Laboratories from 1993 to March 1997. He also is a member of the Board of Massachusetts Mutual Life Insurance Company and a Trustee of Penn Medicine (the entity governing the University of Pennsylvania School of Medicine and the University of Pennsylvania Health System).

Professor Feerick is 70 years old and has been a Director since 1987. He is a full- time Professor of Law at Fordham University School of Law and is the former Dean of Fordham University School of Law, a position he held from 1982 until 2002. He also is Director of Group Health Incorporated, Sentinel Group Funds, Inc. and GTJ REIT, Inc.

John D. Feerick

Dr. Fergusson is 62 years old and has been a Director since January 2005. She is a Professor at Vassar College and is the former President of the College, a position she held from 1986 to July
2006. She also is a Director of HSBC USA Inc. and its principal subsidiary HSBC Bank USA, NA and of Mattel, Inc., and serves on the Board of Overseers of Harvard University.

Frances D. Fergusson, Ph.D.

Mr. Ganzi is 60 years old and has been a Director since December 2005. He is the President and Chief Executive Officer and a Director of The Hearst Corporation, a diversified communications company. He also is a Director and non-executive Chairman of Hearst-Argyle Television, Inc. (majority owned by The Hearst Corporation) and a Director of Gentiva Health Services, Inc.

Victor F. Ganzi

Dr. Langer is 58 years old and has been a Director since January 2004. He is an Institute Professor at the Massachusetts Institute of Technology. He also is a Director of Boston Life Sciences,
Inc., Sontra Medical Corporation and Momenta Pharmaceuticals, Inc.

Robert Langer, Sc.D.

Mr. Mascotte is 67 years old and has been a Director since 1995. He is the retired President and Chief Executive Officer of Blue Cross and Blue Shield of Kansas City, Inc. He also is the former
Chairman of Johnson & Higgins of Missouri, Inc. and former Chairman and Chief Executive Officer of The Continental Corporation.

John P. Mascotte

Raymond J. McGuire

Mr. McGuire is 50 years old and has been a Director since October 2006. He is a Managing Director and Co-Head, Global Investment Banking for Citigroup Global Markets Inc., a subsidiary of
Citigroup Inc., one of the nation’s largest financial companies. Prior to joining Citigroup, Mr. McGuire was Co-Head, Global Mergers and Acquisitions for Morgan Stanley from 2001 to 2005.

Dr. Polan is 63 years old and has been a Director since 1995. She joined Stanford University School of Medicine in 1990 and is Professor and Chair Emeritus of the Department of Obstetrics and
Gynecology. She also is a Director of Quidel Corporation.

Mary Lake Polan, M.D., Ph.D., M.P.H.

Mr. Poussot is 55 years old and has been a Director since January 2007. He was elected as our Chief Operating Officer in January 2007 and has been our President and Vice Chairman since April
2006. Before that, he was Executive Vice President and President, Wyeth Pharmaceuticals. From January 2001 to June 2002, he served as Senior Vice President and President, Wyeth Pharmaceuticals.

Bernard Poussot

Mr. Rogers is 62 years old and has been a Director since October 2005. He is the former Vice Chairman of General Electric Company and held various executive positions during his long tenure at
General Electric. He also is a Director of Rohm and Haas Company and W.W. Grainger, Inc.

Gary L. Rogers

Mr. Seidenberg is 60 years old and has been a Director since 1996. He is the Chairman and Chief Executive Officer of Verizon Communications Inc., a communications company. He also is a Director of Honeywell International Inc.

Ivan G. Seidenberg

Mr. Shipley is 71 years old and has been a Director since 2000. He is the retired Chairman of the Board of The Chase Manhattan Corporation and is presently a consultant to JPMorgan Chase &
Co. He also is a Director of Exxon Mobil Corporation and Verizon Communications Inc.

Walter V. Shipley

Mr. Torell is 67 years old and has been a Director since 1982. He is a Partner at Core Capital Group, LLC and also is the Chairman of Indecomm Global Services Corporation. He is the former
Chairman and Chief Executive Officer of Fortune Bancorp, former Chairman of the Board, President and Chief Executive Officer of CalFed Inc. and former President of Manufacturers Hanover Corporation and Manufacturers Hanover Trust
Company.

John R. Torell III

INDEPENDENCE OF DIRECTORS

The
Board annually determines the independence of our directors based on a review by the directors and the Nominating and Governance Committee of the Board. The New York Stock Exchange Corporate Governance Standards require that a majority of the Board be independent and that for a director to qualify as independent the Board must affirmatively determine that the director has no material relationship with Wyeth, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. In determining whether a material relationship exists, the Board and the Nominating and Governance Committee broadly consider all relevant facts and circumstances brought to their attention through the processes described below. In addition, in 2006, the Board adopted a new specific set of procedures designed to ensure the continued independence of any director whose employer does, or potentially may do, business with Wyeth.

The Wyeth Corporate Governance Guidelines adopted by the Board contain standards of independence that meet or exceed the New York Stock Exchange Corporate Governance Standards. These independence standards are set out in detail in Section II.b. of the Wyeth Corporate Governance Guidelines available on the
Corporate Governance section of our website at www.wyeth.com and generally provide that a director will not be considered independent if:

•

the director is or, within the last three years has been, an employee of Wyeth, or an immediate family member of the director is, or within the last three years has been, an executive officer of Wyeth;

•

the director, or an immediate family member of the director, has received more than $100,000 in any 12-month period in the last three years in direct compensation from Wyeth, other than director fees and pension or other forms of deferred compensation for prior service;

•

the director or an immediate family member of the director is a current partner of our internal or external auditor, the director is a current employee of such a firm, the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time;

•

the director or an immediate family member of the director is, or in the last three years has been, employed as an executive officer of another company where any of Wyeth’s present executives serve on that company’s compensation committee; or

•

the director is employed by another company (other than a charitable organization), or an immediate family member of the director is employed as an executive officer of a company, that has made payments to, or received payments from, Wyeth for property or services in an amount which, in any of the last three years, exceeds the greater of $1 million and 2% of such other company’s consolidated gross revenues.

Please consult the Wyeth
Corporate Governance Guidelines for specific information on applying these standards.

The Guidelines also provide that the following relationships will not be considered material relationships that would impair a director’s independence:

•

if a director of Wyeth is an executive officer or an employee, or the director’s immediate family member is an executive officer, of another company that makes payments to, or receives payments from, Wyeth for property or services in an amount which, in any single fiscal year, does not exceed the greater of (1) $1 million and (2) 2% of such other company’s consolidated gross revenues;

•

if a director of Wyeth is an executive officer or employee of another company that is indebted to Wyeth, or to which Wyeth is indebted, and the total amount of the indebtedness is less than 2% of the consolidated assets of the company wherein the director serves as an executive officer or employee;

•

if a director of Wyeth is an executive officer of another company in which Wyeth owns an equity interest and the amount of the equity interest held by Wyeth is less than 10% of the total shareholders’ equity of the company at which the director serves as an executive officer; or

•

if a director of Wyeth serves as a director, officer or trustee of a charitable organization and Wyeth’s contributions to the organization in the most recently completed fiscal year are less than the greater of (1) $1 million and (2) 2% of that organization’s gross revenues.

Pursuant to these Guidelines and the categorical standards of independence that they set forth, the Board reviewed the independence of each of our directors in February 2007 taking into account potential conflicts of interest, transactions or other relationships that would reasonably be expected to compromise any of our directors’ independence. In performing this review, the Board, together with the Nominating and Governance Committee, reviewed a memorandum prepared by Wyeth’s Internal Audit and Law Departments, which included an analysis of directors’ responses to a questionnaire inquiring about, among other things, their relationships (and those of their immediate family members) with us, their affiliations and other potential conflicts of interest.

As a result of this review, the Board, based on the recommendation of the Nominating and Governance Committee, affirmatively determined that all of our directors are independent of our Company and management under the standards set forth in the Wyeth Corporate Governance Guidelines, with the exception of the Chairman, Mr. Essner, who is not independent because of his employment as our
Chief Executive Officer, and Mr. Poussot, who is not independent because of his employment as our President, Chief Operating Officer and Vice Chairman.

In making independence determinations with regard to our non-employee directors, the Board and the Nominating and Governance Committee considered the following categories and types of transactions, relationships and arrangements:

•

With respect to Mr. Ganzi, who serves as a director and the President and Chief Executive Officer of The Hearst Corporation, certain arm’s-length, ordinary course commercial transactions between Wyeth and Hearst;

•

With respect to Mr. Mascotte, a pledge of cash donations and product supplies by Wyeth to the Ghana Essential Medicines Initiative, a charitable initiative to support the availability of pharmaceutical supplies in Ghana supported by The Population Council, an international non-profit research organization, leading pharmaceutical companies and The Mascotte Family Fund of the Aspen Community Foundation;

•

With respect to Mr. McGuire, who serves as a Managing Director and Co-Head, Global Investment Banking, for Citigroup Global Markets Inc., certain arm’s-length, ordinary course commercial banking, underwriting and other financial services arrangements and transactions between Wyeth and Citigroup;

•

  With respect to Mr. Seidenberg, Chairman and Chief Executive Officer of Verizon Communications Inc., certain arm’s-length, ordinary course commercial transactions between Wyeth and Verizon; and

•

With respect to Mr. Shipley, the fact that his daughter is a principal at PricewaterhouseCoopers LLP, our independent registered public accounting firm, and engages in tax and financial planning for individual clients only, with no relationship with Wyeth or its audit team.

In each case, the transactions, relationships and arrangements considered were determined to be within the applicable categorical independence standards under the Wyeth Corporate Governance Guidelines.

In
addition, Mr. Carrión, who served on our Board of Directors until April 2006, was considered independent by the Board of Directors. In determining Mr. Carrión’s independence, the Board and the Nominating and Governance
Committee considered his service as an executive officer and director of entities affiliated with Banco Popular and certain arm’s-length, ordinary course commercial banking and financial services transactions between Wyeth and these entities, all of which were determined to be within the categorical independence standards under the Wyeth Corporate Governance Guidelines.

DIRECTOR COMPENSATION

We use a combination of cash and equity-based incentive compensation to attract and retain highly qualified candidates to serve as non-employee directors on our Board of Directors. In setting non-employee director compensation, we consider both the high level of expertise and the time commitment that Board service requires.

Mr. Essner, our Chairman and Chief Executive Officer, was a Wyeth
employee during 2006 and did not receive any additional compensation for his Board service. Mr. Poussot, our President, Chief Operating Officer and Vice Chairman, did not serve on the Board in 2006 and will not receive any additional compensation for his Board service. The 2006 compensation for each of Messrs. Essner and Poussot is discussed below in the section entitled “Executive Compensation.”

Cash Compensation

In 2006, our non-employee directors were entitled to receive the following director fees:

Annual Retainer Fee

$
50,000

Annual Committee Service Fee

$
9,000

Committee Chairman Fee

$
5,000

Meeting Attendance Fee (Board or Committee)

$
1,050

Equity-Based Compensation

In 2006, our non-employee directors participated in our
2006 Non-Employee Director Stock Incentive Plan, which was approved by our stockholders in April 2006. This plan is designed, to the extent possible, to be aligned with the long-term incentive plans in which our employees and executives participate and to deliver, together with the other elements of our directors’ compensation program, compensation that is competitive with the director compensation of our peer companies. In 2006, each non-employee director received an annual grant of
1,200 deferred stock units. These units vest on the later of (1) the date that is 12 months and 30 days from the date of grant or (2) the date the director completes at least two years of continuous Board service. Delivery of shares subject to the units is deferred until the director terminates Board service.  In 2006, each non-employee director also received an annual grant of 3,500 stock options with an exercise price equal to the fair market value of our common stock on the date of grant. Each annual option grant vests on the earlier of (1) the day immediately prior to our next Annual Meeting of Stockholders, or (2) 12 months from the date of grant. However, if a director has not yet served for at least two continuous years on the Board, vesting will be delayed until he or she meets this service requirement. Options and deferred stock units also become immediately vested upon (1) the termination of the director’s service on the Board
(following at least two years of continuous service) on account of death or disability, (2) a change in control, or (3) the exercise of discretion by the Compensation and Benefits Committee to accelerate vesting.

Under our 1994 Restricted Stock Plan for Non-Employee Directors, each non-employee director was entitled to receive an initial grant of 800 shares of restricted stock and four subsequent annual grants of 800 shares of restricted stock for a total of 4,000 shares of restricted stock over a five-year period. These awards vest on the fifth anniversary of election to the Board and are subject to the terms and conditions of the plan, which includes a provision for the acceleration of vesting of outstanding restricted stock awards upon a change in control.
Non-employee directors first elected prior to April 27, 2006 continue to receive these annual awards until they receive a total of 4,000 shares. Non-employee directors first elected on or after April 27, 2006 do not receive these awards.
Four of our continuing non-employee directors received their 800 share annual grant in 2006 as scheduled under this plan.

Directors’ Deferral Plan

We also maintain our Directors’ Deferral Plan, under which non-employee directors’ fees may be deferred in amounts specified by each director who is not our current or former employee. The deferred amounts accrue interest, compounded quarterly, at a market rate set annually (equal to 120% of the applicable federal long-term rate) or may be allocated to phantom stock units on a quarterly basis. The plan also has a provision under which each non-employee director who was serving on the Board in May 1997 was credited with phantom stock units equal to the actuarial equivalent of the amount that the director would have been due at his or her earliest retirement date under the former retirement plan that was terminated upon creation of this plan, assuming the director had completed the vesting requirements under that former plan. Phantom stock units accrue dividend equivalents that are computed quarterly and are paid in cash upon withdrawal from the plan.

Other Benefits

During
2006, non-employee directors were entitled to participate in our medical, dental and vision plans by paying the full applicable premium. In 2006, non-employee directors were allowed to participate in our prescription drug plan at no premium cost and were reimbursed for the associated tax cost. This practice was discontinued effective January 1, 2007. Non-employee directors now are required to pay the full applicable premium to participate in our prescription drug plan. Directors also receive business travel and accident insurance coverage and participate in our charitable matching gift program, which currently provides that Wyeth matches 50%, up to a maximum of $12,500 per year, of charitable gifts by employees and directors.

Directors’ Compensation Table

The following table presents the compensation we paid to our non-employee directors for the fiscal year ended December 31, 2006. The table presents compensation information for all non-employee directors who served on our Board during 2006; however, Messrs. Carrión and McGuire served on the Board for only part of the year. Mr. Carrión retired in connection with our 2006 Annual Meeting of Stockholders on April 27, 2006 and Mr. McGuire was elected to the Board effective October 1, 2006.

Name

Fees Earned or Paid in Cash (1)($)

Stock Awards (2)($)

Option Awards (2)($)

All Other Compensation (3)($)

Total ($)

Richard L. Carrión

$
28,814

—

$
15,950

—

$
44,764

John D. Feerick

$
82,900

$
37,390

$
45,800

$
15,580

$
181,670

Frances D. Fergusson, Ph.D.

$
83,150

$
53,470

$
61,000

$
5,506

$
203,126

Victor F. Ganzi

$
72,650

$
33,040

$
18,690

$
808

$
125,188

Robert Langer, Sc.D.

$
82,100

$
65,150

$
45,800

$
17,928

$
210,978

John P. Mascotte

$
91,300

$
37,390

$
45,800

$
13,705

$
188,195

Raymond J. McGuire

$
13,556

—

—

—

$
13,556

Mary Lake Polan, M.D., Ph.D., M.P.H.

$
79,750

$
37,390

$
45,800

$
17,120

$
180,060

Gary L. Rogers

$
75,800

$
38,350

$
20,870

$
4,096

$
139,116

Ivan G. Seidenberg

$
80,800

$
37,390

$
45,800

$
12,500

$
176,490

Walter V. Shipley

$
78,950

$
37,390

$
45,800

$
9,330

$
171,470

John R. Torell III

$
79,750

$
37,390

$
45,800

$
3,580

$
166,520

(1)

Reflects the aggregate dollar amount of fees earned or paid in cash for services as a non-employee director, including annual retainer fees, annual committee service fees, fees for serving as a committee chairperson, and Board and committee meeting fees. Non-employee directors are permitted to defer director fees, and in 2006, under the Directors’ Deferral Plan, directors deferred the following amounts: $28,814 for
Mr. Carrión, $79,750 for Dr. Polan, $80,800 for Mr. Seidenberg and $78,950 for Mr. Shipley.

(2)

Represents the compensation cost in 2006 in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-Based Payment” (SFAS No. 123R), for
restricted stock and deferred stock units (in the case of the column entitled “Stock Awards”) and stock options (in the case of the column entitled “Option Awards”) granted in 2006 and prior years. Stock option expense is determined based upon the Black-Scholes option pricing model based on assumptions of 5.5 years expected life, expected volatility of 24.482% for options granted in 2006 and 33.372% for options granted in 2005, expected dividend yield of 2.07% for options granted in 2006 and 2.11% for options granted in 2005 and a risk free rate of 4.96% for options granted in 2006 and 3.99% for options granted in 2005, and is recognized pro rata over the vesting period. The expense for restricted stock and deferred stock unit awards is based upon the share price of our common stock on the grant date of the award and is recognized pro rata over the vesting period, along with dividend equivalents.

The following table shows equity grants awarded in 2006 to non-employee directors under the 1994 Restricted Stock Plan for Non-Employee Directors and the 2006 Non-Employee Director Stock Incentive Plan:

2006 Non-Employee Director Stock Incentive Plan

Grant Date Fair Value of Stock and Option Awards*

1994 Restricted Stock Plan for Non-Employee Directors

Grant Date

Deferred Stock Units

Stock Options

Name

Grant Date

Number of Shares

Grant Date Fair Value*

Number of Units

Grant Date Fair Value*

Number of Options

Exercise Price

Grant Date Fair Value*

Mr. Carrión

—

—

—

—

—

—

—

—

—

—

Mr. Feerick

—

—

—

4/27/2006

1,200

$
57,864

3,500

$
48.22

$
43,750

$
101,614

Dr. Fergusson

1/2/2006

800

$
37,200

4/27/2006

1,200

$
57,864

3,500

$
48.22

$
43,750

$
138,814

Mr. Ganzi

12/1/2006

800

$
38,800

4/27/2006

1,200

$
57,864

3,500

$
48.22

$
43,750

$
140,414

Dr. Langer

1/2/2006

800

$
37,200

4/27/2006

1,200

$
57,864

3,500

$
48.22

$
43,750

$
138,814

Mr. Mascotte

—

—

—

4/27/2006

1,200

$
57,864

3,500

$
48.22

$
43,750

$
101,614

Mr. McGuire

—

—

—

—

—

—

—

—

—

—

Dr. Polan

—

—

—

4/27/2006

1,200

$
57,864

3,500

$
48.22

$
43,750

$
101,614

Mr. Rogers

10/2/2006

800

$
40,296

4/27/2006

1,200

$
57,864

3,500

$
48.22

$
43,750

$
141,910

Mr. Seidenberg

—

—

—

4/27/2006

1,200

$
57,864

3,500

$
48.22

$
43,750

$
101,614

Mr. Shipley

—

—

—

4/27/2006

1,200

$
57,864

3,500

$
48.22

$
43,750

$
101,614

Mr. Torell

—

—

—

4/27/2006

1,200

$
57,864

3,500

$
48.22

$
43,750

$
101,614

*

Grant date fair value for restricted stock and deferred stock units was computed by multiplying the number of shares by the market value of our common stock on the grant date. The grant date fair value for stock options awards was developed using the Black-Scholes option pricing model in accordance with SFAS No. 123R. The grant date fair values were developed solely for the purpose of comparative disclosure in accordance with Securities and Exchange Commission rules using the same valuation model and assumptions as applied for purposes of our consolidated financial statements for the year ended December 31, 2006 and are not intended to predict future prices of our common stock or our future dividend distributions. The ultimate values of these equity awards will depend on the future market price of our common stock and cannot be forecast with reasonable accuracy. The actual value, if any, a holder will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised, and the actual value, if any, a holder will realize upon sale of restricted stock and the stock received upon conversion of deferred stock units will depend on the market value of our common stock on the date of sale.

The following table presents all outstanding stock option awards (exercisable and unexercisable) held at December 31, 2006 by each person who served as a non-employee director during 2006:

Name

Number of Securities Underlying Unexercised Options(#) Exercisable

Number of Securities Underlying Unexercised Options(#) Unexercisable

Option Exercise Price($)

Option Expiration Date

Mr. Carrión

4,000 4,000 4,000 4,000 4,000

$ $ $ $ $
56.5250 60.7050 41.0500 40.2200 43.5700

4/26/2011 4/25/2012 4/24/2013 4/22/2014 4/21/2015

Total:

20,000

—

Mr. Feerick

3,000 3,000 4,000 4,000 4,000 4,000 4,000

$ $ $ $ $ $ $
65.1875 56.5938 56.5250 60.7050 41.0500 40.2200 43.5700

4/22/2009 4/27/2010 4/26/2011 4/25/2012 4/24/2013 4/22/2014 4/21/2015

Total:

26,000

3,500

$
48.2200

4/27/2016

Dr. Fergusson

4,000

3,500

$ $
43.5700 48.2200

4/21/2015 4/27/2016

Mr. Ganzi

—

3,500

$
48.2200

4/27/2016

Dr. Langer

4,000 4,000

$ $
40.2200 43.5700

4/22/2014 4/21/2015

Total:

8,000

3,500

$
48.2200

4/27/2016

Mr. Mascotte

3,000 3,000 4,000 4,000 4,000 4,000 4,000

$ $ $ $ $ $ $
65.1875 56.5938 56.5250 60.7050 41.0500 40.2200 43.5700

4/22/2009 4/27/2010 4/26/2011 4/25/2012 4/24/2013 4/22/2014 4/21/2015

Total:

26,000

3,500

$
48.2200

4/27/2016

Mr. McGuire

—

—

—

—

Dr. Polan

3,000 3,000 4,000 4,000 4,000 4,000 4,000

$ $ $ $ $ $ $
65.1875 56.5938 56.5250 60.7050 41.0500 40.2200 43.5700

4/22/2009 4/27/2010 4/26/2011 4/25/2012 4/24/2013 4/22/2014 4/21/2015

Total:

26,000

3,500

$
48.2200

4/27/2016

Name

Number of Securities Underlying Unexercised Options(#) Exercisable

Number of Securities Underlying Unexercised Options(#) Unexercisable

Option Exercise Price($)

Option Expiration Date

Mr. Rogers

—

3,500

$
48.2200

4/27/2016

Mr. Seidenberg

3,000 3,000 4,000 4,000 4,000 4,000 4,000

$ $ $ $ $ $ $
65.1875 56.5938 56.5250 60.7050 41.0500 40.2200 43.5700

4/22/2009 4/27/2010 4/26/2011 4/25/2012 4/24/2013 4/22/2014 4/21/2015

Total:

26,000

3,500

$
48.2200

4/27/2016

Mr. Shipley

4,000 4,000 4,000 4,000 4,000

$ $ $ $ $
56.5250 60.7050 41.0500 40.2200 43.5700

4/26/2011 4/25/2012 4/24/2013 4/22/2014 4/21/2015

Total:

20,000

3,500

$
48.2200

4/27/2016

Mr. Torell

3,000 3,000 4,000 4,000 4,000 4,000 4,000

$ $ $ $ $ $ $
65.1875 56.5938 56.5250 60.7050 41.0500 40.2200 43.5700

4/22/2009 4/27/2010 4/26/2011 4/25/2012 4/24/2013 4/22/2014 4/21/2015

Total:

26,000

3,500

$
48.2200

4/27/2016

In addition,
at December 31, 2006, each non-employee director, other than Mr. McGuire, had 1,200 deferred stock units that had not yet vested; Dr. Fergusson, Mr. Ganzi and Mr. Rogers had 1,600 shares of restricted stock that had not yet vested; and Dr. Langer had 2,400 shares of restricted stock that had not yet vested.

(3)

Represents Wyeth’s matching contributions under our charitable matching gift program, premiums for prescription drug coverage, tax reimbursements relating to payment of such premiums and cash representing dividend equivalents for previously granted, but unvested, restricted stock awards received under our 1994 Restricted Stock Plan for Non-Employee Directors, as follows:

Name

Matching Gifts

Prescription Drug Plan

Reimbursement of Taxes

Dividend Equivalents

Total All Other Compensation

Mr. Carrión

—

—

—

—

—

Mr. Feerick

$
12,500

$
1,756

$
1,324

—

$
15,580

Dr. Fergusson

$
2,350

$
878

$
662

$
1,616

$
5,506

Mr. Ganzi

—

—

—

$
808

$
808

Dr. Langer

$
12,500

$
2,633

$
1,987

$
808

$
17,928

Mr. Mascotte

$
10,625

$
1,756

$
1,324

—

$
13,705

Mr. McGuire

—

—

—

—

—

Dr. Polan

$
12,500

$
2,633

$
1,987

—

$
17,120

Mr. Rogers

—

$
1,756

$
1,324

$
1,016

$
4,096

Mr. Seidenberg

$
12,500

—

—

—

$
12,500

Mr. Shipley

$
6,250

$
1,756

$
1,324

—

$
9,330

Mr. Torell

$
500

$
1,756

$
1,324

—

$
3,580

MEETINGS AND COMMITTEES OF OUR BOARD

Board
Meetings

During 2006, there were six Board meetings. Each
member of our Board attended at least 75% of the meetings of the Board and Committees on which such director was a member that were held during the period for which he or she was a director in 2006. In addition, all of the incumbent directors attended the 2006 Annual Meeting.

Committees of Our Board

Our Board has, as standing committees, an Audit Committee, a Compensation and Benefits Committee, a Nominating and Governance Committee, a Corporate Issues Committee, and a Science and Technology Committee. The members of these standing committees are all non-employee independent directors. The charters of each of the standing Committees can be found at the Corporate Governance section of our website at www.wyeth.com. The following table shows the directors serving on each of these Committees, including the Executive Committee of which Mr. Essner is a member, together with the number of Committee meetings in 2006.

Committee

Members

Number of Meetings in 2006

Audit

  John D. Feerick, Chairman   Victor F. Ganzi*   John P. Mascotte*
 Gary L. Rogers   John R. Torell
III

7

Compensation and Benefits

Ivan G. Seidenberg, Chairman Victor F. Ganzi John P. Mascotte Gary L. Rogers Walter V. Shipley

8

Nominating and Governance

  John P. Mascotte, Chairman   John D. Feerick   Frances D. Fergusson,
Ph.D.   Robert Langer, Sc.D.   Mary
Lake Polan, M.D., Ph.D., M.P.H. Walter V. Shipley

5

Corporate Issues

John R. Torell III, Chairman Frances D. Fergusson, Ph.D. Robert Langer, Sc.D. Mary Lake Polan, M.D., Ph.D., M.P.H. Ivan G. Seidenberg

2

Science and Technology

  Mary Lake Polan, M.D., Ph.D., M.P.H.,
Chairman Frances D. Fergusson, Ph.D. Robert Langer, Sc.D.

2

Executive

Robert Essner, Chairman John P. Mascotte Ivan G. Seidenberg

0**

*

Each of Victor F. Ganzi and John P. Mascotte has been determined by the Board to be an “audit committee financial expert” as defined under applicable
Securities and Exchange Commission rules and “independent”

as required by New York Stock Exchange Corporate Governance Standards. Mr. Ganzi practiced as a Certified Public Accountant at a national public accounting firm, was the managing partner of a large law firm, and served as chief financial and legal officer of Hearst, among many other qualifications. Mr. Mascotte is a Certified Public Accountant, was a tax specialist at a national public accounting firm and has served as chief executive officer of Blue Cross and Blue Shield of Kansas City, Inc. and The Continental Corporation, among many other qualifications.

**

The Executive Committee acted on one occasion in 2006 between Board meetings by unanimous written consent. All action taken by the Executive Committee was specifically delegated in advance and ratified by the full Board.

Audit Committee

The Audit Committee
consists of directors who our Board has determined satisfy the definition of “independent directors” under New York Stock Exchange Corporate Governance Standards and the Wyeth Corporate Governance Guidelines and the
independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Audit Committee is a separately designated standing Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Key functions of the Audit Committee include:

•

hiring (subject to ratification by the stockholders) and approving the fees of our independent registered public accounting firm;

•

pre-approving non-audit services and evaluating performance and independence of our independent registered public accounting firm;

•

reviewing and discussing our periodic financial statements, other disclosure and risk management and control policies and procedures, as appropriate, with management and our independent registered public accounting firm and ensuring the integrity of the financial reporting process and compliance with applicable laws and accounting initiatives;

•

reviewing and approving, ratifying or making recommendations to the Board regarding related person transactions as defined under applicable disclosure regulations to the extent not delegated to another committee of the Board; and

•

issuing an annual report of the Audit Committee for inclusion in the proxy statement.

The Committee’s functions are contained in its charter, which can be found on our website at www.wyeth.com. In addition, see the Report of the Audit Committee and the section below entitled “Independent Registered Public Accounting Firm’s Fee Summary” in this proxy statement for additional detail on the Committee’s functions.

Compensation and Benefits Committee

The Compensation and Benefits Committee consists of directors who our Board has determined satisfy the definition of “non-employee directors” under applicable federal securities laws, “outside directors” under
Section 162(m) of the U.S. Internal Revenue Code and “independent directors” under New York Stock Exchange Corporate Governance Standards and the Wyeth Corporate Governance Guidelines.

The Committee assists the Board of Directors in establishing the compensation of our executive officers and setting the overall compensation philosophy and objectives for our Company and is actively involved in designing, reviewing and updating, as appropriate, our compensation programs.

Key functions of the Compensation and Benefits Committee include:

•

evaluating performance of, and recommending to the Board the salaries of, our executive officers and other senior executives;

•

  administering our incentive compensation and equity incentive plans, overseeing other benefit plans and approving performance targets related to compensation programs;

•

establishing and administering performance-based compensation programs under Section 162(m) of the Internal Revenue Code; and

•

periodically evaluating the competitiveness of our compensation practices and incentive, retirement and other plans.

The Committee’s functions are contained in its charter, which can be found on our website at www.wyeth.com.

Compensation
decisions for our principal corporate officers, including all of our named executive officers, typically are made by the Compensation and Benefits Committee, with some decisions being made by the full Board upon recommendations from the Compensation and Benefits Committee. In this proxy statement, we refer to the executive officers included in the compensation tables as our named executive officers. The Committee meets regularly throughout the year, with agendas for meetings established through consultation among the Committee’s chairman, our Corporate Secretary and senior management. Meetings are regularly attended by our Chairman and Chief Executive Officer; our President, Chief Operating Officer and Vice Chairman; our Chief
Financial Officer and Vice Chairman; our Senior Vice President—Human Resources; and our Corporate Secretary. At each meeting, the Committee also meets in executive session without any members of management present.

Through authority granted to the Compensation and Benefits Committee in its charter, the Compensation and Benefits Committee engages Hewitt Associates LLC, an independent, nationally recognized compensation consulting firm, to assist it in evaluating our compensation programs, in setting executive officer compensation, and in assessing developments and trends in the compensation and benefits arenas and their potential effects on Wyeth and our plans, as well as to advise the Compensation and Benefits Committee on specific matters related to executive compensation.
The Committee has sole responsibility for engaging this firm. This firm regularly provides reports to the Compensation and Benefits Committee regarding competitive compensation data and developments and trends. This firm also participated in all
2006 Compensation and Benefits Committee meetings. The Committee meets routinely with this firm in executive session. The Committee regularly monitors any other services that this firm may provide to our Company in order to ensure that its independence is not compromised and requires that any new or expanded assignments given by management to this firm be disclosed first to the Committee.

The Committee meets regularly with our Chairman and Chief Executive Officer, who makes recommendations to the Committee regarding the base salaries, annual cash incentive awards and long-term equity incentive awards for our principal corporate officers other than the Chairman and Chief Executive Officer. Our Chairman and Chief Executive Officer provides a compensation recommendation to the
Committee for each of these officers, which then considers the recommendations in consultation with its independent compensation consultant. For our Chairman and Chief Executive Officer, the Committee acts in consultation with such consultant and without any input from our Chairman and Chief Executive Officer or any other member of management.

In making compensation decisions, the Committee is provided for its review at each meeting current data on base salaries, annual cash incentive awards and long-term equity incentive awards for each named executive officer as well as our principal corporate officers when necessary, together with peer competitiveness data. In addition, the Committee is provided with Mr. Essner’s compensation history since May 2001, when he was first appointed Chief Executive Officer, and a five-year history of base salary, annual cash incentive awards and long-term equity incentive awards for our other named executive officers.

In setting the levels of base salary, annual cash incentive awards and long-term incentive opportunities, the Compensation and Benefits Committee’s consultant provides an analysis of compensation practices for similarly situated positions at the peer group of pharmaceutical companies identified in the section entitled “Executive Compensation—Compensation Discussion and Analysis.” This analysis includes competitive information regarding each element of compensation as well as total cash compensation and overall compensation (i.e., cash and non-cash compensation).

In making compensation decisions, the Committee also reviews a written management report that includes a discussion of financial results, research and development, operational efficiency, community relations, talent management, status of litigation, manufacturing performance and other key developments and considers a variety of factors relating to Company and individual performance. In addition, the Committee reviews management’s business plan for the Company during the first quarter of each year and, with the assistance of management, tracks performance against the plan during the year, including through research and development reviews. At the end of each year, both the Committee and the Board, together with management, review the Company’s performance versus the plan. See the section below entitled
“Executive Compensation—Compensation Discussion and Analysis” for additional information regarding the Committee’s determinations regarding compensation.

In administering our incentive compensation and equity incentive plans and overseeing our other benefit plans, the Committee may delegate authority for administration of these plans to our Chairman and Chief Executive Officer or to any other committee, to the extent permitted under law, and under conditions and limitations as the Board and Committee may from time to time establish. However, our equity incentive plans prohibit any such delegation to such a committee with respect to awards to individuals subject to Section 16 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

Messrs. Seidenberg, Ganzi, Mascotte, Rogers and Shipley served on the
Compensation and Benefits Committee during 2006. There were no Compensation and Benefits Committee interlocks during 2006.

Nominating and Governance Committee

The Nominating and Governance Committee consists of directors who our Board has determined satisfy the definition of “independent directors”
under New York Stock Exchange Corporate Governance Standards and the Wyeth Corporate Governance Guidelines.

Key functions of the Nominating and Governance Committee include:

•

establishing criteria and procedures for recommending director candidates to the Board, including those submitted by stockholders;

•

having sole authority to hire search firms to identify Board candidates;

•

making recommendations to the Board on the functions and size of Board Committees;

•

  overseeing other corporate governance matters, including the evaluation of the functioning of the Board and recommending corporate governance principles; and

•

annually evaluating the charters of each of the Board Committees.

The Committee also acts as a screening and nominating committee for candidates considered for nomination by the Board for election as directors. In this capacity the Committee considers the composition of the Board with respect to many factors, including the balance of expertise and professional experience. The Committee evaluates prospective nominees identified on its own initiative as well as candidates referred or recommended to it by Board members, management, stockholders or search companies. The Committee uses the same criteria for evaluating candidates recommended by stockholders in accordance with the procedures described below as it does for those proposed by other Board members, management and search companies. The Committee’s Criteria and Procedures for Board Candidate Selection for the Board of Directors are attached to this proxy statement as Appendix A.

Stockholders may
submit names of qualified candidates for service on the Board of Directors along with detailed information on their backgrounds to our Corporate Secretary for referral to the Committee. Under our By-laws, nominations for elections to be held at an annual meeting must be received no later than 90 days prior

to the anniversary date of the immediately preceding annual meeting, which is January 27, 2008 for the 2008 annual meeting. In the case of elections to be held at a special meeting, nominations must be received no later than the 10th day following the date notice is first given to stockholders of the special meeting.

The Committee’s functions are contained in its charter, which can be found on our website at www.wyeth.com. In addition, please see the Report of the Nominating and Governance Committee on Corporate Governance Matters in this proxy statement for additional detail on the Committee’s functions.

Corporate Issues Committee

The Corporate Issues Committee consists of directors who our Board has determined satisfy the definition of
“independent directors” under New York Stock Exchange Corporate Governance Standards and the Wyeth Corporate Governance Guidelines.

Key functions of the Corporate Issues Committee include:

•

reviewing our major public and social policies, practices and programs and making recommendations to the Board as appropriate on public issues, including environmental, health and safety matters, employment practices, charitable contributions and community outreach, and political contributions; and

•

reviewing and making recommendations regarding stockholder proposals relating to public and social issues.

The Committee’s functions are contained in its charter, which can be found on our website at www.wyeth.com.

Science and Technology
Committee

The Science and Technology Committee
consists of directors who our Board has determined satisfy the definition of “independent directors” under New York Stock Exchange Corporate Governance Standards and the Wyeth Corporate Governance Guidelines.

Key functions of the Science and Technology Committee include:

•

  reviewing and reporting to the Board regarding scientific matters relating to our research and development programs and technology initiatives;

•

  reviewing our ability to acquire and maintain innovative science and technology through mechanisms including, but not limited to, acquisitions, collaborations and alliances; and

•

periodically reviewing our pharmaceutical product pipeline.

The Committee’s functions are contained in its charter, which can be found on our website at www.wyeth.com.

Executive Committee

The Executive Committee is authorized, under our By-laws, during the intervals between Board meetings, to perform all duties and exercise all powers of the Board except those that are required by law, our Certificate of Incorporation or our By-laws to be performed or exercised by the entire Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors, and owners of more than 10% of our securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and Wyeth. Most transactions are reportable within two business days of the transaction and are required to be filed electronically with the Securities and Exchange Commission through its EDGAR system. To facilitate compliance, we have undertaken the responsibility to prepare and file these reports on behalf of our executive officers and directors. Based upon inquiries made of our directors and executive officers and a review of the filings made on their behalf during 2006 and our Company records, we believe that all reports were timely filed except that four open market sales involving a total of 26 shares made under a broker-controlled discretionary account for the benefit of Raymond J. McGuire on October 25, 2006, October 30, 2006, November 7, 2006 and November 21, 2006 (shortly after his election to our Board) were reported on a Form 4 filed on February 28, 2007.

SECURITIES OWNED BY MANAGEMENT

The table below shows the numbers of shares of our common stock beneficially owned on January 25, 2007, by:

•

each of our current directors;

•

each executive officer named in this proxy statement; and

•

all of our current directors and executive officers as a group.

We calculate beneficial ownership by including shares owned in each director’s or executive officer’s name (or by any member of his or her immediate family sharing his or her home). We also count shares held by a broker for the benefit of the officer or director and securities which the officer or director could purchase within 60 days (such as exercisable stock options that are listed in a separate column). Amounts shown below do not include phantom stock units (as they are not “beneficially owned” under applicable rules) or additional shares acquired after January 25, 2007, except that shares of common stock issued to the executive officers in February 2007 upon conversion of certain performance share unit awards that are described in the section below entitled “Executive Compensation—Option Exercises and Stock
Vested in 2006” have been included. Amounts shown in the table below include common stock that has been earned, the receipt of which has been deferred into the restricted stock trust. No director or executive officer owns shares of our preferred stock.

Name of Beneficial Owner

Common Stock

Exercisable Options

Percent of Class

Directors

Robert Essner

1,008,392
(1)

3,156,600

*

John D. Feerick

6,689
(2)

26,000

*

Frances D. Fergusson, Ph.D.

3,619
(3)

4,000

*

Victor F. Ganzi

12,819
(4)

—

*

Robert Langer, Sc.D.

4,419
(5)

8,000

*

John P. Mascotte

9,889
(2)

26,000

*

Raymond J. McGuire

47

—

*

Mary Lake Polan, M.D., Ph.D., M.P.H.

6,718
(2)

26,000

*

Bernard Poussot

283,614
(6)

634,900

*

Gary L. Rogers

2,819
(4)

—

*

Ivan G. Seidenberg

6,856
(2)

26,000

*

Walter V. Shipley

7,603
(2)

20,000

*

John R. Torell III

6,589
(7)

26,000

*

Named Executive Officers

Kenneth J. Martin

283,421
(8)

600,702

*

Robert R. Ruffolo, Jr., Ph.D.

209,840
(9)

346,102

*

Joseph M. Mahady

201,753
(10)

393,933

*

All executive officers and directors as a group (26 persons)

2,635,000
(11)

8,015,506

*

*

Less than one percent (1%), including exercisable options.

(1)

Includes 17,558 shares owned jointly with his spouse and 932,479 shares held in the restricted stock trust.

(2)

Includes 4,000 shares of restricted stock awarded under our 1994 Restricted Stock Plan for Non-Employee Directors and 1,200 deferred stock units awarded under our 2006 Non-Employee
Director Stock Incentive Plan (in each case, plus accrued dividend equivalents) held by a trust called the “restricted stock trust” for the benefit of certain of our executive officers and non-employee directors under which they have sole voting power but do not have the power to sell except in certain limited circumstances.

(3)

Represents 1,200 deferred stock units awarded under our 2006 Non-Employee Director Stock Incentive Plan (plus accrued dividend equivalents) held by the restricted stock trust and
2,400 shares of restricted stock awarded under our 1994 Restricted Stock Plan for Non-Employee Directors.

(4)

Includes or, in the case of Mr. Rogers, represents 1,200 deferred stock units awarded under our 2006 Non-Employee Director Stock Incentive Plan (plus accrued dividend equivalents) held by the restricted stock trust and 1,600 shares of restricted stock awarded under our 1994 Restricted Stock Plan for Non-Employee Directors.

(5)

Represents 1,200 deferred stock units awarded under our 2006 Non-Employee Director Stock Incentive Plan (plus accrued dividend equivalents) held by the restricted stock trust and
3,200 shares of restricted stock awarded under our 1994 Restricted Stock Plan for Non-Employee Directors.

(6)

Includes 7,982 shares owned jointly with his spouse and 247,218 shares held in the restricted stock trust.

(7)

Represents 4,000 shares of restricted stock awarded under our 1994 Restricted Stock Plan for Non-Employee Directors, 1,200 deferred stock units awarded under our 2006 Non-Employee
Director Stock Incentive Plan (plus accrued dividend equivalents) held by the restricted stock trust and 700 shares owned by Mr. Torell’s spouse.

(8)

Includes 251,564 shares held in the restricted stock trust.

(9)

Represents 209,840 shares held in the restricted stock trust.

(10)

Includes 190,585 shares held in the restricted stock trust.

(11)

Includes 2,156,111 shares held in the restricted stock trust.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our compensation programs are designed to motivate our employees to work toward achievement of our key objectives of bringing to the world products that improve lives and delivering outstanding value to our customers and stockholders. At Wyeth, we believe our people are our greatest assets, and employees who share our mission, vision and values are critical to our success. Attaining our key business and strategic goals depends on attracting, retaining and motivating quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and our employees are by necessity and design highly educated, dedicated and experienced.

The driving
philosophy and objectives behind our executive compensation programs are:

•

to attract and retain outstanding employees;

•

to motivate our employees to achieve our business and strategic goals, both financial and operational;

•

to reflect our “pay-for-performance” culture; and

•

to compete successfully with peer and other companies in our industry for key talent.

We seek to provide a total compensation package that implements our philosophy and objectives through the four key components of our compensation program—base salaries, annual cash incentive awards (i.e., bonus), long-term equity incentive awards and post-employment benefits (we also offer limited perquisites), which we determine both individually and in the context of total compensation. We have designed our compensation package to reward both superior Company and individual performance and long-term service with Wyeth.

Our Board of Directors has a proactive Compensation and Benefits Committee.
This Committee sets the overall compensation philosophy and objectives for our Company and is actively involved in designing our compensation programs. The Committee not only reviews and recommends to the Board the various elements of compensation, benefits and the total compensation package provided to our principal corporate officers but also specifically reviews and approves corporate goals and objectives for our Chief Executive Officer and evaluates his performance in light of those goals.
The Committee meets regularly with our Chairman and Chief Executive Officer, who makes recommendations to the Committee regarding the base salaries, annual cash incentive awards and long-term equity incentive awards for our named executive officers other than our Chief Executive Officer. The Committee, all of the members of which are independent directors, also meets in executive session at each meeting without management present. The composition and functions of the Compensation and Benefits
Committee are discussed further in the section above entitled “Meetings and Committees of Our Board—Compensation and Benefits Committee.”

Each Element of Compensation Supports Our Compensation Philosophy and Objectives

Attracting and retaining outstanding employees:

We offer base salaries, which represent the annual guaranteed component of our compensation program, to ensure that we provide a level of income security commensurate with prevailing norms for incumbents in similar jobs within our peer group. We seek to attract team-oriented, performance-driven employees with the incentive-based components of our compensation program. Newly hired executives typically are offered an initial long-term equity incentive award as a recruitment and initial motivational tool.

We seek to reward employees for both long-term focus and service with our Company. This reflects the critical importance to our long-term vitality and profitability of making large, long-term investments in drug discovery and innovation that are not expected to have near-term results. We maintain defined benefit pension plans that reward long-term service with our
Company, as well as defined contribution savings plans, in an effort to provide executives with a level of post-employment income consistent with their contribution to Wyeth’s success over their Wyeth careers.

Motivating our employees to achieve our business and strategic goals and reflecting our “pay-for-performance” culture:

We have a “pay-for-performance” philosophy that we believe is reflected in our compensation programs. Through annual cash incentive awards and equity-based long-term incentive awards, we tie a substantial portion of total compensation to Company and individual performance. We do this because we believe our executives should be compensated commensurate with the success of our Company and the executive’s contribution to that success. In order to maximize its incentive effect, we have structured our performance-based compensation to involve a mix of value opportunities and performance measures; i.e., a portion of the value is formulaic based on actual financial performance against pre-set targets and total stockholder return versus our peers (performance share unit awards); a portion of the value is tied to increases in our stock price in alignment with our stockholders (stock options); and a portion of the value is discretionary based on the
Compensation and Benefits Committee’s assessment of both Company performance versus financial and other objectives and individual executive performance (annual cash incentive awards).

We pay annual cash incentive awards to establish, prioritize and communicate to executives the essential indicators of success in a given year, as well as to encourage our executives to make decisions that improve performance with respect to essential value drivers, such as earnings per share, operational cost efficiencies and effectiveness, improvements in research and development, and talent management. Our stock options and performance share unit awards align the interests of our executives with those of our stockholders. Because we only make option grants with an exercise price at the current market price of our common stock on the date of grant, an executive does not realize any compensation from stock options unless our stockholders enjoy an increase in share price following the date of grant. Similarly, as discussed in greater detail below, our 2006 performance share unit awards may be converted to between 0% and 200% of a pre-set target number of shares of our common stock (one share per unit) based on a combination of performance criteria.

For 2006, approximately 80% of our Chairman and Chief
Executive Officer’s compensation and an average of approximately 78% of our other named executive officers’ compensation shown on our “Summary Compensation Table” consisted of performance-based compensation.

Competing successfully with peer and other companies in our industry for key talent:

We review data that compares the
compensation paid or awarded to our senior executives, including our named executive officers, to that paid or awarded to similarly situated executives at a peer group of pharmaceutical companies consisting of Abbott Laboratories, Amgen Inc.,
Bristol-Myers Squibb Company, Eli Lilly and Company, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc. and Schering-Plough Corporation. Beginning with the determination of the base salary increases effective in January 2007, we also have included GlaxoSmithKline plc in this benchmark group. We have selected this peer group because these companies engage in a similar type and breadth of activities and products and have a similar complexity of operations and geographic scale as Wyeth, and we compete with them for key experienced talent. For our Senior Vice President and President, Wyeth Research, we review data on a broader group of multinational pharmaceutical companies that also include AstraZeneca PLC,
Hoffmann-La Roche Inc., Novartis AG, and Sanofi-Aventis. We believe this peer information is an important factor in ensuring the competitiveness of our total compensation and the manner in which we allocate compensation among the different elements.
Hewitt Associates LLC and other sources, including Towers Perrin, Inc., Organization Resources Counselors, Inc. and Mercer Human Resources Consulting LLC, provide this information.

Key Changes in 2006 and Early 2007

As part of its role, the Compensation and Benefits Committee continually reviews our compensation programs and, from time to time, makes changes that are designed to better serve our compensation philosophy and objectives, to reflect current industry practice, to comply with changes in law, rules and regulations or to adopt best practices. As a result of these efforts, we made the following key changes to our compensation and benefits programs in 2006 and early 2007:

Performance Share Unit Awards. In order to enhance the long-term nature of our performance share unit awards, in 2006 we changed the metrics used to determine the number of shares to be received upon conversion of these awards. As a result, beginning with our performance share unit awards granted in 2006, the ultimate number of shares to be received upon conversion of these awards is determined on the basis of (1) earnings per share (EPS) for the second full year following the year in which the grant was made (i.e., 2008 for the 2006 awards) and (2) the total stockholder return ranking for a three-year measurement period beginning on January 1 in the year of grant through December 31 in the second year following the year in which the grant was made (i.e., January 1, 2006-December 31, 2008 for the 2006 awards). We believe that basing the number of shares received upon conversion of these awards primarily on earnings per share with total stockholder return ranking as an additional factor reflects two important sets of corporate objectives: first, earnings per share targets, which enable us to measure Company performance against our internal goals and expectations of the financial community, and second, total stockholder return ranking, which directly measures our share price and dividend performance against that of our peer companies. For a description of performance share unit awards granted prior to 2006, see the notes to the table below entitled “—Outstanding Equity Awards at 2006 Year-End.”

New Change in Control Severance Agreements. In connection with our ongoing review of compensation practices and following a detailed analysis of the competitiveness of these agreements, in August 2006 we notified our executives and other employees with whom we maintain change in control severance agreements that the change in control severance agreements first instituted in 1998 would not be extended beyond December 31, 2008, the earliest termination date then permitted by the agreements. In connection with that notice, we also entered into replacement change in control severance agreements that would apply to change in control transactions occurring on or after January 1, 2009, in the case of executives who were party to existing agreements, and immediately, in the case of newly eligible executives. The Compensation and Benefits Committee determined that while the change in control severance agreements remained important in attracting and retaining key executives in light of industry consolidation and the competitive environment, the level of benefits under the 1998 agreements could be reduced without compromising the retention of our key employees or our competitiveness in attracting key talent. As a result, the changes generally reduce the benefits available to senior managers and other key employees. Refer to “—Potential Payments upon Termination or Change in Control” for a summary of the key provisions of these agreements.

Stock Incentive Plans. To reflect changing industry practice, in November 2006, the Board amended our stock incentive plans to change the definition of fair market value, such that the exercise price of all future stock option grants must be set at or above the closing price of our common stock on the date of grant rather than at or above the mean of the high and low stock prices on the date of grant. See “—Timing of Equity Grants and Equity Grant Policy” below.

Pension Sensitivity Analysis. In addition to its annual review of pension benefits, the Compensation and Benefits Committee began utilizing a tool to quantify more precisely the effect of base salary increases and annual cash incentive awards for named executive officers on pension benefits.

Employment Agreement with Our Chairman and Chief Executive Officer. In January 2007, we entered into an employment agreement with
Mr. Essner, our Chairman and Chief Executive Officer, in order to secure his continued services and his agreement that, following termination of his employment, he will assist us with litigation and regulatory matters and refrain from competing against our Company. The Board determined that it was important to enter into this agreement in order to facilitate a smooth transition of leadership following termination of Mr. Essner’s employment and to secure these post-employment commitments from Mr. Essner. See “—Potential Payments upon Termination or Change in
Control” for a description of this agreement.

Determination of Total
Compensation and Allocation among Each Element in 2006

The Compensation and Benefits Committee makes compensation decisions on an element-by-element basis at different points in time during the year. However, the Committee makes each decision as part of the total compensation package awarded to each executive and its relationship to the other elements of compensation. In connection with these determinations, the Committee reviews the items and engages in the processes described above under “Meetings and Committees of Our
Board—Compensation and Benefits Committee.” The Committee meets in executive session for all compensation decisions made for our Chairman and Chief Executive Officer. In setting the levels of base salary, annual cash incentive awards and long-term incentive opportunities, the Committee considers analyses of peer company data regarding each element of compensation as well as total cash compensation and overall compensation (i.e., cash and non-cash compensation).

While the Committee considers the compensation awarded to our named executive officers in prior years, the Committee bases current compensation decisions primarily on the current business environment and performance of each executive and his or her role in the overall performance of the Company during the subject period.

Base Salary

We typically set base salaries of named executive officers at or near the median for our peer group. Our Chairman and Chief Executive Officer recommends annual increases, if any, for the other named executive officers based on each executive’s individual performance during the prior year, overall trends in the marketplace and the executive’s potential for advancement. These recommendations are reviewed, modified if deemed appropriate, and then adopted by the Compensation and Benefits Committee in consultation with its independent compensation consultant. For our Chairman and Chief Executive Officer, the Committee acts in consultation with such consultant and without any input from our Chairman and Chief Executive Officer or any other member of management.

Base salaries for senior executives are set each November and apply for the entire following calendar year, except in special circumstances, such as when an executive is promoted or receives increased responsibilities during that year, as was the case for the promotions of Mr. Poussot to President and Vice Chairman and
Mr. Martin to Chief Financial Officer and Vice Chairman in April 2006 and the promotion of Mr. Mahady to Senior Vice President, Wyeth and President—Global Business, Wyeth Pharmaceuticals in February 2007.

In November 2005 the Compensation and Benefits Committee recommended, and the
Board granted, base salary increases for 2006 of 4.5% for each of our named executive officers other than our Senior Vice President and President, Wyeth Research, who received a base salary increase of 7% to bring his base salary closer to the median for the peer group described on page 23. The Committee based these determinations on its review of the analyses described above and competitiveness to the peer group of companies described above. With respect to our named executive officers other than our Chairman and Chief Executive Officer, the Committee considered the recommendations made by our Chairman and Chief Executive Officer, which were based on both Company and individual performance.

Company Performance Factors. In making the salary
determinations for all named executive officers, the Committee noted a number of critical Company-performance factors. In particular, the Committee noted our worldwide net revenue growth of 10% for the first nine months of 2005 over the same period in the prior year,

driven by the growth of Effexor, Protonix, Prevnar, Enbrel, Zosyn and Rapamune, and the increases of 18% in net income and 17% in diluted earnings per share, before certain significant items, for the 2005 first nine months over the same period in the prior year. The Committee also considered the increase in our quarterly dividend, first payable in December of
2005, by 9% per share, which constituted our first dividend rate increase since 1999, and our repatriation of $3.1 billion of foreign earnings in 2005. In addition, the Committee noted our management of the diet drug litigation and the achievement of Federal District Court approval of the Seventh Amendment to the Nationwide Class Action Settlement Agreement, the continued occurrence of new research developments in accordance with our goals, the opening of our Grange Castle biotech production facility in September 2005 and the launch of Tygacil in July 2005.

Chief Executive Officer. In determining the 2006 salary increase for our Chairman and Chief Executive Officer, the Committee evaluated Mr. Essner’s individual performance as a leader and manager and reviewed overall corporate performance, noting Mr. Essner’s leadership skills and performance in his roles as Chairman and Chief Executive Officer. The Committee reviewed and considered the base salary peer company analyses described above (including a sensitivity analysis indicating the positioning of his salary level relative to the salary levels of chief executive officers at our peer companies assuming a variety of salary increases), Mr. Essner’s compensation history in his role as Chief Executive Officer and an analysis of Mr. Essner’s salary compared with that of our next most senior executive officers relative to like information at our peer companies. The Committee also considered Mr. Essner’s tenure as our Chief Executive Officer, seeking to place his salary at or near the median as a reflection of his development and increased experience, as compared with his first year as Chief Executive Officer when his salary was below the median.

2007 Salary
Increases. In November 2006, the Compensation and Benefits Committee recommended and the Board of Directors approved base salary increases for our named executive officers that became effective at the beginning of 2007.
These increases represent an increase of 4% for each of our named executive officers over his 2006 base salary. In making these determinations, the Committee considered a number of factors, including a peer group competitive analysis and a review of the performance of the named executive officers in the management of the risks faced by our Company, including the diet drug litigation and manufacturing challenges. Critical factors in making this determination included a review of the financial results for the 2006 first nine months, including the increases in our net revenue and net income and diluted earnings per share, before certain significant items, the increase in our quarterly dividend rate, the progress in the resolution of our diet drug litigation, and research and development achievements.

Annual Cash Incentive Awards

The
Compensation and Benefits Committee’s objective for total cash compensation (i.e., salary and annual cash incentive awards) is to reward achievement of our financial and other objectives and to compensate senior executives generally at or near the median when compared with levels paid to similarly situated executives at our peer companies. It is our philosophy that, for years in which our performance is among our peer group leaders, senior executives should receive annual cash incentive compensation that raises their level of cash compensation to the top quartile of the competitive market.

The Compensation and Benefits Committee determines the annual cash incentive awards payable to our named executive officers, which are paid following completion of the fiscal year (following receipt of our audited results). These awards are then ratified by the Board. While the Executive Incentive Plan sets the maximum amount for any individual annual cash incentive award (two-tenths of one percent of consolidated net income, if any, as adjusted for unusual or infrequent items), each executive is evaluated based on his or her individual performance and contribution to overall Company performance, and the Compensation and Benefits
Committee has discretion (subject to the maximum award amount) to determine the annual cash incentive award to be paid to each executive. Annual cash incentive awards to our named executive officers typically are set at a level of up to 200% of their base salaries. Our annual cash incentive awards are reported in the “Summary Compensation Table” as non-equity incentive plan compensation.

In connection with annual cash incentive awards, the Compensation and Benefits Committee reviews management’s business plan for the Company during the first quarter of each year and, with the assistance of management, tracks performance against the plan during the year, including through research and development reviews. The key considerations in the business plan include financial goals for the Company (including EPS, cash flow, performance versus budget, capital targets and major capital projects), product performance objectives (including sales goals, market share growth and volume growth), and key research and development milestones (including targets for new development track compounds, regulatory submissions and product approvals). At the end of each year, both the Committee and the Board, together with management, review the Company’s performance versus the plan and also consider additional factors, such as unanticipated events like major litigation.

Annual cash incentive awards are not based on a formulaic approach, and the Committee does not set a specific target for these awards. While the achievement of our financial goals for our Company overall (primarily achievement of our EPS target) generally is the most significant consideration in determining annual incentive awards under our Executive Incentive Plan, many other factors are considered by the Committee. The Committee considers peer competitiveness data as a guide to the range of potential awards; however, awards are based on the Committee’s assessment of Company and individual performance.

In early 2007, the Compensation and Benefits Committee made its determinations of the annual cash incentive awards for our senior executives for the 2006 performance year based on a variety of factors, including divisional and overall performance and the competitiveness of total cash compensation based on the analyses described above. For our named executive officers, other than our Chairman and Chief Executive Officer, the Compensation and Benefits Committee considered and discussed the recommendations made by our Chairman and Chief Executive Officer, which were based on both Company and individual performance.

Company Performance Factors. The Committee noted several important Company-performance factors in making determinations of 2006 annual cash incentive awards for all of our named executive officers. In particular, the
Committee noted that our worldwide net revenue increased 9% for 2006 driven by the growth of Prevnar, Enbrel, Effexor, Nutritionals, the Premarin family of products and Protonix and that our net income and diluted earnings per share, before certain significant items and assuming the expensing of stock options in 2005, increased 14.7% and 14.2%, respectively, for 2006. In addition, the Committee considered that Wyeth’s stockholder return, including dividends reinvested, for the period from January 1, 2006 through December 31, 2006, increased 12.9%, outperforming the peer group index by five percentage points, and that we increased our quarterly dividend, first payable in December of
2006, by 4% per share. The Committee also considered as important the six regulatory filings that we made in 2006 for four potential new pharmaceutical products and the letter of substantial compliance received from the U.S. Food and Drug
Administration (FDA) regarding our manufacturing consent decree. The Committee balanced these achievements with a review of the FDA Warning Letter that we received in 2006 with regard to our Guayama, Puerto Rico manufacturing facility.

Chief Executive Officer. In setting the 2006 annual
cash incentive award for our Chairman and Chief Executive Officer, the Committee sought to pay an award that placed our Chairman and Chief Executive Officer’s total cash compensation (i.e., annual cash incentive award together with salary) at a level consistent with Company and individual performance, market practices and tenure in the position. Among other things, the Committee also considered Mr. Essner’s historical annual cash incentive awards in the context of Company performance, as well as the annual cash incentive awards and total cash compensation paid to chief executives at our peer companies. In making its determination, the Committee took into account Company performance since Mr. Essner became Chief
Executive Officer in 2001, with annual net income increasing by over 50% from 2001 to 2006. The Committee also considered Mr. Essner’s extraordinary performance as a leader both of our Company and our industry, including the positive impact on our corporate reputation resulting from his chairmanship of Pharmaceutical Research and Manufacturers of America, his leadership on issues of national health care policy and his efforts to increase awareness of the critical need to invest in finding solutions to Alzheimer’s disease. Additionally, the Committee noted Mr. Essner’s strategic vision with respect to our long-term global productivity initiatives, collectively called Project Springboard, which were launched in 2005 to adapt to the challenging pharmaceutical industry environment.

Long-Term Equity Incentive Compensation

Our long-term equity incentive awards for our named executive officers consist of stock option awards and performance share unit awards that may convert to shares of our common stock upon the achievement of performance goals set by our Compensation and Benefits Committee. As a reflection of our performance-based compensation philosophy, we do not grant time-vesting restricted stock unit awards to our named executive officers except under limited circumstances such as upon initial employment or for critical executive retention. For example, in 2004, we provided a grant of restricted stock units to our Senior Vice President and President, Research as a retention award.

Grants of Long-Term Incentive Compensation

We aim to offer a long-term incentive opportunity to our named executive officers that, if we achieve or exceed our performance goals, conveys top-tier value when compared with our peer companies. In arriving at its determination of stock option and performance share unit awards for our named executive officers, the Committee considers, among other things, the resulting total compensation competitiveness as reflected in comparative studies of our peer group performed by the Compensation and Benefits Committee’s independent compensation consultant and our performance since the prior year’s annual equity grant. Our long-term incentive program represents a large portion of the total annual compensation paid to our executives because we believe that equity-based compensation is the most effective manner in which to encourage our leaders to deliver enhanced stockholder value.

Performance share unit awards and stock options are
granted to our named executive officers as well as to our other key executives. Performance share unit awards granted in 2006 may be converted to between 0% and 200% of a pre-set target number of shares of our common stock (one share per unit) based on the earnings per share achieved for the 2008 performance year (the target for which will be set by the Committee at the beginning of 2008) and our total stockholder return ranking against that of a peer group of companies consisting of Abbott
Laboratories, Bristol-Myers Squibb Company, Eli Lilly and Company, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc. and Schering-Plough Corporation measured from January 1, 2006 through December 31, 2008. We utilize this smaller peer group in analyzing Company performance rather than the larger benchmark group described above because we believe that the investment community views this smaller group as most comparable with our Company and evaluates their performance using similar criteria to ours. The Compensation and Benefits Committee retains the ability to exclude certain significant items in determining whether EPS targets were achieved and has, in the past, excluded both positive and negative items in making this determination. These significant items are excluded to avoid an artificial inflation or deflation of Company results because they are considered to be unusual due to their nature and magnitude and not reflective of the underlying performance of our Company.

Performance share unit awards are
earned based on achievement of an annual EPS target and three-year total stockholder return performance. We have selected EPS as the financial measure of performance because we believe that the majority of investors use EPS as the primary method for evaluating our performance. In order to ensure the motivational nature of these awards, we use EPS for a single performance year rather than over a period of years due to the volatile nature of our industry where a single unexpected event in an early performance year could predetermine whether targets would be met over a longer period. We believe that the EPS metric motivates our executives to achieve EPS performance through their execution of our business strategies.

Beginning in 2007, we will continue to award performance share unit awards to our named executive officers based on EPS; however, we intend to institute a modified structure for these awards to our named executive officers to comply with Section 162(m) of the Internal Revenue Code such that EPS will continue to be the primary driver with the Committee retaining the ability to exercise negative discretion to reduce the amount of an otherwise earned award by applying other performance factors, including our total stockholder return ranking against our peer group of companies. We anticipate these awards will operate consistently with awards offered to our other participating employees.

The Compensation and Benefits Committee’s consultant provides market value data for each of the named executive officers as well as an overall assessment of the key executives as a group. Typically, the level of award for each of our named executive officers is based on salary, responsibility and the dollar value of similar awards made to executives in comparable positions in our peer group. We seek to deliver a long-term incentive opportunity approximately 50% of the value of which is intended to be delivered in the form of stock options and approximately 50% of the value of which is intended to be delivered in the form of performance share unit awards. We generally do this by first arriving at a target dollar amount for the executive’s equity compensation opportunity and then determining the number of options and performance share unit awards based on that dollar value. In determining the mix of options and performance share unit awards, we value each share subject to a performance share unit award at approximately three times the value of each share underlying an option. As such, these values may differ from those used for financial reporting purposes and, by extension, the information shown in the compensation tables in this proxy statement.

In April 2006, the Compensation and Benefits Committee granted our named executive officers stock options and performance share unit awards as shown in the section entitled “—Grants of Plan-Based Awards in 2006.” These awards were granted to our named executive officers other than our Chairman and Chief
Executive Officer after reviewing the recommendation of, and discussion of that recommendation with, our Chairman and Chief Executive Officer and a report from the Compensation and Benefits Committee’s consultant regarding the competitiveness of the proposed grants with those of our peer companies.

Company Performance Factors. The Committee considered a number of factors relating to Company performance in determining equity grants for all of our named executive officers in April 2006, particularly noting the growth in our worldwide net revenue of 6% in the 2006 first quarter over the 2005 first quarter, driven by growth of Enbrel, Effexor, Protonix, the Premarin family of products and Prevnar, the increase in our net income and diluted earnings per share, before certain significant items and assuming expensing of stock options in 2005, for the 2006 first quarter over the 2005 first quarter of 13% and 12%, respectively. The Committee also considered the launch of
Tygacil in the United States in July 2005 and the receipt in March 2006 of a positive opinion for Tygacil from a European regulatory authority, our entry into significant strategic collaboration agreements with companies including
Progenics Pharmaceuticals, Inc. and Trubion Pharmaceuticals, Inc. for late-stage development projects, the significant progress made in our diet drug litigation, and the continued occurrence of product approvals and new research achievements.

Chief Executive Officer. In determining
the level of stock options and performance share unit awards granted to our Chairman and Chief Executive Officer in April 2006, the Compensation and Benefits Committee considered a report from its compensation consultant of the grants made (or projected grants to be made) to similarly situated officers in our peer group and their impact on total compensation and the number of stock options and performance share units granted to our Chairman and Chief Executive Officer in 2005, with benchmarking to the 75% percentile being the most important factor. Because we made our equity awards in April, which is later in the year than at many of our peers, current year data for many of our peer companies was available for use by the
Committee.

Conversion of Performance Share Unit Awards
Granted in 2003 and 2004

Performance share unit awards
granted in 2004 were convertible to between 0% and 200% of a pre-set target number of shares (one share per unit) based primarily on the 2006 performance year. For the 2006 performance year, in early 2006 the Committee established a diluted EPS target of $3.20 per share. This EPS target is exclusive of equity-based compensation. In early 2007, the Committee determined that our actual diluted EPS achievement was $3.34 per share (exclusive of equity-based compensation and the following significant items: charges related to Project Springboard and an income tax adjustment related to a reduction of certain deferred tax asset valuation allowances). Based on this achievement, performance share unit awards granted in 2004 were earned at 200% of target. Please see the table labeled “—Option Exercises and Stock Vested in 2006” for the amount earned by each of our named executive officers.

Similarly, as indicated in the notes to the table entitled “Option Exercises and Stock Vested in
2006,” our named executive officers earned shares in early 2006 based on awards granted in 2003 for the 2005 performance year. In early 2006, the Compensation and Benefits Committee determined that we attained diluted EPS of $2.97 per share
(excluding equity-based compensation), which exceeded the diluted EPS target of $2.75 per share (excluding equity-based compensation) set by the Committee in early 2005 for the 2005 performance year, thereby entitling our named executive officers who had been granted awards in 2003 to convert units to shares at 200% of the applicable pre-established number of shares. In determining Company performance relative to the target, the Committee excluded from EPS certain significant items, including charges related to Project Springboard and income tax charges for repatriation of foreign earnings.

The conversion of performance share unit awards at 200% of target for two consecutive years reflects the superior performance of our Company and of our named executive officers in 2005 and 2006. This performance is reflected in our earnings growth—year-over-year pro forma diluted EPS growth of 11% in 2005 and 14% in 2006—and also in the key drivers of that growth and the broader performance of our business. In 2005 and 2006, we achieved our EPS growth through both strong revenue growth and implementation of our strategy of leveraging our productivity initiatives to grow earnings at a rate meaningfully faster than revenue.
In 2006, six product franchises surpassed $1.0 billion in net revenue: Effexor, Prevnar, Protonix, Enbrel, Nutritionals and the Premarin family of products, with Effexor ranking as the number one selling antidepressant globally, Enbrel ranking 10th in global sales among all pharmaceutical products, and Prevnar being the world’s best-selling vaccine. In addition, Zosyn ranked as the top selling intravenous antibiotic in
2006. These years also saw a number of key R&D achievements, with Wyeth submitting six key regulatory filings involving four potential new pharmaceutical products in 2006 and initiating Phase 3 clinical trials for several products in development. One of these filings, Torisel for the treatment of renal cell carcinoma, was granted priority review status by the FDA in December 2006, and in July 2006, the intravenous formulation of methylnaltrexone received fast track designation from the FDA for the treatment of post-operative ileus. During 2005 and 2006, we also placed a total of 27 potential new products into development track. Importantly, our financial and business performance in these years also was evidenced in our total stockholder return. For the period from January 1, 2003 through December 31, 2005, we had a total stockholder return of 32.93%, ranking us first among the peer group described on page 28, and for the period from
January 1, 2004 through December 31, 2006, we had a total stockholder return of 28.86%, ranking us third among this peer group. These calculations of total stockholder return include reinvestment of dividends.

Our named executive officers were required to defer the shares earned under the 2003 and 2004 awards until retirement or other termination. Beginning with awards granted in 2005, named executive officers may, but no longer are required to, defer until retirement or other termination receipt of shares earned under our performance share unit awards. As indicated in the table entitled “Securities Owned by Management” included in this proxy statement, each of our named executive officers has a significant amount of Wyeth common stock that he has earned on account of prior performance periods but is not entitled to receive and dispose of until retirement or other termination. These deferred shares are held in a restricted stock trust.

Additional details regarding stock options and performance share unit awards can be found in the section entitled “—2006 Grants of Plan-Based Awards” in this proxy statement.

Post-Employment Benefits

We offer traditional defined benefit pension plans that operate to provide a benefit based on a participant’s years of service, salary, annual cash incentive award and age at retirement. As described in detail in the section below entitled “—Pension Benefits,” these programs reward long tenure (up to 30 years). Pension benefits vest upon completion of five years of service and generally first become available at age 55. If an executive (or another employee) completes 10 years of service and reaches age 55 while employed, the individual would be eligible for early retirement and retiree medical benefits under our plans. We include base salary and annual cash incentive awards in calculating pensions; however, we do not include options, restricted stock or performance share unit awards as part of our pension calculations.

As discussed in the section below entitled “—Pension Benefits,” we maintain our qualified U.S. Retirement Plan, which is available to all eligible non-union employees, our Supplemental Executive Retirement Plan (SERP), and our Executive Retirement Plan (ERP). We also maintain a qualified 401(k) plan that provides for employee contributions and Company matching contributions of 50% up to the first 6% of covered pay contributions, thereby allowing employees to save for their post-retirement economic needs. We established the SERP because the Wyeth Retirement Plan—U.S.
limits the benefit that can be paid to plan participants in accordance with Internal Revenue Code requirements. The SERP provides that portion of the pension benefit based on a participant’s actual earnings that cannot be paid from the Wyeth
Retirement Plan—U.S. on account of Internal Revenue Service (IRS) limitations. Therefore, the SERP provides an executive with a pension benefit based on his or her actual earnings. Similarly, the Wyeth Supplemental Employee Savings Plan (SESP)
provides a means for employees to make contributions in excess of the IRS limits applied to our qualified 401(k) plan and receive the benefit of a Company match on those contributions. SESP participants direct deemed investments among the same investment options available in our qualified 401(k) plan. We also maintain our ERP, which was established more than 10 years ago as a tool to attract key experienced executives to our Company. The ERP provides, among other features, crediting of three additional years of service beyond what the executive has completed in computing his or her pension benefit. This provision begins phasing out at age 62 and completely phases out by age 65 and, therefore, encourages succession planning. The
ERP also provides for normal retirement at age 60 rather than at age 65 (which is the normal retirement age for our SERP and the Wyeth Retirement Plan—U.S.). See the section below entitled “—Pension Benefits” for a detailed description of these plans. The Compensation and Benefits Committee reviews estimates of earned pension benefits for each named executive officer annually.

We also maintain deferred compensation plans for our executives. Our Deferred Compensation Plan (DCP) allows any employee whose base salary is in excess of $155,000 to defer a portion of his or her base salary and annual incentive award in addition to what he or she might contribute to our qualified 401(k) plan or SESP. This program provides executives with a cost-effective manner to save for retirement or an earlier date certain. As discussed in more detail in the section below entitled “—Non-qualified Deferred Compensation,” the participant directs the deemed investments of amounts held in this plan from among several investment options.

Perquisites

We supply limited perquisites to our key executives, which we believe are reasonable and competitive. These perquisites are limited to financial planning, tax preparation services and an annual physical and, in the case of our Chairman and Chief Executive Officer and our President, Chief Operating Officer and Vice
Chairman, personal use of the corporate aircraft, which is required by our Board of Directors for security reasons. Other executives use the corporate aircraft for business purposes only. In addition, we provide our Chairman and Chief Executive
Officer with the use of a company car and our President, Chief Operating Officer and Vice Chairman with a car and driver for travel to and from the office. As shown on the “Summary Compensation Table” in this proxy statement, we also reimburse these two executives for the tax liability associated with their personal usage of the corporate aircraft and the company car. See the footnotes to the “Summary Compensation Table” below for additional detail about these benefits.

Post-Termination Arrangements

As discussed in more detail in the section below
entitled “—Potential Payments upon Termination or Change in Control,” Wyeth does not maintain employment agreements or other post-termination employment arrangements with our named executive officers, other than our change in control severance agreements and the employment agreement that we entered into with our Chairman and Chief Executive Officer in January 2007.

Our change in control severance agreements are designed to attract and retain senior managers and other key employees and to provide for continuity of management in the event of a change in control of Wyeth. These change in control agreements first were instituted in 1998 in order to help retain our executive officers and key employees in an environment of publicized potential merger discussions and growing concerns about the potential impact of our diet drug litigation. These agreements proved critically important over the years in retaining and continuing to attract key talent to successfully manage our Company through years of industry consolidation, rapid change in the environment, important new product launches, the continued challenges of our diet drug litigation and the negative impact on the revenue of our
Premarin family as a result of the July 2002 hormone therapy subset of the Women’s Health Initiative study. In response to the changed circumstances of both our Company and the pharmaceutical industry, in 2006 the Compensation and
Benefits Committee undertook a review of the 1998 agreements. The Committee determined that while these agreements remained important in attracting and retaining key executives in light of industry consolidation and the competitive environment, the level of benefits under the 1998 agreements could be reduced without compromising the retention of our key employees or our competitiveness in attracting key talent. The 2006 agreements will continue to provide appropriate protection to senior managers (including the named executive officers) and other key employees if a change in control (as defined in the agreements) occurs and the individual’s employment is terminated, allowing these executives and employees to minimize individual employment concerns when considering and facilitating corporate transactions that are in the best interests of our stockholders and other constituents of the Company. These agreements also are intended to help retain executives and other key employees during continued industry consolidation. For a discussion of these agreements, see the section below entitled “—Potential Payments upon Termination or Change in Control.”

Other Factors and Information Considered in Compensation Decisions

Tax Deductibility

In allocating compensation among base salary, annual cash incentive awards and long-term equity incentive awards, the Compensation and Benefits Committee considers the tax deductibility of various forms of compensation.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for public companies for compensation of more than $1 million paid in any year to the Chief Executive Officer and to the four next most highly compensated executive officers. Accordingly, base salaries and other non-performance-based compensation as defined in Section 162(m) in excess of $1 million paid to these officers in any year will not be deductible by us. There is an exception under Section 162(m) for performance-based compensation meeting specified requirements. Our stock options and annual cash incentive awards are structured in a manner intended to preserve tax deductibility.

Conversely, base
salary in excess of $1 million cannot qualify as performance-based. We nevertheless have paid, and in the future may authorize, compensation that may not be fully tax deductible for purposes of Section 162(m), where such compensation is, in the judgment of the Compensation and Benefits Committee, consistent with our overall compensation objectives and philosophy. For example, reflective of his performance and leadership role within Wyeth, our Chairman and Chief Executive Officer’s base salary is in excess of $1 million for the reasons described above under “—Each Element of Compensation Supports Our Compensation Philosophy and Objectives.” Similarly, our performance share unit awards currently are not structured as performance-based compensation for purposes of Section 162(m). However, we historically required our named executive officers to defer ultimate receipt of the shares earned from these awards until retirement in order to preserve deductibility. Beginning with awards granted in 2005 (generally to be earned in early 2008), we made deferral optional rather than mandatory in an effort to provide more financial flexibility to our executives and more closely align the delivery of value with the period of performance. Nevertheless, some of our named executive officers elected to defer and preserve for our Company the deductibility of these awards.

As described in more detail in Proposal Number 4 in this proxy statement, we intend to institute a modified structure for our performance share unit awards for grants to our named executive officers beginning in 2007, such that they will be granted in a manner intended to qualify as deductible performance-based compensation under
Section 162(m), without regard to the executive’s election to defer. Accordingly, we have amended and restated our 2005 Stock Incentive Plan and are seeking stockholder approval of that amendment and restatement in this proxy statement as required by Section 162(m).

Accounting Implications

Each element of the compensation we pay to our
executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, we consider the financial statement impact in determining the amount of, and allocation among the elements of, compensation.

Compensation Consultant

Through authority granted to the Compensation and
Benefits Committee in its charter, the Compensation and Benefits Committee engages Hewitt Associates LLC, an independent, nationally recognized compensation consulting firm to assist it in assessing developments and trends in the compensation and benefits arenas and their potential effects on Wyeth and our plans, as well as to advise the Compensation and Benefits Committee with respect to specific matters related to executive compensation. The Committee has sole responsibility for engaging this firm and meets routinely with this firm in executive session. For a more detailed discussion of this firm’s engagement and role, please see the section above entitled “Meetings and Committees of Our Board—Compensation and
Benefits Committee.”

Timing of Equity Grants and Equity Grant Policy

Equity awards typically are granted to all eligible
employees, including our named executive officers, in connection with (and on the date of) our annual stockholders meeting (generally in April of each year). The Compensation and Benefits Committee sets the level of the award and, in connection with stock option grants, the exercise price on the date of the grant, which the Committee sets at fair market value. Under the terms of our various stock incentive plans, the exercise price of stock options must be set at or above fair market value.
Until November 2006, our stock incentive plans provided that fair market value was equal to the mean of the high and low sales prices of our common stock on the New York Stock Exchange on the date of grant. For example, the exercise price of the stock options granted in April 2006 was $48.22 per share, which represented the mean of the high and low sales prices of our common stock on the grant date, while the closing price on that date was $48.57 per share. In November 2006, the Board amended our stock incentive plans to provide that fair market value shall be the closing price of our common stock on the grant date for all future grants.

In addition to the annual grant, newly hired executives receive an equity award at the time of hire. These awards typically are granted on the date of the
Compensation and Benefits Committee meeting immediately following the date of hire or promotion. In addition, the Compensation and Benefits Committee has delegated to the Special Interim Grant Committee, on which only our Chairman and Chief
Executive Officer serves, the authority to grant options and restricted stock unit awards to middle management in connection with initial employment, promotion, or first attainment of a salary level entitling an employee to a grant of options and/or restricted stock units. Options are granted on the date our Chairman and Chief Executive Officer approves them and have an exercise price equal to fair market value on the date of grant. This delegated authority does not extend to granting awards to our named executive officers or other officers, any employee who is subject to Section 16 of the Securities Exchange Act of 1934 or any employee who is eligible to receive grants in the Executive Grant Category. The Executive Grant Category in
2006 covered employees with an annual base salary in excess of $181,000.

We do not have a program, plan or practice of timing option grants to our executives in coordination with the release of material non-public information. The vast majority of our equity awards (to both our executive officers and other eligible employees), including the annual grant, are granted at our regularly scheduled

Compensation and Benefits Committee meetings. Because these meetings generally are scheduled one year in advance, the timing of disclosure by the Company of material non-public information typically does not impact the timing of our equity grants. However, before approving any grant of equity, including a regularly scheduled annual grant, the Compensation and Benefits Committee views it as part of its responsibility to take into account all facts and circumstances so as to ensure that the grant is consistent with our compensation philosophy and objectives.

Executive Stock Ownership Guidelines

In order to encourage significant ownership of stock in Wyeth by senior executives and by virtue of that ownership align the personal interests of senior executives with those of our stockholders, we have adopted stock ownership guidelines for senior executives. Authority to administer these guidelines has been delegated to the Chairman and Chief Executive Officer, who reports periodically to the
Compensation and Benefits Committee with respect to these matters. The guideline for our Chairman and Chief Executive Officer is Wyeth share ownership with a value of at least eight times his base salary. Officers who report directly to our Chairman and Chief Executive Officer have a guideline of Wyeth share ownership value of at least six times base salary, and other executives who are members of the Management, Law/Regulatory Review, Human Resources and Benefits, and Operations committees have a guideline of four times base salary. Other executives and key employees also are encouraged to maintain share ownership. Executives may increase their share ownership through a variety of methods, including the receipt and retention of the various forms of equity awards granted by the Company (including a portion of the value of vested in-the-money stock options and unvested performance shares), and are expected to achieve target levels within five years. The standard and state of compliance with these guidelines are reviewed regularly by the Compensation and Benefits Committee. Employees are not permitted to enter into short sales or other transactions in derivatives of our common stock.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation and Benefits Committee of the Board of Directors has reviewed and discussed the section entitled “Compensation Discussion and
Analysis” with management and, based on such review and discussions, has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the Securities and Exchange
Commission.

COMPENSATION AND BENEFITS COMMITTEE

Ivan G. Seidenberg, Chairman

Victor F.
Ganzi

John P. Mascotte

Gary
L. Rogers

Walter V. Shipley

Summary Compensation Table

The
following table summarizes the total compensation earned by each of our Chairman and Chief Executive Officer, our Chief Financial Officer and Vice Chairman, and our three next most highly paid executive officers for the fiscal year ended
December 31, 2006 calculated and presented in accordance with the rules and regulations of the Securities and Exchange Commission. We refer to these five executive officers throughout this proxy statement as our named executive officers.

As discussed more fully in the section above entitled
“—Compensation Discussion and Analysis,” compensation for our named executive officers in 2006 consisted of a combination of base salary, annual cash incentive awards (i.e., bonus), long-term incentive compensation, pension benefits and perquisites. Long-term incentive compensation is awarded under our stock incentive plans in the form of stock options and performance share unit awards. See “—2006 Grants of Plan-Based Awards” below for a description of these awards for 2006.

Amounts shown in the column entitled
“Non-Equity Incentive Plan Compensation” represent the annual cash incentive award (i.e., bonus) earned by each of our named executive officers for 2006 under the terms of our stockholder-approved Executive Incentive Plan. These awards were determined by our Compensation and Benefits Committee in February 2007 based on 2006 performance and paid shortly thereafter. The terms of our Executive Incentive Plan, which is designed to preserve the tax deductibility to the Company of annual cash incentive award payments, provide that the maximum annual cash incentive award that may be paid to an executive officer is two-tenths of one percent of consolidated net income, if any, for the applicable year (adjusted to omit the effects of unusual and infrequent items all as shown on our audited consolidated statement of income as determined in accordance with accounting principles generally accepted in the United States). As discussed in more detail under
“—Compensation Discussion and Analysis,” the Compensation and Benefits Committee then applies negative discretion to determine the actual cash incentive award earned for the year, if any.

Name and Principal Position

Year

Salary (1)($)

Stock Awards (2)($)

Option Awards(3)($)

Non-Equity Incentive Plan Compensation (4)($)

Change in Pension Value (5)($)

All Other Compensation (6)($)

Total ($)

Robert Essner Chairman and Chief Executive Officer

2006

$
1,662,000

$
18,201,380

$
5,305,400

$
3,000,000

$
4,531,044

$
147,138

$
32,846,962

Bernard Poussot President, Chief Operating Officer and Vice Chairman

2006

$
967,035

$
5,518,110

$
4,060,380

$
1,700,000

$
2,003,211

$
160,112

$
14,408,848

Kenneth J. Martin Chief Financial Officer and Vice Chairman

2006

$
782,840

$
5,332,090

$
1,777,980

$
1,200,000

$
1,604,324

$
28,985

$
10,726,219

Robert R. Ruffolo, Jr., Ph.D. Senior Vice President and President, Wyeth Research

2006

$
727,000

$
4,345,220

$
1,423,400

$
1,100,000

$
964,881

$
27,310

$
8,587,811

Joseph M. Mahady Senior Vice President and President—Global Business, Wyeth Pharmaceuticals

2006

$
695,600

$
3,875,270

$
1,441,860

$
950,000

$
1,390,888

$
26,368

$
8,379,986

(1)

Includes amounts of base salary earned during 2006 that were deferred by the named executive officer into the Wyeth Supplemental Employee Savings Plan, described on pages 49-50 below, as follows:

Name

Amount

Mr. Essner

$
86,520

Mr. Poussot

$
44,822

Mr. Martin

$
33,770

Dr. Ruffolo

$
30,420

Mr. Mahady

$
28,536

None of our named executive officers deferred 2006 base salary to our Deferred Compensation Plan.

In November 2006, the Board set the 2007 base salaries for the named executive officers at $1,728,480 for Mr. Essner, $1,050,400 for Mr. Poussot, $832,000 for Mr. Martin, $756,080 for Dr. Ruffolo and $723,424 for Mr. Mahady. In February 2007, the Board increased
Mr. Mahady’s 2007 base salary to $800,000 in connection with his promotion to Senior Vice President, Wyeth and President—Global Business, Wyeth Pharmaceuticals.

(2)

Includes the compensation cost in 2006 in accordance with SFAS No. 123R for performance share unit awards granted in 2006 and prior years and, therefore, takes into account the pro rata expenses of the 2004, 2005 and 2006 performance share unit award grants. The 2004 performance share unit awards primarily relate to 2006 performance, the 2005 performance share unit awards primarily relate to 2007 performance and the 2006 performance share unit awards primarily relate to 2008 performance. We recognize the expense associated with these awards ratably from the date of grant through the completion of performance, initially assuming achievement at 100% of target and ultimately reflecting actual achievement. For a further description of these awards, see “—Outstanding Equity Awards at 2006 Year-End.”

For the 2004 grant, the Compensation and Benefits Committee established an EPS target for 2006 in January 2006. In early
2007, the Committee determined that our actual EPS achieved was such that the units would be converted to shares of our common stock at 200% of target. Accordingly, the expense presented includes the following amounts related to the additional expense associated with the conversion of these awards at 200% of target (rather than 100%): $9,214,000 for Mr. Essner, $2,533,850 for Mr. Poussot, $2,533,850 for Mr. Martin, $2,215,970 for Dr. Ruffolo and $1,962,580 for
Mr. Mahady. For the 2005 and 2006 grants, performance targets are set in early 2007 and 2008, respectively.

In January 2007, we also issued shares of common stock upon conversion of the final component of the restricted stock performance awards granted in 2002 relating to the 2004 performance year. These shares were issued as a result of our attainment of the second applicable pre-established performance measure (being ranked in the top three of our peer group in total stockholder return for the years
2004-2006), and the 2006 portion of the expenses associated with these awards is included in the total shown.

In reflecting the 2006 compensation cost of these awards, the assumptions used were the same as those reflected in note 12 to our consolidated financial statements for the year ended December 31, 2006, included in our 2006 Financial Report. However, in determining the expense recognized for financial statement reporting purposes, we make estimates of the number of awards that will be forfeited as a result of service-based vesting conditions contained in those awards. The compensation cost shown in this table, however, in accordance with Securities and Exchange Commission rules, assumes that all vesting conditions will be satisfied.

(3)

Represents the compensation cost in 2006 in accordance with SFAS No. 123R for stock options. The compensation cost is determined based upon the Black-Scholes option pricing model and is recognized pro rata over the period over which the employee is required to provide service. This vesting period generally is three years or until the individual reaches the age and service required for retirement eligibility, whichever is shorter. Mr. Poussot became eligible for retirement on January 4, 2007 and Messrs. Martin and Mahady become eligible for retirement on March 16, 2009 and April 27, 2008, respectively. Accordingly, these figures include the pro rata costs of the 2003, 2004, 2005 and 2006 stock option grants for these individuals. For Mr. Essner and Dr. Ruffolo, these figures represent the full expense for stock options granted in 2006 and do not include any expense for prior year awards, as these executives satisfied the age and service requirements for retirement eligibility prior to 2006.

Prior to the implementation of SFAS No. 123R, we recognized cost over the three-year vesting period without regard to retirement eligibility. As allowed under SFAS No. 123R, we have continued to recognize pre-2006 stock option expense on a pro rata basis over the three-year vesting period; the above amounts for Mr. Essner and Dr. Ruffolo do not include the pro rata cost for pre-2006 stock option grants of approximately $4,200,000 and $1,030,000, respectively, which were expensed by us in 2006.

In reflecting the 2006 compensation cost of these awards, the assumptions used were the same as those reflected in note 12 to our consolidated financial statements for the year ended December 31, 2006, included in our 2006 Financial Report. However, in determining the expense recognized for financial statement reporting purposes, we make estimates of the number of awards that will be forfeited as a result of service-based vesting conditions contained in those awards. The compensation cost shown in this table, however, in accordance with Securities and Exchange Commission rules, assumes that all vesting conditions will be satisfied.

(4)

Reflects the dollar value of annual cash incentive awards (i.e., bonus) earned for 2006 under our Executive Incentive Plan and paid in the first quarter of 2007. None of the named executive officers elected to defer his 2006 annual cash incentive award.

(5)

Represents the aggregate change in actuarial present value of each named executive officer’s accumulated benefit under all of our defined benefit plans from December 31,
2005 to December 31, 2006, which are the measurement dates used for financial statement reporting purposes for our consolidated financial statements for the years ended December 31, 2005 and December 31, 2006, respectively, based on the following assumptions:

•

  For valuing lump-sum payments, a discount rate of 4.0% for the December 31, 2006 measurement date and 4.4% for the December 31, 2005 measurement date.

•

  For valuing annuity payments, a discount rate of 5.9% for the December 31, 2006 measurement date and 5.65% for the December 31, 2005 measurement date.

•

Seventy percent (70%) of all retirees are expected to elect lump-sum payments; the remainder will be paid in an annuity form.

None of our named executive officers were credited with any above-market or preferential earnings on deferred compensation under any of our plans.

(6)

Reflects amounts for usage of a company automobile, personal use of company aircraft, reimbursement of taxes, Wyeth’s matching contributions to the Wyeth Savings Plan (401(k))
and the Supplemental Employee Savings Plan, and other benefits as follows:

Name

Use of Company Automobile(a)

Personal Use of Company Aircraft(b)

Reimbursement of Taxes(c)

Savings Plan 401(k) Match(d)

SESP Match(d)

Other (e)

Total All Other Compensation

Mr. Essner

$
13,553

$
41,397

$
27,471

$
6,600

$
43,260

$
14,857

$
147,138

Mr. Poussot

$
2,460

$
94,505

$
26,650

$
6,600

$
22,411

$
7,486

$
160,112

Mr. Martin

—

—

—

$
6,600

$
16,885

$
5,500

$
28,985

Dr. Ruffolo

—

—

—

$
6,600

$
15,210

$
5,500

$
27,310

Mr. Mahady

—

—

—

$
6,600

$
14,268

$
5,500

$
26,368

a.

Costs related to the company-owned automobile provided to Mr. Essner were calculated at full cost to Wyeth although the vehicle was used for business as well as personal transportation. Costs related to the car and driver provided to Mr. Poussot for travel to and from the office are shown at estimated aggregate incremental cost to Wyeth.

b.

The Board of Directors made it a requirement, for security reasons, that the Chairman and Chief Executive Officer and the President, Chief Operating Officer and
Vice Chairman use the corporate aircraft for business and personal travel. The Board believes that this requirement also enables more efficient use of these executives’ travel time and helps to preserve confidentiality. The aggregate incremental cost to Wyeth is included above. We valued the aggregate incremental cost of each of Mr. Essner’s and Mr. Poussot’s personal use of our corporate aircraft using a method that takes into account the cost of fuel, trip-related maintenance, crew travel expenses, on-board supplies and catering, landing fees, trip-related expenses, any customs, foreign permit and similar fees, and smaller variable costs, net of any reimbursements made to Wyeth by the named executive officer for his or her use of the aircraft. Since our aircraft are used primarily for business travel, in calculating incremental cost, we do not include the fixed costs that do not change based on personal usage. Aggregate incremental cost is not the same as the valuation used for calculating taxable income to Messrs. Essner and Poussot, which is two times the standard industry fare level rates, as published by the IRS. We have not included amounts related to the loss of a tax deduction to Wyeth on account of personal use of corporate aircraft.

c.

Includes reimbursement by Wyeth of the taxes incurred by each of Messrs. Essner and Poussot as a result of imputed income from his use of the company-owned automobile and corporate aircraft.

d.

We provide matching contributions of 50% of the first 6% of covered pay that the named executive officer contributes to the 401(k) plan and the SESP.

e.

This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executive officer. These other benefits include: (1) financial planning, (2) home security and (3) an annual physical examination.

2006 Grants of Plan-Based Awards

The following table provides a summary of grants of plan-based awards made in 2006 to our named executive officers. The columns entitled “Estimated
Future Payouts under Equity Incentive Plan Awards” reflect performance share unit awards we granted on April 27, 2006 under our 2005 Stock Incentive Plan. These awards are composed of units which may be converted to a number of shares of our common stock (one share per unit) based on our earnings per share achieved in 2008 and Wyeth’s total stockholder return (TSR) ranking (top 2, middle 4, bottom 2) compared with that of the peer group listed in this proxy statement on page 28 (this group may be amended in the Compensation and Benefits Committee’s discretion due to mergers, consolidations or other appropriate circumstances) over the three-year period from January 1, 2006 through December 31,
2008. In January 2008, the Committee will approve an EPS target for 2008 (the EPS performance year). In early 2009, the Committee will compare the actual EPS achieved for 2008 against the target EPS and the relative TSR ranking for the period from
January 1, 2006 through December 31, 2008 to determine what percentage of the target award has been earned and will be converted to shares of our common stock. This percentage will range from 0% to 200% of the target. The executive will forfeit the award upon termination of employment prior to conversion for any reason other than death, disability or retirement (in which case the units will be converted if, when and to the extent the performance criteria are satisfied) or upon a change in control (in which case the units will be converted at target).

On April 27, 2006, we also granted stock options to our named executive officers under our 2005 Stock Incentive Plan. Options expire 10 years from the date of grant and become exercisable in one-third increments on the first, second and third anniversaries of the date of grant, provided that the named executive officer has at least two years of service. Options become fully vested earlier in the case of retirement, death or disability or in the event of a change in control.

During 2006, no equity awards
were required to be awarded under the terms of any employment agreement or other agreement. We do not reprice or modify outstanding options or other equity-based awards.

Name

Grant Date

Estimated Future Payouts under Equity Incentive Plan Awards

All Other Option Awards: Number of Securities Underlying Options (#)

Exercise or Base Price of Option Awards(1) ($/Sh)

Grant Date Fair Value of Stock and Option Awards(2) ($)

Closing Market Price on Grant Date(3) ($/Sh)

Threshold (#)

Target (#)

Maximum (#)

Robert Essner

4/27/2006

0

170,000

340,000

410,000

$
48.22

$
13,594,600

$
48.57

Bernard Poussot

4/27/2006

0

80,000

160,000

180,000

$
48.22

$
6,230,000

$
48.57

Kenneth J. Martin

4/27/2006

0

65,000

130,000

150,000

$
48.22

$
5,110,400

$
48.57

Robert R. Ruffolo, Jr., Ph.D.

4/27/2006

0

41,000

82,000

110,000

$
48.22

$
3,422,560

$
48.57

Joseph M. Mahady

4/27/2006

0

38,000

76,000

103,000

$
48.22

$
3,185,700

$
48.57

(1)

Under the terms of our 2005 Stock Incentive Plan, prior to November 16, 2006, the exercise price of stock options was the average of the highest and lowest sale prices of our common stock on the date of grant. Accordingly, the exercise price of the options granted on April 27, 2006 is the average of the highest ($48.82) and lowest ($47.62) sale prices of our common stock on April 27, 2006. All employees who were granted options on April 27, 2006 received options with the same exercise price. As discussed in the section entitled “—Compensation Discussion and Analysis,” our stock incentive plans were amended on November 16, 2006 to provide that, for future grants, fair market value (and therefore the exercise price of stock options) will be the closing price of our common stock on the date of grant.

(2)

Represents the grant date fair value of performance share unit awards and stock option awards granted on April 27, 2006 computed in accordance with SFAS No. 123R using the same valuation model and assumptions as applied for purposes of our consolidated financial statements for the year ended December 31, 2006. These values were developed solely for the purpose of comparative disclosure in accordance with
Securities and Exchange Commission rules and are not intended to predict future performance, future prices of our common stock or our future dividend distributions. The ultimate values of these equity awards will depend on our future performance and the future market price of our common stock and cannot be forecast with reasonable accuracy. The actual value, if any, a holder will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised, and the actual value, if any, a holder will realize upon sale of shares received upon conversion of performance share unit awards will depend on the number of shares into which such award ultimately converts and the market value of our common stock on the date of the sale.

For performance share unit awards, based on 100% of target achievement, the value of the performance share unit awards granted in 2006 was calculated to be $48.76 per unit. For a discussion of the assumptions used in determining grant date fair value of our performance share unit awards in 2006, please see note 12 to our consolidated financial statements for the year ended December 31, 2006 included in our 2006 Financial Report.

For stock option
awards, the value (equaling $12.94 per option) was developed using the Black-Scholes option-pricing model in accordance with SFAS No. 123R incorporating the assumptions set forth in note 12 to our consolidated financial statements for the year ended
December 31, 2006.

(3)

Represents the closing market price per share of our common stock on the New York Stock Exchange on the date of grant of the stock option awards shown in this table (April 27,
2006).

Outstanding Equity Awards at 2006 Year-End

The following table provides a summary of equity awards outstanding at
December 31, 2006 for each of our named executive officers. The table does not include our performance share unit awards that vested in early 2007, as these awards are presented in the table below under “Option Exercises and Stock Vested in 2006” because they vested based on 2006 performance.

Amounts shown in the table below for stock awards outstanding at year-end represent granted but unvested performance share unit awards shown at 200% of target, which is the maximum number of shares of common stock into which these awards may be converted. This presentation is required under Securities and Exchange Commission rules. However, these awards will convert at anywhere between 0% and 200% of target based on future performance as more fully described above under
“—Compensation Discussion and Analysis.”

Option Awards

Stock Awards

Name

Number of Securities Underlying Unexercised Options(#) Exercisable

Number of Securities Underlying Unexercised Options(#) Unexercisable

Option Exercise Price($)

Option Expiration Date(1)

Number of Shares or Units of Stock That Have Not Vested(#)

Market Value of Shares or Units of Stock That Have Not Vested($)

  Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have
Not Vested(2)(#)

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
Not Vested(3)($)

Robert Essner

177,800 177,800 207,000 360,000 630,000 540,000 600,000 320,000 144,000

$ $ $ $ $ $ $ $ $
51.4063 62.3125 56.5938 56.5250 62.4000 60.7050 41.0500 40.2200 43.5700

6/22/2008 5/20/2009 4/27/2010 4/26/2011 6/21/2011 4/25/2012 4/24/2013 4/22/2014 4/21/2015

—

—

(2005) 360,000 (2006) 340,000 700,000

$ $ $
18,331,200 17,312,800 35,644,000

  é   Represents maximum conversion of
these awards at 200% of target as required by Securities and Exchange Commission rules (actual conversion may be between 0% and 200% of target).

Total:

3,156,600

160,000 288,000 410,000

$ $ $
40.2200 43.5700 48.2200

4/22/2014 4/21/2015 4/27/2016

Total:

858,000

Bernard Poussot

88,800 97,800 118,800 126,000 157,500 46,000

$ $ $ $ $ $
50.0625 62.3125 56.5938 56.5250 60.7050 43.5700

5/21/2008 5/20/2009 4/27/2010 4/26/2011 4/25/2012 4/21/2015

—

—

(2005) 110,000 (2006) 160,000 270,000

$ $ $
5,601,200 8,147,200 13,748,400

  é   Represents maximum conversion of these awards at 200% of target as required by Securities and Exchange Commission rules (actual conversion may be between 0% and 200% of target).

Total:

634,900

51,334 92,000 180,000

$ $ $
40.2200 43.5700 48.2200

4/22/2014 4/21/2015 4/27/2016

Total:

323,334

Option Awards

Stock Awards

Name

Number of Securities Underlying Unexercised Options(#) Exercisable

Number of Securities Underlying Unexercised Options(#) Unexercisable

Option Exercise Price($)

Option Expiration Date(1)

Number of Shares or Units of Stock That Have Not Vested(#)

Market Value of Shares or Units of Stock That Have Not Vested($)

  Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have
Not Vested(2)(#)

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
Not Vested(3)($)

Kenneth J. Martin

66,600 75,000 88,000 112,500 157,500 2,436 52,666 46,000

$ $ $ $ $ $ $ $
50.0625 62.3125 56.5938 56.5250 60.7050 41.0500 40.2200 43.5700

5/21/2008 5/20/2009 4/27/2010 4/26/2011 4/25/2012 4/24/2013 4/22/2014 4/21/2015

—

—

(2005) 110,000 (2006) 130,000 240,000

$ $ $
5,601,200 6,619,600 12,220,800

  é   Represents maximum conversion of these awards at 200% of target as required by Securities and Exchange Commission rules (actual conversion may be between 0% and 200% of target).

Total:

600,702

51,334 92,000 150,000

$ $ $
40.2200 43.5700 48.2200

4/22/2014 4/21/2015 4/27/2016

Total:

293,334

Robert R. Ruffolo, Jr., Ph.D.

80,000 70,000 70,000 2,436 85,333 38,333

$ $ $ $ $ $
53.8500 56.5250 60.7050 41.0500 40.2200 43.5700

1/23/2011 4/26/2011 4/25/2012 4/24/2013 4/22/2014 4/21/2015

30,000
(4)

$
1,527,600
(4)

(2005) 86,000 (2006) 82,000 168,000

$ $ $
4,379,120 4,175,440 8,554,560

  é   Represents maximum conversion of these awards at 200% of target as required by Securities and Exchange Commission rules (actual conversion may be between 0% and 200% of target).

Total:

346,102

42,667

$
40.2200

4/22/2014

76,667

$
43.5700

4/21/2015

110,000

$
48.2200

4/27/2016

Total:

229,334

Joseph M. Mahady

50,000 66,600 76,500 76,500 90,000 34,333

$ $ $ $ $ $
50.0625 62.3125 56.5938 56.5250 60.7050 43.5700

5/21/2008 5/20/2009 4/27/2010 4/26/2011 4/25/2012 4/21/2015

—

—

(2005) 76,000 (2006) 76,000 152,000

$ $ $
3,869,920 3,869,920 7,739,840

  é    Represents maximum conversion of these awards at 200% of target as required by Securities and Exchange Commission rules (actual conversion may be between 0% and 200% of target).

Total:

393,933

38,000 68,667 103,000

$ $ $
40.2200 43.5700 48.2200

4/22/2014 4/21/2015 4/27/2016

Total:

209,667

(1)

Options expire 10 years from the grant date and vest in one-third increments on the first, second and third anniversaries of the date of grant provided the executive has completed two or more years of service. See “—2006 Grants of Plan-Based Awards” above for more information on stock options. Options become fully vested earlier in the case of retirement, death, disability or a change in control.

(2)

Represents performance share unit awards granted in 2005 and 2006, which can be earned based on 2007 and 2008 performance, respectively, and therefore remain outstanding at
December 31, 2006. The performance share unit awards granted in 2005 will vest in early 2008 based on performance (2007 EPS). In the event that less than 100% of the award is earned, the unearned portion (up to 100%) will remain eligible for conversion if our total stockholder return for the performance years 2007–2009 ranks in the top three when compared with that of the identified peer group. The performance share unit awards granted in 2006 will vest in early 2009 based on performance (both 2008 EPS and total stockholder return ranking for the performance years 2006–2008) as more fully described under “—2006 Grants of Plan-Based Awards” and in the section entitled “—Compensation
Discussion and Analysis.”

The table does
not include performance share unit awards granted in 2004, which vested in February 2007 based on 2006 performance, or the last component of unearned restricted stock performance awards granted in 2002, which vested in January 2007 on account of our attainment of the second applicable pre-established performance measurement (being ranked in the top three of our peer group for years 2004–2006 in total stockholder return). As these awards vested based on performance completed by
December 31, 2006, we have included these awards in the table entitled “Option Exercises and Stock Vested in 2006.”

As described in the paragraph preceding this table, all awards are shown at 200% of target (as required by the applicable rules and regulations of the
Securities and Exchange Commission), which is the maximum conversion under these awards.

(3)

Aggregate market or payout value of all performance share unit awards not yet vested was computed by multiplying $50.92, the closing market price of our common stock on the New York
Stock Exchange at December 29, 2006 (the last business day in 2006), by the number of shares issuable upon conversion of performance share unit awards at 200% of target.

(4)

Represents a special retention award of restricted stock units awarded to Dr. Ruffolo on November 17, 2004, that will convert to shares of common stock on
November 17, 2007. At December 31, 2006, these units were valued at $50.92 per unit based on the closing market price of our common stock on the New York Stock Exchange on December 29, 2006. Unless otherwise determined by the
Compensation and Benefits Committee, these units will be forfeited upon termination of employment prior to vesting (conversion) for any reason other than death, disability or retirement (in which cases the units would immediately vest).
Dr. Ruffolo will not be entitled to vote or receive dividends unless and until the units become vested and are converted to common stock.

Option Exercises and Stock Vested in 2006

The following table reports all options exercised in 2006 by our named executive officers and the value realized on exercise. The table also presents all stock awards that were earned based on performance completed in 2006. As discussed in detail in the section entitled “—Compensation Discussion and
Analysis,” the number of shares acquired on vesting of stock awards represents previously granted restricted stock performance awards and performance share unit awards. The majority of the shares reported in those columns were performance share unit awards granted in 2004 that were convertible to between 0% and 200% of a pre-set target number of shares (one share per unit) of common stock based on performance during 2006 and converted at 200% of target in early 2007.

Option Awards

Stock Awards

Name

Number of Shares Acquired on Exercise(1) (#)

Value Realized on Exercise(1) ($)

Number of Shares Acquired on Vesting(2)(3) (#)

Value Realized on Vesting(3)(4) ($)

Robert Essner

237,600

$
4,158,736

407,628

$
20,649,986

Bernard Poussot

267,266

$
3,010,770

112,225

$
5,685,321

Kenneth J. Martin

209,564

$
2,132,452

112,225

$
5,685,321

Robert R. Ruffolo, Jr., Ph.D.

139,564

$
1,817,203

97,471

$
4,937,215

Joseph M. Mahady

202,000

$
2,115,521

86,471

$
4,380,175

(1)

Represents exercises of stock options as follows:

Name

Number of Stock Options Exercised

Grant Date

Expiration Date

Date of Exercise

Exercise Price

Market Price at Exercise

Mr. Essner

30,000 30,000 177,600

5/23/1996 5/23/1996 5/22/1997

5/23/2006 5/23/2006 5/22/2007

3/07/2006 3/08/2006 10/27/2006

$ $ $
26.5313 26.5313 36.2188

$ $ $
49.2063 49.2000 51.9757

Mr. Poussot

2,600 115,493 102,666 46,507

5/22/1997 4/24/2003 4/22/2004 4/24/2003

5/22/2007 4/24/2013 4/22/2014 4/24/2013

10/27/2006 10/27/2006 10/27/2006 10/30/2006

$ $ $ $
36.2188 41.0500 40.2200 41.0500

$ $ $ $
52.0008 52.0008 52.0008 51.7045

Mr. Martin

50,000 50,000 109,564

4/24/2003 4/22/2004 4/24/2003

4/24/2013 4/22/2014 4/24/2013

3/01/2006 3/01/2006 10/25/2006

$ $ $
41.0500 40.2200 41.0500

$ $ $
49.5766 49.5766 52.3520

Dr. Ruffolo

62,500 77,064

10/28/2002 4/24/2003

10/28/2012 4/24/2013

10/24/2006 10/24/2006

$ $
34.6750 41.0500

$ $
51.2157 51.2157

Mr. Mahady

126,000 76,000

4/24/2003 4/22/2004

4/24/2013 4/22/2014

10/24/2006 10/24/2006

$ $
41.0500 40.2200

$ $
51.2106 51.2106

(2)

Includes the following:

On January 25, 2007, the Compensation and Benefits Committee determined that an unearned portion of restricted stock performance awards granted in
2002 relating to the 2004 performance year had been earned on account of Wyeth’s attainment of the second applicable pre-established performance measurement (being ranked in the top three of our peer group for the years 2004-2006 in total stockholder return) for these equity awards. Accordingly, the Compensation and Benefits Committee approved the conversion of that portion of these awards into our common stock as follows:

Name

Number of Shares

Mr. Essner

7,628

Mr. Poussot

2,225

Mr. Martin

2,225

Dr. Ruffolo

1,271

Mr. Mahady

1,271

As described
under “—Compensation Discussion and Analysis,” on February 22, 2007, the Compensation and Benefits Committee determined that Wyeth exceeded the earnings per share target set by the Compensation and Benefits Committee for the 2006
performance year and that holders of these awards were entitled to receive 200% of the applicable target awards granted in 2004. Accordingly, the Compensation and Benefits Committee approved the conversion of these awards into our common stock, subject to the filing of our Annual Report on Form 10-K with the Securities and Exchange Commission (which was filed on February 26, 2007), as follows:

Name

Number of Shares

Mr. Essner

400,000

Mr. Poussot

110,000

Mr. Martin

110,000

Dr. Ruffolo

96,200

Mr. Mahady

85,200

These shares
were mandatorily deferred into our restricted stock trust until the named executive officer retires or otherwise terminates employment. Dividends are credited to shares in the restricted stock trust.

(3)

Does not include shares received upon conversion of an unearned portion of restricted stock performance awards granted in 2001 relating to the 2003 performance year that the
Compensation and Benefits Committee determined on January 27, 2006 had been earned on account of Wyeth’s attainment of the second applicable pre-established performance measurement (being ranked in the top three of our peer group for the years 2003–2005 in total stockholder return), as follows: 5,680 shares for Mr. Essner, 1,988 shares for Mr. Poussot, 1,775 shares for Mr. Martin, 1,271 shares for Dr. Ruffolo and 1,207 shares for Mr. Mahady.

Also does not include shares received at 200% of
the applicable target award upon conversion of performance share unit awards granted in 2003 based upon the 2005 performance year, which the Compensation and Benefits Committee approved on February 23, 2006, subject to the filing of our 2005
Annual Report on Form 10-K (which was filed on February 27, 2006), based on its determination that Wyeth exceeded the earnings per share target set by the Committee for the 2005 performance year, as follows: 400,000 shares for Mr. Essner,
110,000 shares for Mr. Poussot, 110,000 shares for Mr. Martin, 96,200 shares for Dr. Ruffolo and 85,200 shares for Mr. Mahady.

These shares are not included because they vested based on performance completed prior to
January 1, 2006.

The aggregate value realized upon
vesting of the stock awards described in this note 3 was $19,920,915 for Mr. Essner, $5,498,120 for Mr. Poussot, $5,488,186 for Mr. Martin, $4,786,547 for Dr. Ruffolo and $4,243,022 for Mr. Mahady. These values are based on the closing price of our common stock on the trading day immediately preceding the date of conversion. For the conversion of the restricted stock performance awards granted in 2001 that was approved by the Compensation and Benefits Committee on
January 27, 2006, the closing price of our common stock on January 26, 2006 (the immediately preceding trading day) was $46.64. For the conversion of the performance share unit awards granted in 2003 that was approved by the Compensation and Benefits Committee on February 23, 2006 and converted upon filing of our 2005 Annual Report on Form 10-K on February 27, 2006, the closing price of our common stock on February 24, 2006 (the immediately preceding trading day) was
$49.14.

These shares were mandatorily deferred into our
restricted stock trust until the named executive officer retires or otherwise terminates employment. Dividends are credited to shares in the restricted stock trust.

(4)

Value realized upon vesting of the stock awards shown is based on the closing price of our common stock on the trading day immediately preceding the date of conversion. For the conversion of the restricted stock performance award granted in 2002 that was approved by the Compensation and Benefits Committee on January 25, 2007, the closing price of our common stock on January 24, 2007 (the immediately preceding trading day) was $51.65. For the conversion of the performance share unit awards that were granted in 2004 approved by the Compensation and Benefits Committee on February 22, 2007 and converted into common stock upon filing of our Annual Report on Form 10-K on February 26, 2007, the closing price of the Company’s common stock on February 23, 2007 (the immediately preceding trading day) was $50.64.

Pension Benefits

Our Plans

We maintain three defined benefit pension plans in which our named executive officers participate. The Wyeth Retirement Plan—U.S. is our broad-based tax-qualified defined benefit pension plan. The other two plans, the Supplemental Executive Retirement Plan (SERP) and the Executive Retirement Plan (ERP), are nonqualified supplemental retirement plans.

Wyeth Retirement Plan—U.S.

Under the Wyeth Retirement Plan—U.S., the benefit accrued and payable following retirement is determined according to the following formula:

•

  Two percent multiplied by “final average pension earnings” multiplied by the number of years of credited service (up to 30 years), minus

•

A Social Security offset that is equal to 1/60th of the annual Primary Social Security Benefit multiplied by the number of years of credited service (up to 30 years).

In applying this formula, the amount of “final average pension earnings” is the average of the five highest annual pension earnings during the 10-year period immediately preceding the retirement date. Compensation used for determining pension earnings includes: (1) base salary, (2) any annual cash incentive awards (i.e., bonus) paid and (3) sales commissions, sales bonuses or overtime pay received in the prior calendar year. Stock and option awards are not included in pension earnings.

Because this plan is a qualified plan, benefits are capped on account of IRS limitations as described below.

Employees become participants in the Wyeth Retirement Plan—U.S. upon the attainment of age 21 and the completion of one year of service and become vested in their benefits after five years of service. Benefits become payable at age 65. Additionally, a participant can retire early and receive a benefit if he or she is at least 55 years old with five or more years of service.

If the participant retires
at age 55 with 10 or more years of service, he or she will receive upon early commencement of his or her benefit, a subsidized benefit, which provides that the benefit is reduced by three percent for each year that payment starts before age 65 rather than a larger annual reduction which applies absent the subsidy. For participants with at least five years of service but less than 10 years of service at retirement between ages 55 and 65, the subsidy is not provided.

Benefits at retirement can be paid out in various forms of annuities as well as in a single lump-sum.

Supplemental Executive
Retirement Plan (SERP)

The SERP is an excess benefit
plan designed to provide that portion of an executive’s pension benefit that cannot be paid under the Wyeth Retirement Plan—U.S. on account of limitations imposed upon the Wyeth Retirement Plan—U.S. by the Internal Revenue Code. The
law limits: (1) the amount of annual earnings that may be used to determine benefits (the compensation limitation for 2006 was $220,000) and (2) the maximum benefit payable under a qualified plan at age 65. Additionally, deferred compensation cannot be included when determining benefits under the Wyeth Retirement Plan—U.S.

The SERP’s material terms, including the formula for determining the accrued benefit, are the same as under the Wyeth Retirement Plan—U.S.
described above, other than that the above-referenced IRS limitations are not applicable to the SERP. An executive’s benefit under the SERP is offset by the benefit payable under the Wyeth Retirement Plan—U.S.

Executive Retirement Plan (ERP)

We also maintain the ERP, which provides to certain highly compensated executives, including each of our named executive officers, an additional retirement benefit that is based upon the average of the three highest annual pension earnings during the 10-year period immediately preceding the retirement date.

Under the ERP, the benefit accrued and payable following retirement is determined according to the following formula:

•

Two percent multiplied by “final average annual pension earnings” multiplied by the number of years of credited service with three additional years of service added (maximum total credited service cannot exceed 30 years), minus

•

A Social Security offset equal to 1/60th of the annual Primary Social Security Benefit multiplied by the number of years of credited service with three additional years added (maximum total credited service cannot exceed 30 years), minus

•

Any benefits paid under the Wyeth Retirement Plan—U.S., the SERP and any Wyeth foreign pension plan.

The ERP recognizes service with any subsidiary or affiliate including overseas operations. The ERP provides each executive with three additional years of service that is reduced for each year (or part thereof) that a participant works beyond age 62. As with the Wyeth Retirement Plan—U.S. and the SERP, the same payout options, including a lump sum, are available.

In
applying this formula, the amount of “final average pension earnings” is the average of the three (rather than five, as is the case of the Wyeth Retirement Plan—U.S. and the SERP) highest annual pension earnings during the 10-year period immediately preceding the early or normal retirement date. The same elements of compensation considered for the Wyeth Retirement Plan—U.S. and the SERP are used for the ERP.

Currently, an executive is eligible for participation in the ERP upon the attainment of age 55 and after meeting one of the following requirements:

•

the executive has an annual base salary of $400,000 or greater, which threshold is adjusted upward annually;

•

  the executive is a member of Wyeth’s Management Committee (the Board of Directors approves Wyeth Management Committee members); or

•

the executive is selected by the CEO for inclusion in the ERP and approved by the Board of Directors.

Certain executives—including Messrs. Poussot, Martin and
Mahady—although not age 55 at December 31, 2006, are participants in the ERP because they satisfied earlier eligibility requirements and were grandfathered when the requirements were changed.

Eligibility for early retirement is the same as for the Wyeth Retirement
Plan—U.S. and the SERP; however, normal retirement under the ERP is age 60 rather than age 65. For a participant in the ERP retiring after age 55 with 10 years of service, the reduction for early commencement is three percent for each year that payments commence early, but the reduction is from age 60 rather than age 65.

Valuation Method and Material Assumptions for All Plans

The assumptions used for calculating the present value of the accumulated benefits payable at age 60 (the normal retirement age under the ERP in which all of the named executive officers participate) are those used for financial statement reporting purposes. For these purposes it was assumed that 70% of participants elect the lump-sum option, with the remaining 30% electing a life annuity. Therefore, to calculate the present value of the accumulated benefits, we assumed a weighting of 70% at an interest rate of 4.0% and GATT mortality (assumptions used for valuing lump-sum cash payments under the plans for financial statement reporting purposes)
and 30% at an interest rate of 5.9% and 1994 GAM mortality (assumptions used for valuing annuities for financial statement reporting purposes). These amounts then are discounted back to the participant’s actual age using 5.9% per year.

The table below provides the present value of accumulated benefits for each of our named executive officers, including the number of years of credited service recognized under each of our plans.

Name

Plan Name

Number of Years of Credited Service(1) (#)

Present Value of Accumulated Benefits ($)

Payments during Last Fiscal Year ($)

Robert Essner

Wyeth Retirement Plan—U.S.

17.3

$ 719,814

—

Supplemental Executive Retirement Plan

17.3

12,295,511

—

Executive Retirement Plan

20.3

8,057,008

—

Total

$21,072,333

—

Bernard Poussot

Wyeth Retirement Plan—U.S.

15.9

$ 372,787

—

Supplemental Executive Retirement Plan

15.9

3,009,660

—

Executive Retirement Plan

23.3

5,942,273

—

Total

$ 9,324,720

—

Kenneth J. Martin

Wyeth Retirement Plan—U.S.

21.8

$ 451,593

—

Supplemental Executive Retirement Plan

21.8

2,972,981

—

Executive Retirement Plan

24.8

4,017,950

—

Total

$ 7,442,524

—

Robert R. Ruffolo, Jr., Ph.D.

Wyeth Retirement Plan—U.S.

6.1

$ 157,582

—

Supplemental Executive Retirement Plan

6.1

848,433

—

Executive Retirement Plan

9.1

2,023,753

—

Total

$ 3,029,768

—

Joseph M. Mahady

Wyeth Retirement Plan—U.S.

27.6

$ 601,441

—

Supplemental Executive Retirement Plan

27.6

3,489,735

—

Executive Retirement Plan

30.0

4,107,474

—

Total

$ 8,198,650

—

As of
December 31, 2006, each of Mr. Essner and Dr. Ruffolo satisfied the provisions of each of the three plans that would permit them to retire (age 55 and five years of service) and commence receipt of benefits. If either Mr. Essner or Dr. Ruffolo had retired effective as of January 1, 2007, he could have elected to receive his benefit in the form of a lump sum. The amount of the lump sum would have been as follows:

Name

Estimated Lump Sum as of January 1, 2007

Mr. Essner

$
26,953,242

Dr. Ruffolo

$
3,565,625

For Messrs. Poussot, Martin and Mahady who did not satisfy the provisions of the plans that would permit them to retire and commence receipt of benefits as of December 31, 2006, the following are the estimated present values as of January 1, 2007 of the lump sum that would be payable at age 55 assuming a termination date as of
December 31, 2006:

Name

Estimated Present Value of Lump Sum Payable at Age 55

Mr. Poussot

$
10,109,066

Mr. Martin

$
8,465,057

Mr. Mahady

$
9,135,751

The discount
rate and mortality table for determining lump sums are different from the financial assumptions used to calculate the present value of accumulated benefits displayed in the larger “Pension Benefits” table. The actuarial assumptions used to determine the above estimated lump sums at January 1, 2007 are a discount rate and a mortality table as specified in the Wyeth Retirement Plan—U.S. (GATT mortality). The discount rate is determined quarterly as defined in the Wyeth
Retirement Plan—U.S. and was 3.3% for the preceding calculations.

(1)

The number of years of credited service in the Executive Retirement Plan (ERP) for Mr. Poussot includes the time that Mr. Poussot worked for a foreign affiliate of Wyeth.
As discussed in detail in the narrative preceding this table, the Executive Retirement Plan grants each participant three additional years of service to a maximum of 30 years.

The present value of the accumulated benefit related to the three additional years of service credited under the Executive Retirement Plan for Mr. Essner, Mr. Martin, Dr. Ruffolo and Mr. Mahady is $3,121,855, $899,103, $1,000,744 and $660,284, respectively. For Mr. Poussot, the present value of accumulated benefits related to the additional years of service credited under the Executive Retirement Plan is $2,963,976, of which $1,198,910 is related to the three additional years of service and $1,765,066 is related to his 4.4 years of service with a foreign affiliate of Wyeth.

Non-Qualified Deferred Compensation

Our Plans

We maintain
two non-qualified deferred compensation plans in which our named executive officers participate: the Supplemental Employee Savings Plan (SESP) and the Deferred Compensation Plan (DCP).

Supplemental Employee Savings Plan (SESP)

We maintain a tax-qualified 401(k) savings plan, the Wyeth Savings Plan, which is our broad-based savings plan, in which all non-union U.S. employees who have attained age 21 are eligible to participate. The Wyeth Savings Plan allows employees to save up to 16% (beginning in 2007 up to 50%) of covered pay (salary, overtime, sales commissions or sales bonuses) on a before-tax basis, after-tax basis, or a combination of both and receive a Company match of 50% on the first six percent of covered pay that the employee contributes.

The SESP supplements the Wyeth Savings Plan and provides a means for eligible employees to receive the employer matching contribution on any salary, sales commissions or sales bonus that cannot otherwise be matched in the Wyeth Savings Plan. The Wyeth Savings Plan is subject to federal law that limits the amount of annual earnings that may be used to determine contributions under the plan ($220,000 for 2006). In addition, the law limits the “annual additions” (which include before-tax, after-tax and Company matching contributions) that may be made to a savings plan. For 2006, the dollar limit on annual additions was $44,000. For 2006, there also was an annual limitation of $15,000 ($20,000 for employees over age 50) on employee pre-tax contributions.

Participants in the SESP may choose from a number of investment options, which are the same as those offered in the Wyeth Savings Plan and are as follows:

Fidelity International Discovery; Spartan U.S. Equity Index; Fidelity Low Priced Stock; Morgan Stanley Institutional Fund Trust Value Portfolio—Advisor Class; Wyeth Common Stock; Fidelity Magellan; Fidelity Real Estate Investment;
Fidelity Capital Appreciation; Oppenheimer Developing Markets; RS Partners; Fidelity Balanced; Interest Income; Fidelity High Income; Fidelity New Markets Income; PIMCO Total Return—Administrative Class; Fidelity Freedom 2005; Fidelity Freedom
2010; Fidelity Freedom 2015; Fidelity Freedom 2020; Fidelity Freedom 2025; Fidelity Freedom 2030; Fidelity Freedom 2035; Fidelity Freedom 2040; Fidelity Freedom 2045; Fidelity Freedom 2050.

Earnings are calculated based on an individual executive’s investment selection. Participants may change investment selections daily. SESP distributions generally are available only following termination and only in a lump sum.

Deferred Compensation Plan (DCP)

We offer employees earning a base salary of $155,000 or more, including our named executive officers, the ability to defer a portion of their annual cash compensation, including salary, annual cash incentive awards (i.e., bonus), sales commissions and sales bonuses. As with the SESP, earnings are calculated based on an individual executive’s investment selection. The DCP offers both in-service and retirement distribution options and offers distributions in the form of lump sums and installments. Participants direct investments, and earnings track the following types of fund options: Balanced Portfolio, International Portfolio, Market
Interest or Small Cap Value Portfolio.

The following table
presents a summary of the activity in the SESP and the DCP for our named executive officers in 2006:

Name

Executive Contributions in Last Fiscal Year(1)($)

Registrant Contributions in Last Fiscal Year(2)($)

Aggregate Earnings in Last Fiscal Year(3)($)

Aggregate Withdrawals/ Distributions ($)

Aggregate Balance at Last Fiscal Year(4)($)

Robert Essner

$
86,520

$
43,260

$
284,327

—

$
5,519,532

Bernard Poussot

$
44,822

$
22,411

$
26,036

—

$
614,064

Kenneth J. Martin

$
33,770

$
16,885

$
27,384

—

$
442,397

Robert R. Ruffolo, Jr., Ph.D.

$
30,420

$
15,210

$
9,029

—

$
228,803

Joseph M. Mahady

$
461,186

$
14,268

$
152,632

—

$
1,437,924

(1)

Represents the aggregate amount of each named executive officer’s deferral contributions in 2006. All amounts represent deferrals into the SESP except for Mr. Mahady, who deferred $432,650 of his 2005 annual cash incentive award (paid in 2006) into the DCP and $28,536 of his 2006 salary into the SESP. All of the SESP contributions are included in the “Summary Compensation Table” as part of salary.
Mr. Mahady’s deferral of $432,650 into the DCP is not included in the “Summary Compensation Table,” as it relates to the 2005 annual cash incentive award and therefore is considered 2005 compensation.

(2)

Represents the aggregate amount of Wyeth’s contributions in 2006 to the SESP on behalf of each named executive officer. These amounts are included as part of total compensation in the “Summary Compensation Table” under the column entitled “All Other Compensation.” A table showing the individual SESP match for each named executive officer is part of the footnotes to that table.

(3)

Represents the dollar amount of aggregate interest or other earnings credited in 2006. All amounts represent SESP earnings except for Mr. Essner, who was credited with $233,928 and $50,399 in DCP and SESP earnings, respectively, and Mr. Mahady, who was credited with $104,375 and $48,257 in DCP and SESP earnings, respectively.

(4)

Represents account balances at December 31, 2006. SESP balances as of December 31, 2006 were as follows: for Mr. Essner $1,180,053 (invested in Interest Income); for
Mr. Poussot $614,064 (invested in Interest Income); for Mr. Martin $442,397 (invested in Interest Income and Wyeth Common Stock); for Dr. Ruffolo $228,803 (invested in Interest Income); and for Mr. Mahady $398,478 (invested in
Wyeth Common Stock and Spartan U.S. Equity Index). DCP balances as of December 31, 2006 were as follows: for Mr. Essner $4,339,479 (invested in the Market Interest Option) and for Mr. Mahady $1,039,446 (invested in the Balanced
Portfolio, the International Portfolio, the Small Cap Value Portfolio and the Market Interest Option). Mr. Poussot, Mr. Martin and Dr. Ruffolo had $0 balances in the DCP at December 31, 2006.

As noted in the section above entitled “—Compensation Discussion and Analysis,” our named executive officers were required to defer the receipt of shares under equity awards (other than options) granted prior to 2005 until retirement or other termination. Beginning in 2005, deferral became permissive rather than mandatory. All such deferred shares are credited to a restricted stock trust that is not credited with interest; however, shares in such trust are credited with dividends, as and when dividends are issued to our stockholders and at the same rate. As indicated in the table above entitled “Securities Owned by Management,” each of our named executive officers has a significant amount of Wyeth common stock that they have earned in respect of prior performance but are not entitled to receive and dispose of until termination or thereafter. These deferred shares are not included in the above table.

Potential Payments upon Termination or Change in Control

Our generally applicable Company policies and plans provide for certain benefits upon retirement or a change in control.
However, we do not maintain a severance policy for our named executive officers nor have we entered into employment agreements with our named executive officers providing for payments upon termination of employment, other than the employment agreement executed with our Chairman and Chief Executive Officer in January 2007, which is described below. We have entered into change in control severance agreements with members of senior management and other key employees, which are described below. In accordance with Securities and Exchange Commission rules, all information described in this section assumes a termination date of December 29, 2006.

Generally Applicable Company Policies and Plans

Severance

We do not maintain a severance plan or policy for our executives. Accordingly, except as described below in connection with our change in control severance agreements and Mr. Essner’s employment agreement executed in January 2007, our Compensation and Benefits Committee retains full discretion to make or decline to make severance payments or provide benefits to named executive officers upon termination of employment.

Pension Benefits

Our pension plans are described above under the
section entitled “—Pension Benefits.” The disclosure in that section includes estimated lump sums as of January 1, 2007 for each of Mr. Essner and Dr. Ruffolo and an estimate of the present value as of
January 1, 2007 of lump sums payable at age 55 for each of Messrs. Poussot, Martin and Mahady under our pension plans. Incremental pension benefits under our change in control severance agreements are described below under the section entitled “—Change in Control Severance Agreements.”

Health and Welfare Benefits

Under
company-wide plans, employees in the United States who are age 55 or older and have completed at least 10 years of service are entitled to retiree medical benefits following retirement. For Mr. Essner, who by virtue of his age and years of service is entitled to retiree medical benefits upon any termination of employment, the estimated present value of these continued benefits if he terminated for any reason as of December 29, 2006 would have been $158,200. In the event of his death as of such date, Mr. Essner’s spouse would have been entitled to receive medical benefits with an estimated present value of $77,600. None of our other named executive officers met the age and service requirements for retiree medical benefits as of December 29, 2006. See “—Change in Control Severance Agreements” below for a discussion of continued health and welfare benefits available as a result of those agreements.

Vesting of Equity

Retirement. Under our company-wide stock incentive plans, participants in the United States who are age 55 or older and who have completed at least five years of service are entitled to vesting of outstanding stock options, performance share unit awards and restricted stock unit awards upon their retirement. Under the terms of the applicable award agreements, this means that the retiring individual is entitled to continue to hold his stock options following retirement for the balance of the original option term. For performance share unit awards, as the performance cycle for each prior grant completes and if performance is achieved, the units held by the retiring individual following retirement then will convert, if, as and when performance is achieved.

For Mr. Essner and Dr. Ruffolo, who met the eligibility requirements under our various stock incentive plans for retirement as of
December 29, 2006, the estimated value of equity awards that would have vested in the event of retirement on December 29, 2006 would have been as follows: For Mr. Essner – $4.9 million for stock options and $17.8 million for performance share unit awards, and for Dr. Ruffolo – $1.3 million for stock options, $4.3 million for performance share unit awards and $1.5 million for restricted stock units. As of December 29, 2006, Messrs. Poussot, Martin and
Mahady were not retirement-eligible under our various stock incentive plans.

Change in Control. Under our company-wide stock incentive plans, upon a change in control, all unvested stock options, performance share unit awards and restricted stock unit awards immediately vest. In the case of performance share unit awards, these awards would convert to shares of our common stock at 100% of target upon the change in control rather than 0% to 200% of target based on future performance. Assuming a change in control had occurred on
December 29, 2006, the estimated value of equity awards that would have vested upon such change in control would have been as follows: For Mr. Essner – $4.9 million for stock options and $17.8 million for performance share unit awards; for Mr. Poussot – $1.7 million for stock options and $6.9 million for performance share unit awards; for Mr. Martin – $1.6 million for stock options and $6.1 million for performance share unit awards; for Dr. Ruffolo
– $1.3 million for stock options, $4.3 million for performance share unit awards and $1.5 million for restricted stock units; and for Mr. Mahady – $1.2 million for stock options and $3.9 million for performance share unit awards.

Death. Under the terms of our equity awards, death is
afforded the same treatment as retirement. Accordingly, if any of the named executive officers had died as of December 29, 2006, his equity awards would have become vested, and the estimated values would have been the same as those set forth in the preceding paragraph, based on the same assumptions.

Computation of Values. The calculations in this “Vesting of Equity” section are based on the per share closing price of our common stock on the New York Stock Exchange on December 29, 2006, which was $50.92. In the case of stock options, these amounts represent the aggregate spread (i.e., the difference between the exercise price and the closing price of our common stock on December 29, 2006); in the case of performance share unit awards, these amounts represent an assumed full conversion of these awards to shares of our common stock at 100% of target (not including performance share unit awards granted in 2004 because these awards were converted to shares of our common stock at 200% of target in
February 2007 and are reported on the table in the section above entitled “—Options Exercised and Stock Vested in 2006”); and in the case of restricted stock units, these amounts represent the value of the common stock issuable upon conversion of such units as of December 29, 2006. In the case of retirement or death, actual shares converted under the performance share unit awards and, therefore, value could be between 0% and 200% of the above amounts.

Change in Control Severance Agreements

We have entered into identical change in control severance agreements with
31 members of our senior management team, including each of our named executive officers. We also have entered into identical change in control severance agreements with approximately 575 other key employees; however, these agreements have important differences from those entered into with our senior management team (e.g., the change in control severance agreements entered into with our other key employees generally provide for severance and other benefits on the basis of a two-year severance period rather than a three-year severance period).

In August 2006, we gave notice to all employees (including both the senior management team and the other key employees) with whom we maintain these change in control severance agreements that the change in control severance agreements established in 1998, which we refer to as the 1998 agreements, would not be extended beyond the year ending
December 31, 2008 (the earliest possible termination date under the terms of the 1998 agreements). Under the terms of the 1998 agreements, this means that if we undergo a change in control (as defined in the agreements) on or prior to
December 31, 2008, the provisions of the 1998 agreements will be applicable to that transaction and govern a termination of employment for 36 months thereafter. In connection with that notice, we also entered into replacement change in control severance agreements, which we refer to as the 2006 agreements, with 31 members of senior management and approximately 575 other key employees that would apply to change in control transactions occurring on or after January 1, 2009.

Both the 1998 and 2006 agreements are intended to provide for continuity of management in the event of a change in control of Wyeth and generally provide that if a change in control of Wyeth occurs, the executive will receive a one-time cash severance payment, as well as other benefits, if we or the surviving company terminates his or her employment other than for “cause” or he or she terminates his or her employment for “good reason” (in each case as defined in the relevant agreements).

These change in control agreements first were instituted in 1998 in order to help retain our executive officers and key employees in an environment of publicized potential merger discussions and growing concerns about the potential impact of our diet drug litigation. These agreements proved critically important over the years in retaining and continuing to attract key talent to successfully manage our Company through years of industry consolidation, rapid change in the environment, important new product launches, the continued challenges of our diet drug litigation and the negative impact on the revenue of our Premarin family as a result of the July 2002 hormone therapy subset of the Women’s Health Initiative study. In response to the changed circumstances of both our Company and the pharmaceutical industry, in 2006 the Compensation and Benefits Committee undertook a review of the 1998 agreements. The Committee determined that while these agreements remained important in attracting and retaining key executives in light of industry consolidation and the competitive environment, the level of benefits under the 1998 agreements could be reduced without compromising the retention of our key employees or our competitiveness in attracting key talent. The 2006 agreements will continue to provide appropriate protection to senior managers (including the named executive officers) and other key employees if a change in control (as defined in the agreements) occurs and the individual’s employment is terminated, allowing these executives and employees to minimize individual employment concerns when considering and facilitating corporate transactions that are in the best interests of our stockholders and other constituents of the Company. These agreements also are intended to help retain executives and other key employees during continued industry consolidation.

The estimated effect of the new agreements, once they take effect, is shown on the table on page 57 of this proxy statement. For example, if the 2006 agreement had been in effect on December 29, 2006, the estimated value of the payments and other benefits that Mr. Essner would receive upon termination following a change in control under the 2006 agreement would have been approximately one-third of the estimated value he would receive under the 1998 agreement.

The key differences between the 1998 agreements and the 2006 agreements are described below under “— Our 2006 Change in Control Severance Agreements.”

Our 1998 Change in Control Severance Agreements

The 1998 change in control severance agreements continue through
December 31, 2008. However, if a “change in control” (as defined in the agreements) occurs on or before December 31, 2008, the 1998 agreements will continue in effect for a period of 36 months beyond that change in control.

A change in control as defined in the agreements would include any of the following events:

•

the acquisition of 20% or more of our voting securities by any person or persons acting in concert;

•

the consummation of any merger or business combination involving us, the sale or lease of our assets or any combination of the foregoing unless in any case our stockholders retain at least 65% of the resulting entity; or

•

the replacement of a majority of our directors (or their designees) during a two-year period.

For the 31 members of senior management (including each named executive officer), under the 1998 agreements, if following a change in control the executive is terminated for any reason other than for “cause” (as defined in the agreements) or if the executive terminates his or her employment for “good reason” (as defined in the agreements), then the executive is entitled to a one-time, lump-sum severance payment equal to three times the total of: the executive’s base salary at the rate in effect at the time of the change in control (and increased to reflect any subsequent increases); the highest bonus (annual cash incentive award) awarded to the executive in any of the three years immediately prior to the year in which he or she is terminated; and an amount equal to the greatest
Black-Scholes value (determined as of the date of grant in accordance with the 1998 agreements), of any grant of options and restricted stock and/or performance shares (converting the restricted stock and/or performance shares to option shares in accordance with the formula used to determine the share grant and treating them as having been granted as shares subject to an option for purposes of this determination) made to the executive in any of the three years prior to the change in control or, if greater, following the change in control. The executive also would receive a pro-rated bonus, calculated through the date of termination.

The 1998 agreements permit a member of the senior management team (including each named executive officer) to terminate his or her employment during the
90 days following the first anniversary of a change in control for any reason with that termination constituting a termination for good reason, thereby entitling the executive to payment of severance and other benefits under the 1998 agreement.

The 1998 agreements provide the following additional benefits:

•

On the date of termination following a change in control, the executive would be given three additional years of credit for age and service for purposes of calculating the pension benefit to which he or she is entitled under our Wyeth Retirement Plan—U.S., Supplemental Executive Retirement Plan and Executive Retirement Plan and assuming, in calculating the benefit, the last rate of pay earned by each executive is applied to the three additional years of service. This benefit would be further determined without any reduction for the receipt of benefits prior to age 65 or age 60, as applicable;

•

If, at the time of termination following a change in control, the executive already has attained age 45, the executive would be entitled to retiree medical coverage
(each of our named executive officers is older than age 45);

•

For three years from the date of a termination following a change in control, the executive would be given either continued coverage under our welfare and fringe benefit plans (but excluding our disability, pension and 401(k) plans), perquisites and other programs in which the executive is participating immediately prior to the termination or substantially similar benefits;

•

The executive would be provided with outplacement or executive recruiting services at a cost to us of no more than 10% of the executive’s base salary (but in no event exceeding $25,000), and payment by us at least monthly of all legal fees and expenses reasonably incurred by the executive, if any, in enforcing the agreement. Because legal fees are purely speculative, we have not displayed these in the
“Estimated Value of Post-Termination Payments and Other Benefits under the 1998 and 2006 Change in Control Severance Agreements” table following this discussion. In addition, if any restricted stock awards or options terminate or are forfeited upon or following the termination of the executive’s employment under the terms of any plan, the executive will receive for any terminated or forfeited stock awards or options an amount equal to the total of:

—

the cashout value (as defined in the agreements) of all the shares covered by the restricted stock awards forfeited (with units converted to shares based on the target awards); and

—

the excess of (a) the cashout value of all the shares subject to options that were forfeited over (b) the aggregate exercise price of the shares subject to the forfeited options.

In the event that any payments made in connection with a change in control were subjected to the excise tax imposed on excess parachute payments by the Internal Revenue Code, under the 1998 agreements we would “gross-up” the executives’ payments for all of these excise taxes plus any federal, state and local income tax applicable to the excise tax, and penalties and applicable interest.

Under the terms of the 1998 agreements, the executives have agreed not to divulge any of our confidential information.

Our 2006 Change in Control Severance Agreements

We entered into the 2006 change in control severance agreements with 31 members of our senior management team (including the named executive officers) and with approximately 575 other key employees. These agreements apply to change in control transactions occurring on or after January 1, 2009 and through December 31, 2011 and would govern for up to 36 months following a change in control transaction. The 2006 agreements will automatically extend in one-year increments unless we provide a notice of non-renewal no later than September 30 in the year two years prior to the December 31 termination date.

Like the 1998 agreements, the 2006 agreements generally provide that if a change in control of Wyeth occurs, the executive will receive a one-time cash severance payment, as well as other benefits, if we or the surviving company terminate his or her employment other than for “cause” or the executive terminates his or her employment for “good reason” (in each case as defined in the relevant agreements). The following is a summary of the key differences between the 1998 agreements and the 2006 agreements:

•

Under the 2006 agreements, the calculation of the one-time, lump-sum cash severance payment has changed to (1) exclude the value of equity awards and
(2) calculate the “bonus” component of severance (and for payment of the pro rata bonus for the year of termination) as being equal to the average of the executive’s three highest bonuses over the prior five years, or if the executive has less than three years of bonus history, the average of the actual years. If however, the executive has not been awarded one full-year’s bonus, then his or her bonus would be equal to 80% of base salary. All of our named executive officers have more than three years of bonus history.

•

The 2006 agreements eliminate the provision in the 1998 agreements allowing a member of the senior management team (including a named executive officer) to terminate his or her employment during the 90 days following the first anniversary of a change in control for any reason with such termination constituting a termination for “good reason.”

•

Under the 2006 agreements, eligibility for an unreduced pension payable at age 55 is achieved only if, at termination, the sum of the executive’s age and years of service equals or exceeds 60, after adding three years to both service and age. All of our named executive officers would be eligible for the unreduced pension.

•

Under the 2006 agreements, eligibility for retiree medical coverage is achieved only if: (1) the executive is either age 50 on the termination date, or
(2) the sum of the executive’s age and years of service equals or exceeds 60, after adding three years to both service and age. All of our named executive officers are over age 50.

•

The 2006 agreements provide that if welfare benefits are provided by a subsequent employer, our obligation to provide those benefits will terminate. The 2006 agreements also replace the provision entitling executives to continued fringe benefits for three years with a one-time cash payment equal to $60,000.

•

Under the 2006 agreements, an executive would be entitled to the above severance and other benefits if, following the signing of an agreement for a change in control (but prior to the consummation), he or she is terminated without cause at the request of the other party to the agreement or otherwise in anticipation of the change in control.

•

The 2006 agreements add a provision prohibiting executives from soliciting Wyeth employees or exclusive long-term contractors to leave employment with Wyeth for two years following the date of termination.

•

  The 2006 agreements change the definition for determining when termination as a result of relocation constitutes resignation for “good reason.”

•

Under the 2006 agreements, executives are fully grossed-up for excise taxes only if payments exceed 110% of the executives’ or key employees’ so-called
“safe-harbor amount” (which is generally three times the historical W-2 compensation). If payments are between 100% and 110% of the safe-harbor amount, the executive or key employee will be cut back to $1.00 below the safe harbor amount, and we will not have a gross-up obligation.

Estimated Value of Post-Termination Payments and Other Benefits under the 1998 and 2006 Change in Control Severance Agreements

The following table presents the estimated value of the payments and other benefits that would be provided to each of our named executive officers upon an involuntary termination following a change in control under the terms of each of our 1998 change in control severance agreements and our 2006 change in control severance agreements discussed above. Our 1998 change in control severance agreements cover a change in control occurring on or prior to December 31, 2008 and a termination of employment during the 36 months thereafter. Our 2006 change in control severance agreements cover a change in control occurring on or after
January 1, 2009 and a termination of employment during the 36 months thereafter. Severance payments and other benefits would be made under the 1998 and 2006 agreements only if following a change in control, the named executive officer is terminated by us for any reason (other than for “cause” as defined in the agreements) or if the named executive officer terminates his employment for “good reason” as defined in the agreements and only would be made under the agreement in effect at the time of the change in control.

In
preparing this table, we have assumed that a change in control occurred on December 29, 2006 and that the named executive officer was immediately terminated, and with respect to our 2006 change in control severance agreements, we have assumed that such agreements were in effect and applicable as of December 29, 2006. Although not effective for a change in control occurring on December 29, 2006, we have presented the estimated value of payments and benefits under the 2006 agreements for comparative purposes.

As further described in the
narrative following the table, the table below is intended to reflect only estimated incremental post-termination payments and other benefits attributable to the 1998 and 2006 change in control severance agreements and accordingly does not include
(1) estimated amounts that would be realized upon vesting of stock options, performance share unit awards and restricted stock unit awards upon a retirement or a change in control for all participants generally under our stock incentive plans
(estimates of these amounts are provided above under “—Generally Applicable Company Policies and Plans”), (2) the estimated value of pension and health and welfare benefits that would be received upon termination of employment under our pension and health and welfare plans absent the change in control severance agreements (estimates of these amounts are provided above under “—Pension Benefits” and “—Generally Applicable Company Policies and
Plans”), and (3) previously earned compensation the receipt of which was deferred until retirement or other termination (which is reported in the table in the section entitled “—Non-Qualified Deferred Compensation” and the table entitled “Securities Owned by Management”). Estimates of potentially required “gross-up” payments for excise and related taxes under our 1998 and 2006 change in control severance agreements are provided in the narrative following the table.

The amounts presented in the following
table are estimates only and do not necessarily reflect the actual value of the payments and other benefits that would be received by the named executive officers, which would be known only at the time that employment actually terminates and if a change in control were actually to occur. Accordingly, please refer to the narrative following the tables for additional explanations and assumptions made in making these estimates.

Estimated Value of Post-Termination Payments and Other Benefits under the 1998 and 2006 Change in Control
Severance Agreements (as of December 29, 2006)

(Dollar amounts in thousands)

Name

Cash Severance

Termination Year Cash Incentive Award (i.e., Bonus)

Incremental Pension Benefits

Incremental Health and Welfare Benefits

Perquisites

Total

Robert Essner*

1998 Agreement

$
56,955.6

$
2,700.0

$
7,770.3

$
7.5

$
316.8

$
67,750.2

(Effective through December 31, 2008)

2006 Agreement

$
12,186.0

$
2,400.0

$
7,770.3

$
7.5

$
85.0

$
22,448.8

(Effective January 1, 2009)

Bernard Poussot

1998 Agreement

$
22,723.8

$
1,260.0

$
14,601.2

$
181.6

$
418.3

$
39,184.9

(Effective through December 31, 2008)

2006 Agreement

$
6,408.0

$
1,126.0

$
14,486.9

$
181.6

$
85.0

$
22,287.5

(Effective January 1, 2009)

Kenneth J. Martin

1998 Agreement

$
19,289.0

$
1,072.5

$
11,763.6

$
191.2

$
41.5

$
32,357.8

(Effective through December 31, 2008)

2006 Agreement

$
5,272.5

$
957.5

$
9,399.5

$
191.2

$
85.0

$
15,905.7

(Effective January 1, 2009)

Robert R. Ruffolo, Jr., Ph.D.

1998 Agreement

$
20,867.8

$
917.2

$
3,885.2

$
162.9

$
41.5

$
25,874.6

(Effective through December 31, 2008)

2006 Agreement

$
4,621.9

$
813.7

$
3,885.2

$
162.9

$
85.0

$
9,568.7

(Effective January 1, 2009)

Joseph M. Mahady

1998 Agreement

$
14,504.6

$
865.3

$
8,599.6

$
189.5

$
41.5

$
24,200.5

(Effective through December 31, 2008)

2006 Agreement

$
4,436.6

$
783.3

$
7,330.9

$
189.5

$
85.0

$
12,825.3

(Effective January 1, 2009)

*

The above table does not reflect the employment agreement that we entered into with Mr. Essner on January 25, 2007, which is described in detail below, as this agreement was not in effect on December 29, 2006. If such agreement were in effect at December 29, 2006, in the event of termination of Mr. Essner’s employment following a change in control, Mr. Essner also would be entitled to additional perquisites with an estimated value of $1.6 million.

Cash Severance. Amounts shown in the above table represent estimated cash severance payments calculated in accordance with the 1998 and 2006 change in control severance agreements assuming termination at December 29, 2006.

Termination Year Cash Incentive Award (i.e., Bonus). Amounts shown in the above table for the 1998 change in control severance agreements represent a pro-rated annual award (100% because termination is assumed to occur as of December 29, 2006), based on the highest annual cash incentive award awarded to the named executive officer for any of the last three completed fiscal years. Amounts shown in the above table for the 2006 change in control severance agreements represent a pro-rated annual award (100% because termination is assumed to occur as of December 29, 2006) based on the average of the named executive officer’s three highest annual cash incentive awards over the prior five years.

Incremental Pension Benefits. Amounts shown in the above table represent the estimated incremental pension benefits associated with termination following a change in control due to the change in control severance agreements.
Specifically, for the 1998 change in control severance agreements, the amounts shown in the above table represent the incremental increase under the agreements (from a retirement absent a change in control) in the lump-sum value of benefits based on a retirement following a change in control on December 29, 2006. For the 2006 change in control severance agreements, the amounts shown in the above table represent the incremental increase under the agreements (from a retirement absent a change in control) in the lump-sum value of benefits based on a retirement following a change in control on December 29, 2006 for Mr. Essner and Dr. Ruffolo and the incremental increase in the present value of the lump-sum value at age 55 for Messrs. Poussot, Martin and Mahady.

Under our
pension plans, individuals may elect to receive pension benefits (including the incremental benefit from the change in control severance agreements) in a lump sum or various annuity forms. In accordance with the applicable plan documents, the lump-sum benefits were calculated with a discount rate of 3.3%, which is determined quarterly, and GATT mortality. The total (not incremental) annual single life annuity would be $2,158,651 for Mr. Essner, $1,394,010 for Mr. Poussot,
$1,092,503 for Mr. Martin, $436,679 for Dr. Ruffolo and $975,228 for Mr. Mahady. Absent a change in control, the total single life annuity per year for their lives would be $1,675,592 for Mr. Essner and $208,738 for
Dr. Ruffolo commencing immediately and $572,945, $517,678 and $541,057 for each of Mr. Poussot, Mr. Martin and Mr. Mahady, respectively, in each case commencing at age 55.

Incremental Health and Welfare Benefits. As described above, under retirement policies generally applicable to all U.S. salaried employees, Mr. Essner by virtue of his age and years of service is entitled to retiree medical benefits upon any termination. In addition, under the 1998 and 2006 change in control severance agreements, three years of continuation of certain other welfare benefits also would be provided, which comprise the incremental amounts shown for Mr. Essner in the above table. All other named executive officers become eligible for retiree medical benefits and three years of dental, life insurance and other retiree benefits under the terms of the 1998 and 2006 change in control severance agreements, and the amounts shown in the table above represent the estimated value of these benefits.

Perquisites. For the 1998 change in
control severance agreements, the amounts shown in the above table represent an estimate of the value of three years of continued perquisites and other programs in which the executive participated prior to termination (based on three times the amount of perquisites included in the “Summary Compensation Table” under “All Other Compensation” for 2006) plus $25,000 for outplacement services. For the 2006 change in control severance agreements, the amounts shown in the above table represent a $60,000 payment in lieu of continuation of perquisites and $25,000 for outplacement services.

“Gross-Up” for Excise Taxes. The above table does not include additional potentially required “gross-up” payments for excise and related taxes that may be payable in connection with a change in control under our 1998 and 2006 change in control severance agreements. In general, Section 4999 of the Internal

Revenue Code imposes a 20% excise tax on an executive on certain payments made to him in connection with a change in control. Our 1998 and 2006 change in control severance agreements generally provide that we will put our executives in the same after-tax position that they would have been in but for the imposition of this excise tax. In general, this excise tax is imposed upon payments and benefits paid to the executive that are contingent upon a change in control transaction, which in our case would include payments made under our change in control severance agreements as well as pursuant to the terms of our stock incentive plans (e.g., vesting of equity awards upon a change in control).

The
following are estimates of “gross-up” payments under each of the change in control severance agreements, calculated as if a change in control transaction had occurred on December 29, 2006 and the executive had been terminated on the same day, calculated by our Compensation and Benefits Committee’s consultant: $49.2 million (1998 agreement) or $25.1 million (2006 agreement) for Mr. Essner; $25.9 million (1998 agreement) or $16.2 million (2006 agreement) for
Mr. Poussot; $21.9 million (1998 agreement) or $12.5 million (2006 agreement) for Mr. Martin; $16.7 million (1998 agreement) or $8.0 million (2006 agreement) for Dr. Ruffolo; and $16.0 million (1998 agreement) or $9.5 million (2006 agreement) for Mr. Mahady.

The foregoing estimates are
based on a number of assumptions. Facts and circumstances at the time of any change in control transaction and termination thereafter as well as changes in the applicable named executive officer’s compensation history preceding such a transaction could materially impact whether and to what extent the excise tax will be imposed and therefore the amount of any potential gross-up. For purposes of performing these calculations, we have made the following additional assumptions: an individual effective tax rate of 42.37% (composed of a federal tax rate of 35.00%, a New Jersey state tax rate of 6.37% and FICA/FUTA of 1.45%) and 120% Applicable Federal Semi-annual Rate (AFR) as of December 2006 (for short-term 5.89%, mid-term
5.62% and long-term 5.81%). AFR is applicable in determining the value of accelerating vesting of stock options and restricted stock units in computing these excise taxes.

Employment Agreement—Mr. Essner

On January 25, 2007, we entered into an employment agreement with Mr. Essner in order to secure Mr. Essner’s continued services and his agreement that, following termination of his employment, he will assist us with litigation and regulatory matters and refrain from competing against us.

The employment agreement provides that for a period of five years after termination of his employment, Mr. Essner will provide reasonable assistance to us with regulatory and litigation matters as to which he had any particular knowledge in connection with his employment at Wyeth. Mr. Essner also has agreed not to compete against us or solicit any of our employees or significant customers, clients or distributors during this five-year period.

The
employment agreement provides that, upon any termination, Mr. Essner will receive his salary through the date of termination and any accrued but unpaid vacation, and he will retain all of his rights to benefits earned prior to termination under
Company benefit plans in which he participates.

Upon any termination of Mr. Essner’s employment by us other than for “cause”
(as defined in the employment agreement), by us following his 65th birthday or by Mr. Essner for any reason, he will be entitled to any earned but unpaid annual cash incentive award for the preceding year, payment of a pro-rated annual cash incentive award (i.e., bonus) for the year in which the termination occurs, vesting of all outstanding time-based equity awards and performance-based equity awards (if, when and to the extent applicable performance targets are met) consistent with the terms of our generally applicable Company equity plans, and retiree health and welfare benefits in accordance with our generally applicable retirement policy. Until the earlier to occur of (1) Mr. Essner’s death or (2) a five-year period after any such termination of employment, we also will provide to Mr. Essner reasonable home and personal security, an office and secretarial support, up to 75 hours annually of personal use of the Company aircraft and access to a company-provided car and driver for occasional personal use.

In addition, unless Mr. Essner has reached the age of 65, upon any termination by us without
“cause” or by Mr. Essner for “good reason” (as defined in the agreement), subject to entering into a release of claims, we will (1) pay to Mr. Essner a lump sum equal to two times the sum of his then-current base salary and the average of the highest three annual bonuses he earned in the five immediately preceding bonus years and (2) credit Mr. Essner with two additional years of service and age for purposes of the Wyeth Supplemental Executive
Retirement Plan and the Wyeth Executive Retirement Plan. We are entitled to discontinue the payments referred to in this paragraph and to recover any amounts already paid and to discontinue the benefits referred to in the second sentence of the prior paragraph, if Mr. Essner fails to provide the post-termination assistance or comply with the post-termination covenants described above. Upon any termination of Mr. Essner’s employment in connection with a change in control transaction, the terms of Mr. Essner’s change in control severance agreement (described above) would apply and supersede the terms of the employment agreement, other than with respect to the provision of the benefits described in the second sentence of the prior paragraph.

If this agreement had
been in effect at December 29, 2006 and assuming a termination of Mr. Essner’s employment as of that date (other than following a change in control, which is addressed above under “—Change in Control Severance
Agreements”), Mr. Essner would have been entitled to receive (1) an estimated $1.6 million in perquisites in the event of voluntary termination/retirement and (2) in the event of termination by us not for “cause” or by
Mr. Essner for “good reason,” an estimated $8.7 million in cash severance payable in a lump sum, an estimated $3.4 million in estimated incremental pension benefits and an estimated $1.6 million in perquisites. In addition, under the circumstances described in clauses (1) and (2), Mr. Essner also would be entitled to a termination-year cash incentive award (i.e., bonus) determined by the Compensation and Benefits Committee. The foregoing amounts are estimates only and do not necessarily reflect the actual value of the payments and other benefits that would be received by Mr. Essner in the event of an actual termination event in the future, which would be known only at the time that he becomes eligible to receive payments and benefits.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options and rights (including performance share unit awards and restricted stock units) under all of our existing equity compensation plans as of December 31, 2006, including the 1990, 1996, 1999, 2002 and 2005 Stock Incentive Plans, the 2006 Non-Employee Director Stock Incentive Plan, the 1994 Restricted Stock Plan for Non-Employee Directors, the Management Incentive Plan
and the Stock Option Plan for Non-Employee Directors. The table below does not include shares of common stock issued on January 25, 2007 and February 26, 2007 upon conversion of restricted stock performance awards and performance share unit awards, respectively, that were based on performance completed in 2006. See “Option Exercises and Stock Vested in 2006.”

Plan Category

Number of Securities to Be Issued upon Exercise of Outstanding Options and Rights (a)(#)

Weighted Average Exercise Price of Outstanding Options (b)($)

  Number of Securities   Remaining Available   for Future Issuance   under Equity   Compensation Plans   Excluding Securities   Reflected
in Column (a) (c)(#)

Equity Compensation Plans Approved by Stockholders

157,913,617
(1)(2)

$
50.04

29,355,783
(3)

Equity Compensation Plans Not Approved by Stockholders

226,000
(4)

$
50.59

24,000
(4)

Total

158,139,617

$
50.04

29,379,783

(1)

Issued under our 1990, 1996, 1999, 2002 and 2005 Stock Incentive Plans, 2006 Non-Employee Director Stock Incentive Plan and 1994 Restricted Stock Plan for Non-Employee Directors.

(2)

Also includes shares of common stock underlying outstanding awards under our Management Incentive Plan that will vest upon retirement or termination of each participant. These awards will be paid in shares of common stock. No additional awards are being made under the Management Incentive Plan, which has been replaced by our performance incentive award program and Executive Incentive Plan.

(3)

Includes 52,800 shares that remain available for issuance under the 1994 Restricted Stock Plan for Non-Employee Directors. No further grants are being made under this plan other than continuing annual grants to four non-employee directors who joined the Board prior to April 27, 2006 until they reach their total award of 4,000 shares. See “Director Compensation.”

(4)

Issued under our Stock Option Plan for Non-Employee Directors, which is described below. Although 24,000 shares remain available for issuance under this plan, no further grants are being made under this plan.

Stock Option Plan for
Non-Employee Directors

Our Stock Option Plan for
Non-Employee Directors was adopted in 1999 by the Board to attract and retain qualified persons who are not our employees or former employees for service as members of the Board by providing them with an interest in our success and progress by granting them 10-year term non-qualified options to purchase common stock. Under the plan, directors who were not our current or former employees received an annual grant of stock options on the date of the annual meeting. The price of the options was the fair market value on the date the options were granted. The options became exercisable at the date of the next annual meeting or earlier in the event of the termination of the director’s service due to death, disability or retirement, provided in each case that the director has completed at least two years of continuous service at the time of exercise or termination. The plan also provides for acceleration of vesting of awards in the event of a change in control of Wyeth. While the aggregate maximum number of shares of common stock that may be granted under the plan is 250,000 shares, no further grants are being made under the Stock Option Plan for Non-Employee Directors. Outstanding options held by non-employee directors will continue to be governed by the terms of this plan and the award agreements pursuant to which they were granted.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

We retained the law firm of Pepper Hamilton LLP in connection with various legal matters in 2006 and have paid or are expected to pay approximately $127,000 for these services. In 2007, we have and expect to continue to retain this firm, with no net billings to date. Nina M. Gussack is a partner at Pepper Hamilton and the sister-in-law of Lawrence V. Stein, Senior Vice President and General Counsel of Wyeth. As part of Pepper Hamilton’s overall representation of Wyeth,
Ms. Gussack has provided specialized legal advice regarding clinical trial and drug development to Wyeth. Following Mr. Stein’s promotion to General Counsel of Wyeth as of July 1, 2003, the Audit Committee of the Board of
Directors established procedures for hiring Pepper Hamilton while Mr. Stein is General Counsel. Under these procedures, which require the approval of the Chief Executive Officer or Chief Financial Officer for retention, Mr. Stein is not directly involved in determinations to retain Pepper Hamilton, although as General Counsel he has a right to veto any retention which has been approved.

Review and Approval of Transactions with Management and Others

We maintain various policies and procedures relating to the review, approval or ratification of transactions in which Wyeth is a participant and in which any of our directors, executive officers, 10% stockholders (if any) or their family members have a direct or indirect material interest. We refer to these individuals and entities in this proxy statement as related persons. The Wyeth Code of
Conduct, which is available on our website at www.wyeth.com, prohibits Wyeth employees, including our executive officers, and in some cases, their family members, from engaging in specified activities without prior written consent from the Wyeth Ethics Office. These activities typically relate to situations where a Wyeth employee, and in some cases, an immediate family member, may have significant financial or business interests in another company competing with or doing business with Wyeth, or who stands to benefit in some way from such a relationship or activity. The Wyeth Code of Conduct also requires that our independent directors disclose potential conflicts of interest to us for evaluation by the Board of
Directors.

Each year, we require our directors and executive
officers to complete a questionnaire, among other things, to identify any transactions or potential transactions with us in which a director or an executive officer or one of their family members or associated entities has an interest. We also require that directors and executive officers notify our Corporate Secretary of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible.

The Audit Committee of our Board of Directors, pursuant to its charter, has responsibility for reviewing and approving, ratifying or making recommendations to our Board of Directors regarding related person transactions as defined under Securities and Exchange Commission regulations to the extent not delegated to another committee of the Board. In addition, the Board annually determines the independence of directors based on a review by the directors and the Nominating and Governance Committee as described under “Independence of Directors” above.
Additionally, the Board has adopted a specific set of procedures designed to ensure the continued independence of any director whose employer does, or potentially may do, business with Wyeth.

We believe that these policies and procedures collectively ensure that all related person transactions requiring disclosure under Securities and Exchange Commission rules are appropriately reviewed and approved or ratified. Each of the transactions disclosed above in this section has been reviewed and approved or ratified by our Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The
following is the report of the Audit Committee with respect to Wyeth’s audited financial statements for the year ended December 31, 2006.

Wyeth’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. Wyeth’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of Wyeth’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The purpose of the Audit Committee is to assist the Board in its general oversight of Wyeth’s financial reporting, internal controls, and audit functions.

The Audit Committee has
reviewed and discussed Wyeth’s audited financial statements with management. The Audit Committee has also had many discussions, including the required discussions with PricewaterhouseCoopers LLP, Wyeth’s independent registered public accounting firm, regarding matters related to the conduct of the annual integrated audit of Wyeth’s financial statements and of its internal control over financial reporting. The content of these communications is governed by Statement on
Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial
Statements.” The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board pursuant to Rule 3600T, which relates to the accountants’
independence from Wyeth and has discussed with PricewaterhouseCoopers LLP their firm’s independence from Wyeth.

The Audit Committee is governed by the Audit Committee Charter adopted by Wyeth’s Board of Directors, a copy of which is available on the Wyeth
Internet site at www.wyeth.com. Each of the members of the Audit Committee qualifies as an “independent” director under the current applicable listing standards of the New York Stock Exchange.

Based upon the review and discussions referred to above, the Audit Committee has recommended to Wyeth’s Board of Directors that Wyeth’s audited financial statements be included in Wyeth’s Annual Report on Form 10-K for the year ended December 31, 2006.

AUDIT COMMITTEE

John D. Feerick, Chairman

Victor F. Ganzi

John P. Mascotte

Gary L.
Rogers

John R. Torell III

REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE ON

CORPORATE GOVERNANCE MATTERS

A.

Outlook of the Committee on Corporate Governance

The consideration, adoption and application of sound principles of corporate governance are central to Wyeth’s ability to secure and maintain the confidence of its various stakeholders, including its stockholders, customers and employees. Substantial responsibility for good corporate governance rests with our Board (including the Nominating and Governance Committee) and the role it takes in overseeing how management serves the long-term interests of Wyeth and its stockholders. Keeping the Nominating and Governance Committee (this “Committee”) and the Board apprised of trends and best practices in corporate governance, advising on the appropriateness of adopting governance practices and policies, and creating mechanisms to place the Board in a position to make informed, educated decisions, are priorities of this Committee. Before the increased focus on corporate governance gained widespread momentum in the early part of the decade, this Committee had begun focusing on Board governance duties and responsibilities through the adoption of Board Committee charters and the formalization of the Wyeth Corporate
Governance Guidelines and the arm’s length determination of Board selection outlined in the Criteria and Procedures for Board Candidate Selection. The current versions of these documents, as well as other corporate governance documentation, can be accessed on the Corporate Governance section of the Company’s website at www.wyeth.com.

B.

Developments in 2006

At the 2006 Annual Meeting of Stockholders, two stockholder proposals relating to corporate governance received considerable support from our stockholders, a proposal to amend the By-laws to adopt a majority vote standard for the election of directors in uncontested elections, which received 54.75% of the votes cast and 40.75% of shares outstanding, and the amendment to Wyeth’s
Restated Certificate of Incorporation to remove all supermajority voting requirements, which received the support of 77.35% of the votes cast and 57.59% of the shares outstanding. In response to the support received for these proposed corporate governance changes, this Committee promptly and carefully reviewed these changes and determined to recommend implementation of them to the Board.

With regard to majority voting for directors, Wyeth had closely followed and actively participated in the ongoing dialogue over several years among publicly-traded corporations, institutional stockholders, corporate governance activists and corporate law experts regarding potential changes in the standard voting for directors. It had been a corporate member of the “Majority Vote Work
Group” which had been formed among leading corporations, several international unions and their associated pension funds to “promote informed shareholder and corporate consideration of the director majority vote issue.” Given the strong stockholder support for this change, in September 2006 this Committee proposed, and the Board of Directors adopted, amendments to the By-laws of the Company to implement a change in the voting standard for uncontested elections of directors from a plurality of votes cast to a majority of votes cast. This change is incorporated in Section 6 of Wyeth’s By-laws, which can be accessed on the Corporate Governance section of the Company’s website at www.wyeth.com.

With regard to the supermajority provisions of our Charter, in
September 2006, this Committee recommended, and the Board of Directors approved, certain amendments to Wyeth’s Restated Certificate of Incorporation to eliminate all supermajority requirements. In order to become effective, the amendments require the affirmative vote of stockholders holding at least 80% of Wyeth’s outstanding shares. These proposed amendments are being submitted to our stockholders for their approval under item 3 of this proxy statement.

In 2006, this Committee proposed that the Board of Directors form a new
Science and Technology Committee, which would be comprised of independent members of the Board, in an effort to further advance the Company’s strategic priorities and provide the Board with opportunities for education on scientific and medical innovation and cutting-edge pharmaceutical technologies. The committee was formed in April 2006, has met several times since its formation, and provides the Board with an ongoing assessment of our research and development product pipeline, governance structures, performance metrics and decision-making.

Finally, in 2006 this Committee conducted a search for an additional Board member, and retained an executive search firm to assist in this effort. The executive search firm was given a set of specifications, based on the Wyeth Corporate Governance Guidelines and the Criteria and Procedures for Board Candidate Selection, for use in
the identification of director candidates. The search resulted in the September 2006 election of Raymond J. McGuire as a director, effective October 1, 2006. The Chairman of this Committee and several members of this Committee actively conducted the selection process and several members of senior management also participated in the interview and screening process. In light of Wyeth’s relationships with Citigroup, Inc., the parent company of Mr. McGuire’s employer, and in order to continue to enhance Wyeth’s corporate governance practices, a specific set of procedures was adopted by the Board of Directors to ensure the continued independence of any director, the employer of whom does, or potentially may do, business with Wyeth. Ultimately, with such independence procedures in place, this Committee and the Board determined that Mr. McGuire satisfied the Company’s criteria for selection, which included an independence analysis under the applicable regulatory and Company standards.

This Committee,
in keeping with its mandate, continues to study, evaluate and improve upon this solid foundation in good corporate governance. In that vein, among other things, it has continued to assess the advisability of the appointment of a lead director within the Wyeth Board. The current position of this Committee with respect to this issue can be found on the Corporate Governance section of the Company’s website at www.wyeth.com.

C.

Questions and Answers About Our Board, Board Committees, and Governance Policies

Below are several questions and answers that provide some highlights of our governance practices and policy initiatives.

Q:

Is Wyeth’s Board comprised of a majority of independent directors?

A:

Yes, our Board currently consists entirely of non-employee directors, other than Mr. Essner and Mr. Poussot. In fact, we consider the Board’s independence to be one of its great strengths. For the past several years, the individual or individuals serving as the Chairman and Chief Executive Officer and/or President have been the only member(s) of management on the Board.

The Wyeth Corporate Governance Guidelines adopted by the Board contain standards of independence that meet or exceed the New York Stock Exchange Corporate Governance
Standards. These independence standards are set out in detail in Section II.b. of the Wyeth Corporate Governance Guidelines available on the Corporate Governance section of our website at www.wyeth.com.

Pursuant to these Guidelines and the categorical standards of independence that they set forth, the Board reviewed the independence of each of its directors in February 2007 taking into account any potential conflicts of interest, transactions or other relationships that could compromise any of our directors’ independence. As a result of this review, the Board affirmatively determined that all of the Company’s directors are independent of the Company and its management under the standards set forth in the Wyeth Corporate Governance Guidelines, with the exception of the Chairman, Mr. Essner, who is not independent because of his employment as our Chief Executive Officer, and Mr. Poussot, who is not independent because of his employment as our President, Chief Operating Officer and Vice Chairman.

Q:

What Committees of Wyeth’s Board are comprised of a majority of independent directors?

A:

Since their inception, the Audit Committee, Compensation and Benefits Committee, Corporate Issues Committee, and Science and Technology Committee have been comprised only of independent directors, as determined under applicable New York Stock Exchange Corporate Governance Standards. The Nominating and Governance Committee also is currently, and has been for the past nine years, comprised only of independent directors, as determined under applicable New York Stock Exchange Corporate Governance Standards.

Q:

Are any of Wyeth’s management directors part of “interlocking” relationships?

A:

No. Messrs. Essner and Poussot are currently the only members of management on the Board, and they are not on the board of directors of any companies that either employ an executive who sits on our Board or include on its board another member of our Board.

Q:

What happens when one of Wyeth’s non-employee directors accepts a new directorship or changes professions?

A:

Under Wyeth’s protocols and procedures for the review of potential conflicts of interest, any new directorship or other significant affiliation involving another entity and one of our directors is reviewed for its impact on the director’s independence. According to the Wyeth Corporate Governance Guidelines, the non-employee directors must offer not to stand for re-election following a change in their primary profession or employment. This Committee then makes a recommendation to the Board whether to accept or reject the offer as appropriate under the circumstances.

Q:

Does Wyeth require regular meetings of its non-management directors and/or have a lead independent director?

A:

Yes. Regular executive sessions of the non-management members of the Board are required under the Wyeth Corporate Governance Guidelines. Executive sessions of the non-management directors, who are all also independent directors, were held at every regularly scheduled Board meeting in 2006. The Chairmen of the respective standing Committees on a rotating basis chair the executive sessions of the non-management directors. By doing so, we believe that the duties that would typically fall upon a single lead independent director may be effectively assumed by the five Chairmen of these standing Committees.

Q:

What sort of financial expertise do the members of Wyeth’s Audit Committee have?

A:

All of our Audit Committee members meet the current New York Stock Exchange listing standards for both independence and financial literacy. Our Board has designated two members of our Audit Committee to be “audit committee financial experts” as defined by the SEC, although other members of our Audit Committee are also qualified.

Q:

On how many audit committees of public companies may a Wyeth director simultaneously serve?

A:

Pursuant to the Wyeth Corporate Governance Guidelines, a member of the Audit Committee may not simultaneously serve on the audit committee of more than three public companies.

Q:

Are your Board Committees authorized to independently engage outside advice?

A:

Yes. The Board Committees are authorized to seek outside counsel and expert advice. Two Committees, the Compensation and Benefits Committee and the Nominating and Governance
Committee, have hired and actively consulted with independent consulting firms in 2006. In addition, the Audit Committee, subject to ratification by our stockholders, retains the principal independent public accountants of the Company.

Q:

Does Wyeth have a director education policy?

A:

This Committee has identified several director education programs, accredited by a corporate governance rating agency and sponsored by prominent institutions, from which new directors must choose at least one program to attend. Other directors are also invited to attend director education programs to learn about new fields related to board service.

Q:

Does Wyeth have a policy regarding director attendance at Board and Board Committee meetings?

A:

Although the Company has no formal meeting attendance policy, it is the expectation of the Chairman that all Board members attend every Board meeting and the meetings of the Committees on which they sit,

unless special circumstances require that they be excused. Such circumstances are ordinarily discussed with the Chairman in advance of an unattended meeting.

Q:

Did all directors attend last year’s Annual Meeting of Stockholders?

A:

All incumbent directors attended last year’s Annual Meeting of Stockholders.

Q:

What is the procedure for a stockholder to submit the name of a candidate for consideration as a potential nominee to the Board of Directors?

A.

In accordance with our By-laws, the name and qualifications of the potential candidate should be submitted to the Corporate Secretary of Wyeth. This Committee then considers the qualifications of the potential candidate at its next regularly scheduled meeting in accordance with this Committee’s Criteria and Procedures for Board Candidate Selection. When an executive search firm is under contract, such potential candidates are reviewed by the search firm under the set of specifications being used for the search.

Q:

Are the charters of any of your Board Committees publicly available?

A:

Yes. The charters of each of the Audit, Compensation and Benefits, Corporate Issues, Science and Technology and this Committee are available on the Corporate Governance section of our website at www.wyeth.com. As required by the charters, we evaluate each of these charters on an annual basis.

Q:

Does Wyeth have an Ethics Code?

A:

Yes. The Wyeth Code of Conduct, which has been in existence for many years, was recently revised in 2007 in accordance with SEC regulations and the New York Stock Exchange
Corporate Governance Standards, in addition to other considerations, and is available on the Wyeth website at www.wyeth.com. Worldwide training on the Wyeth Code of Conduct, and its application to the business lives of all employees, is ongoing using custom designed educational tools. The Wyeth Code of Conduct applies to all of our directors and executive officers, as well as all of our employees. The Wyeth Code of Conduct includes a code of ethics that applies to our senior financial officers and our Chief Executive Officer. It is designed to assure honest and ethical conduct, avoidance of conflicts of interest, good public disclosure and full compliance with applicable laws and regulations.

Q:

Does Wyeth have a way for stockholders to report concerns they may have regarding accounting matters directly to the Audit Committee?

A:

Yes. If a stockholder, or any party, has concerns about accounting, internal accounting controls or audit matters, he or she can write directly to the Audit Committee of the Board at a P.O. Box of the Audit Committee located in New York City. The address is located in the Corporate Governance section of our website at www.wyeth.com. The Audit Committee Chairman receives all such communication, unopened, and responds or directs the response as he deems appropriate. The full Audit Committee reviews the treatment and status of all such communications at each Audit Committee meeting.

Q:

Does Wyeth have a way for stockholders to directly contact our Board of Directors or our non-management directors?

A:

Yes. If a stockholder, or any party, wishes to directly contact the Board of Directors or the non-management members of our Board of Directors, he or she can write directly to the
Board at a P.O. Box of the Board located in New York City. The address is located in the Corporate Governance section of our website at www.wyeth.com. All such communication, other than advertising circulars, solicitations and advertisements, is forwarded to the party to whom it is addressed.

Q:

Does Wyeth have stock ownership guidelines for its executive officers?

A:

  Yes. The Company has stock ownership guidelines for executive officers and other key U.S. employees in order to promote equity ownership and further align the interests of management with Wyeth’s

stockholders. The Chief Executive Officer has a share ownership guideline with a value of at least eight times his base salary, officers who report directly to the Chief Executive Officer have a share ownership guideline with a value of at least six times base salary and other employees who are members of the Management, Law/Regulatory Review, Human Resources and Benefits and Operations Committees have a share ownership guideline with a value of at least four times base salary. Additional information regarding these stock ownership guidelines is included in the section entitled “Executive Compensation—Compensation Discussion and
Analysis” in this proxy statement.

Q:

Does Wyeth have stock ownership guidelines for its non-employee directors?

A:

Yes. Each non-employee director is required to hold at least five times the value of the annual cash Board service retainer in Wyeth stock and/or equivalent units. Directors are given five years to attain this ownership threshold.

NOMINATING AND GOVERNANCE COMMITTEE

John P. Mascotte, Chairman

John D. Feerick

Frances D. Fergusson,
Ph.D.

Robert Langer, Sc.D.

Mary Lake Polan, M.D., Ph.D., M.P.H.

Walter V. Shipley

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEE SUMMARY

On February 23, 2006, the Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006, as ratified by stockholders at the 2006
Annual Meeting. PricewaterhouseCoopers LLP also acted in this capacity in 2005 and previously. The information below includes amounts billed or expected to be billed for these services.

Audit Fees

The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 were $10.7 million for each year.

Audit-Related Fees

The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for audit-related services to Wyeth, for the fiscal years ended
December 31, 2006 and December 31, 2005, were $1.6 million and $1.8 million, respectively. These services consist primarily of employee benefit plan audits, assistance with registration statements, consents and comfort letters related to debt issuances, assistance with divestitures, and other services approved by the Audit Committee.

Tax Fees

The aggregate
fees billed or expected to be billed by PricewaterhouseCoopers LLP for tax services to Wyeth for the fiscal years ending December 31, 2006 and December 31, 2005 were $2.0 million and $1.8 million, respectively. These services primarily relate to the analysis and review of consolidated and local foreign tax provisions, preparation of local foreign tax returns, assistance on foreign tax audits, as well as foreign transfer pricing documentation.

All Other Fees

There were no fees billed by PricewaterhouseCoopers LLP relating to any other services.

It is the Audit Committee’s policy to approve in advance the types of audit, audit-related, tax and any other services to be provided by Wyeth’s independent registered public accounting firm. In situations when it is not possible to obtain full Audit Committee approval, the Committee has delegated to the Chairman of the Audit Committee authority to grant pre-approvals of audit, audit-related, tax and all other services. All such pre-approved decisions are required to be reviewed with the full Audit Committee at its next scheduled meeting.

The Audit Committee has approved all of the aforementioned independent registered public accounting firm’s services and fees for 2006 and 2005 and, in doing so, has considered whether the provision of such services is compatible with maintaining independence.

ITEM 2.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, subject to ratification by the stockholders, has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2007. This firm served in such capacity in 2006 and previously. A representative from PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make comments if he or she desires to do so and will be available to answer questions.

THE BOARD OF DIRECTORS AND OUR MANAGEMENT RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS WYETH’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

ITEM 3.

PROPOSED AMENDMENTS TO WYETH’S RESTATED CERTIFICATE OF

INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS

In response to a favorable vote by stockholders at the 2006 Annual Meeting on a proposal to eliminate supermajority vote requirements, the Nominating and Governance Committee, as well as our Board of Directors, reviewed the supermajority vote provisions in Wyeth’s Restated Certificate of Incorporation and the implications of removing such provisions. In general, the supermajority vote provisions contained in our Restated Certificate of Incorporation are designed to ensure that stockholders are protected from coercive tactics and receive maximum consideration in a hostile takeover scenario. Although provisions such as these can be beneficial, our Board of Directors recognizes that many stockholders now view the supermajority vote requirements as a limitation on the ability of a majority of stockholders to effect change, a view that likely contributed to the favorable vote at our 2006 Annual Meeting on the proposal to eliminate such requirements.

After careful consideration and upon the recommendation of the Nominating and Governance Committee, our Board of Directors has unanimously approved and recommends for approval by Wyeth’s stockholders amendments to the Restated
Certificate of Incorporation effecting the removal of all of the supermajority vote provisions. These amendments, if adopted, would eliminate the last sentence of paragraph (c) of Article Eighth, the last sentence of paragraph (e) of
Article Eighth and the second sentence of paragraph (f) of Article Eighth of Wyeth’s Restated Certificate of Incorporation. The sections of our Restated Certificate of Incorporation that reflect the proposed amendments to be effected are attached to this proxy statement as Appendix B and are marked to show changes from our current Restated Certificate of Incorporation.

The current supermajority vote provisions and the effects of the proposed amendment are summarized below. In each case, the proposed amendments, if adopted, would remove provisions of our Restated Certificate of Incorporation that currently require the affirmative vote of at least 80% (a “supermajority”) of the voting power of all shares of Wyeth entitled to vote in the election of directors to take specified actions. If these amendments are adopted, then a simple majority standard will govern these matters rather than a supermajority standard.

Approval of this proposal requires the affirmative vote of at least 80% of the voting power of all shares of Wyeth entitled to vote in the election of directors (i.e., Wyeth’s common stock and Wyeth’s existing class of preferred stock). An abstention on this proposal is not an affirmative vote and therefore will have the same effect as a vote against this proposal. Therefore, it is important that you vote your shares in person or by proxy.

If the proposal is approved by our stockholders, it will be effected by the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the State of Delaware promptly after the Annual
Meeting.

Elimination of Last
Sentence of Paragraph (c) of Article Eighth: 80% Vote Requirement for Amendments to Sections Two and Seven of our By-laws

Under Article VIII(c) of our Restated Certificate of Incorporation, sections two and seven of our By-laws may not be altered, amended or repealed, and no provision inconsistent therewith may be adopted, without the affirmative vote of the holders of at least 80% of the voting power of all the shares entitled to vote generally in the election of directors, voting together as a single class.

The proposed amendment would remove the 80% supermajority vote of stockholders required to alter, amend or repeal, or adopt any provision inconsistent with, sections two and seven of our By-laws, copies of which are attached as Appendix C to this proxy statement, which sets forth provisions relating to:

•

the ability, unless otherwise provided by law, of the Chairman or Vice Chairman of the Board of Directors or the President or the Secretary on the written request of a majority of all the directors to call special meetings of stockholders;

•

the requirement that the size of the Board of Directors be no less than eight and no more than 15;

•

the requirement that any stockholder who wishes to nominate director candidates for election to the Board must comply with certain advance notification provisions that address the required timing for submitting such nominations and the required information that must accompany such nominations; and

•

  the authority of the Board of Directors to fill vacancies on the Board resulting from increases in the authorized number of directors or otherwise.

If the proposed amendment is adopted, then
either the vote of a majority of the Board of Directors or the affirmative vote of a majority of the outstanding stock having voting power will be required to alter, amend, repeal or adopt any provision inconsistent with sections two and seven of our By-laws, as already is the case for other amendments to our By-laws.

Elimination of Last Sentence of Paragraph (e) of Article Eighth: 80% Vote Requirement for Amendments to Article Eighth of our Restated Certificate of Incorporation

Under Article VIII(e) of our Restated Certificate of Incorporation, Article
Eighth of our Restated Certificate of Incorporation may not be altered, amended or repealed, and no provision inconsistent therewith may be adopted, without the affirmative vote of the holders of at least 80% of the voting power of all the shares entitled to vote generally in the election of directors, voting together as a single class.

The proposed amendment would remove the 80% supermajority vote required to alter, amend or repeal, or adopt any provision inconsistent with, Article Eighth of our Restated Certificate of Incorporation, a copy of which is attached as Appendix B to this proxy statement (showing the proposed amendments), which sets forth provisions relating to:

•

the number of directors constituting the Board of Directors and the authority of the Board of Directors to fill vacancies on the Board resulting from increases in the authorized number of directors or otherwise;

•

  the requirement that nominations for the election of directors, other than by the Board of Directors or a committee thereof, must be given in the manner provided in our By-laws;

•

the formation by the Board of Directors of an Executive Committee;

•

the power of the Board of Directors to make, alter, amend or repeal our By-laws, but requiring that any By-laws so made, altered or amended by the directors may be altered or repealed by the stockholders and providing that sections two and seven of our By-laws may not be altered, amended or repealed without the vote of 80% of the stockholders;

•

the absence of subscription (or preemptive) rights with respect to authorized but unissued securities of Wyeth;

•

the right of Wyeth to amend, alter or repeal any provision of the Restated Certificate of Incorporation in a manner prescribed by law, provided, however, that an
80% stockholder vote is required to alter, amend or repeal Article Eighth;

•

  the removal of any director by vote of a majority of the entire Board of Directors or by an 80% vote of the stockholders, in each case for any cause deemed by them sufficient;

•

the process for authorization, ratification and approval of interested director transactions;

•

  the requirement that stockholder action be taken at a duly called annual or special meeting and not effected by any consent in writing by such holders; and

•

the ability, unless otherwise provided by law, of the Chairman or Vice Chairman of the Board of Directors or the President or the Secretary on the written request of a majority of all the directors to call special meetings of stockholders.

If the proposed amendment is adopted, then the affirmative vote of a majority of the outstanding stock entitled to vote thereon will be required to alter, amend or repeal, or adopt any provision inconsistent with,
Article Eighth of our Restated Certificate of Incorporation, as already is the case for other amendments to our Restated Certificate of Incorporation (amendments to our Restated Certificate of Incorporation also require the prior approval of our
Board of Directors).

Elimination of Second Sentence of
Paragraph (f) of Article Eighth: 80% Vote Requirement for Stockholders to Remove Directors for Cause

Under Article VIII(f) of our Restated Certificate of Incorporation, a director may be removed from office by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, for any cause deemed by them sufficient, except that directors elected by shares of preferred stock voting separately may only be removed by such stockholders at any special meeting for any cause deemed sufficient by such meeting.

The proposed amendment would remove the 80% supermajority vote currently required for stockholders to remove directors. If these amendments are adopted, then in accordance with Section 141(k) of the Delaware General Corporation Law, the affirmative vote of a majority of the shares then entitled to vote at an election of directors will be required for the stockholders to remove any director from office (except that directors elected by shares of preferred stock voting separately may only be removed, in the case of removal without cause, by the holders of the preferred stock).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO WYETH’S RESTATED CERTIFICATE OF
INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS.

ITEM 4.

PROPOSED AMENDMENT AND RESTATEMENT OF 2005 STOCK

INCENTIVE PLAN FOR TAX COMPLIANCE

The Board of Directors, on March 3, 2005, unanimously adopted the 2005 Stock Incentive Plan (the “2005 Plan”), subject to approval by our stockholders. The stockholders approved the 2005 Plan at our 2005 Annual Meeting of Stockholders.

On January 25, 2007, the Board of Directors unanimously voted to amend and restate the 2005 Plan, to enable our performance share unit awards, a type of restricted stock unit award, to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The terms of the amended and restated 2005 Plan (the “Amended 2005 Plan”) provide benefits to participants that are substantially similar to those provided under the 2005 Plan. No additional shares are being authorized under the Amended 2005 Plan. The only substantive changes from the 2005 Plan to the Amended 2005 Plan are the addition of the performance criteria described below, the imposition of an annual limitation on awards intended to qualify under Section 162(m) of the Code that may be earned by one individual in one fiscal year and other process-related changes intended to comply with Section 162(m) of the Code.

The following is
a summary of the material features of the Amended 2005 Plan, the complete text of which is filed with the Securities and Exchange Commission with this proxy statement.

Administration

The Amended 2005 Plan will continue to be administered by the Compensation and Benefits Committee of the Board (the “Committee”). The Committee
is composed of non-employee members of the Board, each of whom is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” under the New York Stock Exchange listing rules.

As was the case for the 2005 Plan, the Committee will continue to have the authority to, among other things, designate participants, determine the types of awards to be granted to participants, determine the number of shares of common stock to be covered by the awards and determine the terms and conditions of any awards, all subject to the terms of the Amended 2005 Plan.

As was the case under the 2005 Plan, under the Amended 2005 Plan, the
Committee will have the authority to delegate the Committee’s authority and duties to our Chief Executive Officer, or to any other committee to the extent permitted under applicable law, subject to such limitations and conditions as the
Committee or the Board may establish (except that the Committee may not delegate granting of awards to our executive officers).

Eligibility

Under the terms of the Amended 2005 Plan, any of our employees or any of the employees of our subsidiaries or affiliates will be eligible for awards from the Amended 2005 Plan. The Committee has the authority to designate participants.

Number of Shares Authorized

As under the 2005
Plan, the maximum number of shares of common stock that can be issued under the Amended 2005 Plan is 45,000,000, including a maximum of 6,000,000 shares that may be subject to restricted stock awards. Shares forfeited to us may be reused under the
Amended 2005 Plan. As under the 2005 Plan, the maximum number of shares of common stock that can be awarded as stock options under the Amended 2005 Plan to any participant during any one fiscal year shall not exceed 4,500,000 shares, and under the
Amended 2005 Plan, the maximum number of shares for which restricted stock awards that are intended to be deductible under Section 162(m) of the Code may be awarded to any one participant during any fiscal year may not exceed 600,000, and the maximum number of shares that may ultimately be issued with respect to such award is two times that limit.

Duration

As under the
2005 Plan, under the Amended 2005 Plan, no options can be granted, nor awards made after March 3, 2015; however, the administration of the Amended 2005 Plan will continue until all matters relating to outstanding awards have been settled.

Awards Available for Grant

The Committee may grant awards of non-qualified stock options, incentive stock options, restricted stock awards or restricted stock unit awards.

Options. As under the
2005 Plan, an option granted under the Amended 2005 Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares of common stock at the price specified in the award agreement. Options are subject to the terms, including the exercise price and the conditions and timing of exercise, not inconsistent with the Plan, as are determined by the Committee and specified in the applicable award agreement. As under the 2005 Plan, no option may become exercisable earlier than the later of (1) one year from the date of grant (except in the case of disability or retirement, each as defined in the Amended 2005 Plan, or death, after two years of continuous employment) or (2) the date on which the participant completes two years of continuous employment with us or our subsidiaries. In addition, no outstanding options may be repriced. The Amended 2005 Plan continues to provide for the granting of incentive stock options, within the meaning of Section 422(b) of the Code, and non-qualified stock options as determined by the Committee. The maximum term of an option granted under the Plan is 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder).

The price per share of
common stock paid by the participant is determined by the Committee at the time of grant but must be no less than 100% of the fair market value of one share of common stock on the date the option is granted. The Amended 2005 Plan provides that fair market value shall be the closing price of a share of our common stock on the date of grant. Payment of the exercise price may be made either in cash, common stock or a combination of cash and common stock, or in any other form of consideration approved by the Committee, including under any cashless exercise program approved by the Committee.

Restricted Stock. As under the 2005 Plan, an award of restricted stock is a grant of shares of common stock. The restricted stock is subject to limitations on transfer and disposition during a restricted period provided in the applicable award agreement. The grant or the vesting of restricted stock may be conditioned upon service or the attainment of performance goals or other factors, as determined and provided in the applicable award agreement in the discretion of the Committee.

Restricted Stock Units. As under the 2005 Plan, an award of a restricted stock unit is a hypothetical investment with a value equal to the fair market value of one share of common stock. Upon vesting, a restricted stock unit gives the participant the opportunity to receive a share of common stock. The period prior to vesting of a restricted stock unit is called the restricted period. The Committee establishes the terms, conditions and restrictions applicable to each award of restricted stock units, including the time or times at which restricted stock units shall be granted or vested and number of units to be covered by each award.

Performance Criteria

The Committee may condition the vesting of any award granted under the Amended 2005 Plan on the satisfaction of certain performance goals. These types of awards typically are referred to as performance compensation awards. To the extent an award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance goals shall be established by the
Committee within the first 90 days of the applicable performance period with reference to one or more of the following, either on a company-wide basis or, as relevant, in respect of one or more divisions:

earnings, adjusted earnings or net income per share of common stock of
Wyeth, price per share of common stock of Wyeth, return on equity or total stockholder return of Wyeth’s common stock, pre-tax profits, return on assets or invested capital, sales, operating income, cash flow measures, operating or profit margins, working capital measures, market share, income before taxes, net income, adjusted net income, revenue, cost reductions or any combination of the foregoing.

Under the Amended 2005 Plan, the Committee may, among other things, grant performance awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code that are subject to a two-year eligibility period followed by a one-year performance period. Generally, for these awards, an awardee must remain employed by us during the two-year period immediately preceding the performance period in order to earn the award other than in the case of a retirement or disability. It is anticipated for these awards that during the first 90 days of the performance period, the Committee will establish performance goals as described above. For such awards, within 90 days following the completion of the performance period, the Committee will determine the extent to which the performance goals have been met, and the participant will earn shares of common stock. Under these awards, the Committee may reduce, but may not increase, the number of shares of common stock ultimately earned by each such participant during the performance period through the exercise of negative discretion.

Change in Control

As was the case for the 2005 Plan, under the Amended 2005 Plan, unless otherwise provided in an option or award agreement (or as required to comply with Section 409A of the Code), in the event of a change of control (as defined in the Amended 2005 Plan), all options become immediately exercisable, and restrictions expire on all restricted stock awards, and, at the discretion of the Committee, any outstanding options or restricted stock awards may be canceled and the holders thereof paid the value thereof as described in the Amended 2005 Plan.

Transferability

The Amended 2005 Plan provides that options and shares of restricted stock are nontransferable other than by the laws of descent and distribution. However, the Committee may, in its discretion, allow transfers of options to other persons or entities unless such transfer would affect the incentive stock option tax treatment of an option intended to qualify as an incentive stock option. The Committee also may, in its discretion, permit the transfer of non-qualified stock options or shares of restricted stock to other persons or entities but only for estate planning purposes.

Amendment

The Board may terminate or amend the Amended 2005 Plan at any time; provided that, without stockholder approval, no such action will (1) increase the maximum number of shares for which awards may be granted under the Amended 2005 Plan, (2) change the manner of determining the option price, (3) extend the term of the Amended 2005 Plan or the maximum period during which any option may be exercised or (4) make any other change that would require stockholder approval under applicable stock exchange listing rules, or that would cause awards granted under the Amended 2005 Plan that were intended to qualify as performance-based compensation under Section 162(m) of the Code to fail to meet the exemptions provided by Section 162(m).

Further, no such action may adversely affect the rights of any optionee or restricted stock award holder without his or her consent, except as may be necessary to comply with any applicable law or to ensure that additional taxes under Section 409A of the Code would not be due upon delivery of cash or shares under the Amended 2005 Plan.

The closing market price of one share of our common stock on the New York
Stock Exchange on March 9, 2007 was $49.66.

Federal Income Tax
Consequences

The following is a general summary of the
material federal income tax consequences of the grant and exercise of awards under the Amended 2005 Plan and the disposition of shares purchased pursuant to the exercise of awards, and it is intended to reflect the current U.S. Internal Revenue
Code. This summary is not intended to be a complete statement of applicable law, nor does it address state and local or foreign tax considerations. Moreover, the federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. No income will be realized by a participant upon grant of a non-qualified stock option.
Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying shares over the option exercise price at the time of exercise. We will be able to deduct this same amount for federal income tax purposes, but such deduction may be limited under Section 280G of the Code (related to a Change in Control) for compensation paid to executives designated in those sections. The participant’s tax basis in the underlying shares acquired through the exercise of a non-qualified stock option will equal the exercise price plus the amount taxable as compensation to the participant. Upon the sale of the shares of common stock received by the participant upon exercise of the non-qualified stock option, any gain or loss generally is long-term or short-term capital gain or loss, depending on the holding period. The participant’s holding period for the shares of common stock acquired pursuant to the exercise of a non-qualified stock option will begin on the date of exercise of the option.

For options that are intended to be incentive stock options, the Code requires that shares of common stock acquired through the exercise of an incentive stock option cannot be disposed of prior to the later of (1) two years from the date of grant of the option, or (2) one year from the date of exercise. Incentive stock option holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the participant does not dispose of the shares of common stock before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed by us for federal income tax purposes in connection with the grant or exercise of an incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares of common stock acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of the disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of initial exercise or the amount realized on the subsequent disposition of the shares. That amount generally will be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Section 280G of the Code for compensation paid to executives designated in those sections.

Restricted Stock Units.
In general, a participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares he actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under
Section 280G of the Code (related to a Change in Control) for compensation paid to certain executives designated in that section.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any (special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G of the Code for compensation paid to certain executives designated in those sections.

To enable us to satisfy tax withholding obligations relating to non-qualified stock options, in lieu of cash payment the Committee may provide that optionees may elect to have us withhold from an option exercise, or separately surrender, shares of common stock.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. The Amended 2005 Plan and the 2005 Plan are intended to satisfy an exception with respect to grants of options to covered employees. In addition, the Amended 2005 Plan is designed to permit certain awards of restricted stock units (performance share unit awards) to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code. Awards will be paid only if one or more of the applicable performance criteria is satisfied.

New Plan Benefits

Because awards to be granted in the future under the Amended 2005 Plan are at the discretion of the Committee, it is not possible to determine the benefits or the amounts received or that will be received under the Amended 2005 Plan by our officers or other employees.

Proposed Action

The proposal to approve the Amended 2005 Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
PROPOSED AMENDMENT AND RESTATEMENT OF THE 2005 STOCK INCENTIVE PLAN FOR TAX COMPLIANCE.

2007 STOCKHOLDER PROPOSALS

Our
stockholders have informed management of their intention to present the following resolutions for consideration at the annual meeting. The name, address and number of shares held by these stockholders will be promptly furnished orally or in writing by us upon request. These requests may be directed to Eileen M. Lach, our Corporate Secretary, who may be contacted at Five Giralda Farms, Madison, NJ 07940 by mail or by calling (973) 660-6073.

ITEM 5.

STOCKHOLDER PROPOSAL

ANIMAL WELFARE POLICY

RESOLVED, that the Board adopt and post an Animal Welfare Policy online which addresses the Company’s commitment to (a) reducing, refining and replacing its use of animals in research and testing, and (b) providing for the social and behavioral needs of those animals used in such research and testing, both by the Company itself and by all independently retained laboratories. Further, the shareholders request that the Board issue a report to shareholders on the extent to which in-house and contract laboratories are adhering to this policy, including the implementation of enrichment measures.

Supporting Statement:

The Boards of many companies have adopted and prominently published animal welfare policies on their Web sites committing to the care, welfare, and protection of animals used in product research and development.

Our Company should be an industry leader with respect to animal welfare issues, and yet it has no publicly available animal welfare policy and is therefore below the industry standard.

However, the disclosure of atrocities recorded at Covance, Inc., an independent laboratory headquartered in Princeton, New Jersey,1 has made the need for a formalized, publicly available animal welfare policy that extends to all outside contractors all the more relevant, indeed urgent.2 Filmed footage showed primates being subjected to such gross physical abuses and psychological torments that Covance sued to enjoin People for the Ethical
Treatment of Animals in Europe from publicizing it. The Honorable Judge Peter Langan in the United Kingdom refused to stop PETA from publicizing the film and instead ruled in PETA’s favor. The Judge stated in his opinion that two aspects of the video, namely the “rough manner in which the animals are handled and the bleakness of the surroundings in which they are kept … even to a viewer with no particular interest in animal welfare, at least cry out for explanation.”3

Shareholders cannot monitor what goes on behind the closed doors of the animal testing laboratories, so the Company must. Accordingly, we urge the Board to commit to promoting basic animal welfare measures as an integral part of our Company’s corporate stewardship.

We urge shareholders to support this Resolution.

1

PETA’s undercover investigator videotaped the systematic abuse of animals at Covance’s laboratory in Vienna, VA over a six month investigation.

2

In October 2005, Covance’s Director of Early Development stated that “We’ve worked with just about every major company around the world”
(http://www.azcentral.com/arizonarepublic/eastvalleyopinions/articles/1021credit21.html).

3

The case captioned Covance Laboratories Limited v. PETA Europe Limited was filed in the High Court of Justice, Chancery Division, Leeds District Registry, Claim
No. 5C-00295. In addition to ruling in PETA’s favor, the Court ordered Covance to pay PETA £50,000 in costs and fees.

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

In 2007, we began posting on our website our policy regarding the ethical treatment of animals in pharmaceutical research, Animal Welfare Policy (www.wyeth.com). As such, we believe that the spirit of this proposal has been substantially implemented, and we do not believe that any further disclosure or reports are warranted at this time.

As one of
the world’s largest research-driven pharmaceutical and health care products companies, we conduct research and development programs to discover and develop pharmaceuticals, biotechnology products and vaccines for the treatment and prevention of human and animal disease. Laboratory experimentation, studies in animals and, for human medicines, trials in people are required or necessary to establish the safety and efficacy of new drugs and to obtain government approval for their marketing, manufacturing and sale.

Research animals are essential to
understand the complex interactions among the body’s organ systems and the physiological and pathological consequences of exposure to drugs, biologics and vaccines, and the privilege of using animals in our research and product safety testing is a stewardship that we take very seriously. We are committed to using the minimum number of animals necessary to assess the safety and efficacy of our products. In addition, non-animal studies are utilized whenever valid alternatives exist, and methods are tailored to minimize pain and distress to the animal. Although non-animal research methods contribute to the reduction of animal use, the need for animal studies still exists, and we believe that the need for animal studies will continue for the foreseeable future. In many countries, such studies are required before a drug can be approved for use.

It is our policy that all animal care and use protocols meet or exceed applicable regulations and guidelines relevant to the welfare of research animals, and we are confident that our use of animals in the conduct of our research and development programs for the treatment and prevention of human and animal disease meets or exceeds all applicable standards and regulations. Highly trained professionals lead our programs and ensure appropriate management of animals used in product safety testing. All animal use by Wyeth must be conducted in a humane and scientifically sound manner, and we believe that we currently have the mechanisms of oversight in place to assure the humane and the responsible use of animals in research. We regularly monitor our compliance with our policy regarding animal welfare.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS STOCKHOLDER
PROPOSAL.

ITEM 6.

STOCKHOLDER PROPOSAL

REGARDING PREPARATION OF A REPORT ON LIMITING SUPPLY OF PRESCRIPTION

DRUGS IN
CANADA

WHEREAS, current business practices of the company
have resulted in a pricing structure that charges United States customers significantly higher prices for the same prescription medicines made available at significantly lower prices in Canada, other developed countries and world markets; and

WHEREAS, governmental agencies and individuals in the United
States are demanding affordable drug prices and are taking actions to access lower priced products from Canada and other world markets; and

WHEREAS, according to published reports, the company has cut supplies of its medicines to Canadian wholesalers and companies that it claims allowed its product to be sold to Americans seeking lower prices available in the Canadian market; and

WHEREAS, according to published reports, the company’s actions have resulted in lawsuits and threatened lawsuits; and

WHEREAS, the company’s actions to limit supply of medicines in Canada may violate local, national and international laws and could result in large settlements, large awards of damages and potential punitive damages which would negatively impact the economic stability of the company and the value of its shares.

Resolved:

Shareholders request the Board of Directors to prepare a report on the effects on the long-term economic stability of the company and on the risks of liability to legal claims that arise from the company’s policy of limiting the availability of the company’s products to Canadian wholesalers or pharmacies that allow purchase of its products by U.S. residents. The report should be prepared at reasonable cost and omitting proprietary information, by September 30, 2007.

SUPPORTING STATEMENT

We
urge shareholders to vote FOR this proposal.

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

We strongly oppose importation of prescription medicines from Canada and other foreign sources into the United States because it is illegal and unsafe and does not meaningfully address the requirements of needy and uninsured patients.

The U.S. Food and Drug Administration has consistently stated that the actions referenced in the proposal by state and local governmental agencies and others to facilitate importation violate federal laws against drug importation and are unsafe for patients. Although Congress has debated legislation to amend current federal law in this area, commercial importation in the manner implicitly endorsed by the proposal remains illegal.

In
voting on this proposal, we urge stockholders to consider the findings of the “Report on Prescription Drug Importation,” which was issued and delivered to Congress in December 2004 by a Task Force of leading experts commissioned by the
U.S. Department of Health and Human Services. The Report was the product of extensive study of available data and solicitation of public comment by the Task Force. The full text of the Report is available on the Internet at
www.hhs.gov/importtaskforce. The Report includes the following findings:

•

U.S. consumers currently purchasing drugs from overseas generally are doing so at significant safety risk and in violation of law;

•

There are very significant safety and economic issues that must be addressed before permitting importation of prescription drugs;

•

The public expectation that most imported drugs are less expensive than U.S. drugs generally is not true;

•

Total savings to consumers from legalized importation would be a small percentage relative to total U.S. drug spending; and

•

  Legalized importation likely would adversely affect the future development of new drugs for U.S. consumers, resulting in introduction of roughly between four and 18 fewer new drugs per decade.

In addition, we
urge stockholders to consider the views of leading Canadian health care organizations, such as the Canadian Pharmacists Association, and government officials, including the former Minister of Health, that oppose exporting medicines from Canada to the United States as a threat to an adequate supply for Canadian patients and inappropriate and unethical medical practice.

We recognize the need for access to affordable prescription drugs and actively support public policies that expand access to medicines, such as the new
Medicare prescription drug coverage and other market-based solutions that expand health insurance coverage for uninsured persons. We also take responsible and prudent action to provide medicines to those in need, balanced appropriately against our financial commitments to our stockholders and our need to fund research and development of new and innovative life-saving medicines. Under the Wyeth Pharmaceutical Assistance Foundation, we provide medicines free of charge to patients who cannot afford our medicines and have no other means of coverage. In 2006, Wyeth donated approximately $163 million in free medicines to aid approximately 257,000 needy U.S. patients.

Finally, although we have been the target of lawsuits relating to drug reimportation, we have prevailed in these lawsuits.
Notably, in November 2006, the United States Court of Appeals for the Eighth Circuit affirmed the United States District Court for the District of Minnesota’s earlier decision dismissing an antitrust lawsuit brought against us and other major pharmaceutical companies relating to supply practices in Canada. The Eighth Circuit specifically confirmed that importation of the Canadian prescription drugs at issue in the litigation is illegal. In any event, material legal proceedings are described in our periodic reports filed with the Securities and Exchange Commission. We therefore do not believe that a separate report such as the one called for in the proposal is necessary or that incurring the expense related thereto is warranted.

For the foregoing reasons, we believe that this proposal is not in the best interest of Wyeth and our stockholders.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE
AGAINST THIS STOCKHOLDER PROPOSAL.

ITEM 7.

WYETH 2007

STOCKHOLDER PROPOSAL

CORPORATE POLITICAL CONTRIBUTIONS AND TRADE ASSOCIATION PAYMENTS

Resolved, that the shareholders of Wyeth hereby
request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.

Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.

Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.

An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.

Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.

The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of Wyeth, we support policies that apply transparency and accountability to corporate spending on political activities. Such disclosure is consistent with public policy and in the best interest of the Company’s shareholders.

Company executives exercise wide discretion over the use of corporate resources for political activities. These decisions include political contributions, called “soft money,” and payments to trade associations and related groups that are used for political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate. Payments to trade associations used for political activities are undisclosed and unknown. The result is that shareholders and, in many cases, management do not know how trade associations use their company’s money politically. The proposal asks the Company to disclose its political contributions and payments to trade associations and other tax exempt organizations.

Absent a system of accountability, company
assets can be used for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

A similar proposal in 2006 received over 28% shareholder vote in support.

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

We believe that it is in the best interests of our stockholders for Wyeth to be engaged in the political process. As many different laws affect our business, we need to be actively engaged in the lawmaking process to ensure that our interests are known and understood by law and policymakers.

As permitted by state and federal laws, some Wyeth employees voluntarily pool their personal resources to fund a political action committee (PAC) used to support federal and state candidates who understand and appreciate the value of innovation and its importance to improving health care. We also support our employees’
involvement in the political process through the employees’ direct donations and volunteering. It should be noted that we are fully committed to complying with campaign finance and lobbying laws and changes that may be enacted in the future, including the laws requiring public disclosure of political contributions and lobbying expenses.

The Wyeth Code of Conduct, which can be found at www.wyeth.com, sets forth our policy on political contributions by our employees worldwide.
The report entitled Wyeth Corporate Citizenship 2006: Living Our Values, which also can be found at www.wyeth.com, provides further information on our policy regarding political contributions. In addition, in 2007, we began posting on our website a report regarding our policy on political contributions and our activities in this area, Wyeth Report on Political Contributions and Policies (www.wyeth.com). Further, all political contributions made by the political action committee funded by our employees at the federal level currently are required to be publicly disclosed and are available through the Federal Election Commission at www.fec.gov. Information about lobbying expenses and state political contributions also is publicly available.

In light of the
above, we believe that the spirit of this proposal has been substantially implemented, and we do not believe that any further disclosure or reports are warranted at this time.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

ITEM 8.

STOCKHOLDER PROPOSAL

RECOUP UNEARNED MANAGEMENT BONUSES

RESOLVED: Shareholders request our board to adopt a policy (preferably in our bylaws), for our board to recoup for the benefit of our company all unearned incentive bonuses or other incentive payments to senior executives to the extent that their corresponding performance targets were later reasonably determined to have not been achieved. Restatements are one means to determine unearned bonuses.

This would include that all applicable employment agreements and incentive plans adopt enabling or consistent text as soon as feasibly possible. This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts and pay plans.

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021 sponsors this proposal.

This proposal is similar to the proposal voted at the Computer Associates (CA) August 2004 annual meeting. In October 2003 Computer Associates announced that it had inflated income in the fiscal year ending March 31, 2000 by reporting income from contracts before they were signed.

Bonuses for senior executives that year were based on income exceeding goals.
Sanjay Kumar, then CEO, received a $3 million bonus based on Computer Associates’ supposedly superior performance. Mr. Kumar did not offer to return his bonus based on discredited earnings. Mr. Kumar was later sentenced to 12-years in jail.

There is no excuse for over-compensation based on
discredited earnings at any company. This proposal will give us as shareholders more options if we find ourselves in a situation similar to the Computer Associates scenario. If it appears that our Company reported erroneous results that must be negatively restated, then our board should have the power, by adoption of this proposal, to seek to recoup all incentive pay that was not earned or deserved.

Recoup Unearned Management Bonuses

Yes on 8

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

As a general matter, we believe that fraudulently obtained incentive compensation should be recouped by the Company whenever possible. However, we believe that our commitment to and policies to ensure accurate reporting, our compensation philosophy and programs, and applicable law already address the concerns underlying the proposal, which we believe is overbroad and, if implemented, could limit our
Board’s future discretion in a manner inconsistent with discharging its fiduciary duties in the best interests of our Company and our stockholders.

As a Company, we are committed to, and have a demonstrated record of, fair and accurate disclosure of company performance, results of operations and financial position. We take our periodic reporting requirements very seriously and, as part of the disclosure process, have a robust system of disclosure controls and procedures and internal controls over financial reporting. We also have additional mechanisms in place to encourage fair and accurate disclosure, including through the Wyeth Code of Conduct.

Moreover, as discussed in the section captioned “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed, among other things, to attract, motivate and retain outstanding employees and to reflect our “pay-for-performance” culture. The Compensation and Benefits Committee of our Board, which is composed solely of independent directors, designs and monitors our executive compensation programs in a manner it believes to be in the best interests of Wyeth and our stockholders, including carefully reviewing performance goals and objectives on a regular basis and reviewing their achievement before awarding related compensation.

In addition, under Section 304 of the Sarbanes-Oxley Act, if a company is required to restate its financial statements due to its material non-compliance, as a result of misconduct, with any financial reporting requirement under the securities laws, the chief executive officer and chief financial officer of the company must reimburse the company for any bonus or other incentive-based or equity-based compensation received during the 12-month period following the first public issuance or SEC filing of the financial document embodying such financial reporting requirement, and for any profits realized by the officer from the sale of the company’s securities during that 12-month period. The Sarbanes-Oxley Act also requires both management and its independent public accounting firm to annually review and report on our internal controls over financial reporting.

In the event of a restatement of financial results for a prior period that could affect the factors used in the determination of an incentive-based award, we anticipate that our Board or an appropriate committee thereof, depending on the relevant facts and circumstances of a particular case, would undertake a review of the matter consistent with its fiduciary duties and these statutory requirements and decide whether it is in the best interests of the Company to pursue recoupment. By contrast, if this proposal were adopted, the Board would presumably be required to seek to recoup all affected bonuses and awards to senior executives without regard to the specific factors and circumstances present in a particular case, including whether an executive was in any way responsible for the events requiring the restatement, whether the restatement was a result of misconduct, and whether seeking recoupment is practical and/or otherwise desirable under the circumstances.

For all of the above reasons, our Board and management believe that implementing this proposal is both unnecessary and not in the best interests of Wyeth and our stockholders.

OUR BOARD AND MANAGEMENT RECOMMEND A
VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

ITEM 9.

STOCKHOLDER PROPOSAL REGARDING INTERLOCKING DIRECTORSHIPS

Resolved: The shareholders request that the Board of Directors adopt a policy, in compliance with state law, and without affecting the unexpired term of any previously elected director, that Wyeth shall not nominate two or more persons for election to its board who sit together as members of the board of another public company.

Supporting Statement

Wyeth now has two directors in common with Verizon—Ivan Seidenberg, who is Chairman of the Board and CEO of Verizon, and Walter Shipley.

In 2002, Wyeth had four directors in common with Verizon. In addition to Messrs. Seidenberg and Shipley, the directors in common included John Stafford, who retired as the Chairman of Wyeth in 2002, and Richard Carrión, who continued
to serve as a director of Verizon until that company’s 2006 annual meeting.

We believe that it could be detrimental to the best interests of the Company and its shareholders to have more than one director in common with another public company. According to a USA Today article (November
25, 2002), critics suggest interlocking directors create “the potential for serious conflicts of interest.” In that article, NYU professor Lawrence White explained that “there’s room for horse trading,” and “a chance of deals being struck behind the scenes,” whenever “you have two guys sitting [together] on at least two boards.”

The USA Today article cites Verizon’s 2002 departure from Business for Affordable Medicine (BAM) as an example of the potential for conflicts.
BAM was a coalition “of state governors, employers and labor unions” founded by Verizon and other employers, who were “concerned about the rising cost of prescription drugs for their workers and retirees,” in order to advocate
“faster marketing of generic drugs” (The Wall Street Journal, September 4, 2002).

On May 3, 2002, The Wall Street Journal reported that the 11 BAM employers had spent a total of “$460 million to buy 17 brand-name drugs.” It added that major drug companies were conducting “a concerted effort to lobby companies to stay out or drop out of the BAM coalition.”

The November 2002 USA Today article states that Wyeth sent “several letters to Verizon expressing its disagreement with BAM.” The author viewed Verizon’s departure from BAM as “surprising,” because Verizon had “co-founded the group... and helped to recruit its corporate members.”

The cited articles do not indicate that any of the Wyeth directors, who also sat on the Verizon board in 2002, were involved in Verizon’s decision to withdraw from BAM. But Wyeth plainly had an opportunity to exert influence in favor of the pullout through the directors it shared with Verizon at that time. Similarly, Verizon now has an opportunity to exert influence on
Wyeth that could favor the interests of Verizon over those of Wyeth through the two directors that continue to sit on the boards of both companies.

This proposal reduces the potential for conflicts of interest in the future by requiring that Wyeth shall have no more than one director in common with another public company.

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND
RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

The New York Stock Exchange listing standards provide clear requirements for the independence of directors and require that determinations as to each director’s independence be made by our Board. In addition, the New York Stock
Exchange listing standards set forth objective criteria that disqualify a director from being considered independent. We also maintain our own independence guidelines for our directors that in some respects exceed the New York Stock Exchange listing standards. These standards are set forth in the Wyeth Corporate Governance Guidelines, which we make available on our website at www.wyeth.com. These guidelines and standards, together with our protocol for assessment of potential director conflicts of interest, specify comprehensive standards and procedures for making independence determinations and for keeping abreast of all potential conflicts of interest. In addition, we believe that our other governance practices, such as those outlined in the Wyeth Corporate Governance Guidelines, also act to ensure the ability of our directors to function independently.

In creating the Wyeth Corporate Governance Guidelines and our related director independence standards, our Board of Directors considered the issue of common service on an outside board and determined that common service would not categorically impair a director’s independence. Our Board, which carefully reviews the independence of each director and regularly reviews this assessment on the basis of new facts and circumstances, does not believe that the current common service creates a conflict of interest that impairs these directors’ independence. Prior to any director accepting a position on another company’s board of directors, our internal protocol would require notification and assessment of whether that service would impair independence or lead to potential issues under securities, antitrust or other laws, rules and regulations. In addition, the Nominating and Governance Committee of our Board uses best practices and a rigorous review process in selecting new directors.

In addition, our Board believes that service on outside boards of directors can provide directors with valuable experience and insights on business and other issues and disagrees that common service on another company’s board of directors and deliberations made with respect to matters before that board necessarily would impair the independence of the common directors.

With regard to disclosure, it should be noted that the Securities and
Exchange Commission adopted new rules in 2006 that enhanced the disclosure requirements relating to independence determinations. Specifically, the new rules require companies, for each director and nominee for director that is identified as independent, to describe, by specific category or type, any transactions, relationships or arrangements not otherwise already disclosed as related person transactions that were considered by the Board in determining that the director or nominee was independent. This disclosure appears on pages 8 and 9 of this proxy statement. It also should be noted that Mr. Richard Carrión no longer is a member of our Board and that Mr. Walter Shipley will be retiring from our Board in 2007 consistent with the mandatory retirement age set forth in the Wyeth Corporate Governance Guidelines. In addition, Mr. Stafford retired in 2002 and no longer is part of the active management of our Company.

In light of our Company’s commitment to high standards of corporate governance and the independence criteria we have for our directors, we believe that this proposal is unnecessary and would arbitrarily restrict the composition of our Board of Directors, could limit the Board’s flexibility in recruiting the most talented directors and could deprive the Board of the continued service of experienced and esteemed directors. Our Board of

Directors believes that maintaining maximum flexibility in seeking highly qualified new directors is beneficial to our Company and our stockholders.
Accordingly, our Board and management believe that this proposal is not in the best interests of Wyeth and our stockholders.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

ITEM 10.

STOCKHOLDER PROPOSAL REGARDING DISCLOSURE OF CERTAIN RELATIONSHIPS

RESOLVED, that stockholders of Wyeth urge the board of directors to adopt a policy requiring disclosure to stockholders in the proxy statement of the material terms of all relationships between (a) each director nominee deemed to be “independent” within the meaning of section 303A.02 of the New York Stock
Exchange’s (“NYSE’s”) Listing Standards, and (b) Wyeth or any of its executive officers, regardless of whether the relationship is required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K. No disclosure shall be required with respect to transactions that are amounts due from a nominee for purchases subject to usual trade terms, for ordinary travel and expense payments, and for other transactions in the ordinary course of business.

SUPPORTING STATEMENT

The listing standards of the NYSE, on which Wyeth’s common stock is traded, require that listed company boards of directors and key committees satisfy certain independence requirements in order to ensure that boards effectively represent stockholder interests. The NYSE listing standard defines independence as the absence of a “material relationship” with the company; several bright-line tests (also called categorical standards) describe relationships that disqualify a director from being considered independent. However, the listing standard makes clear that the bright-line tests are not exclusive and gives boards substantial discretion in evaluating independence beyond those tests, urging that boards “broadly consider all relevant facts and circumstances.” (Listed Company Manual section 303A.02)

Wyeth’s board has adopted corporate
governance guidelines specifying the types of relationships that would disqualify a nominee from being considered independent; these tests are based on the bright-line tests in the NYSE listing standard. Wyeth’s Nominating and Governance
Committee has determined that all of Wyeth’s directors other than CEO Robert Essner are independent under the bright-line tests.

Although the use of categorical standards like Wyeth’s is permissible under the NYSE listing standard, we believe that these tests do not encompass all the types of relationships that shareholders might reasonably conclude could compromise independence. For example, relationships with individual senior officers—such as the financial relationship between former UnitedHealth CEO William
McGuire and compensation committee chair William Spears—do not have to be disclosed pursuant to SEC rules and are not considered under Wyeth’s tests. We agree with the NYSE’s assertion that “[i]t is not possible to anticipate, or explicitly to provide for, all circumstances that might signal potential conflicts of interest, or that might bear on the materiality of a director’s relationship to a listed company.” (Listed Company Manual section 303A.02)

Accordingly, we believe that Wyeth stockholders would benefit from more disclosure regarding relationships between director nominees and Wyeth or its executive officers. Such information would enable stockholders to assess the robustness of the Nominating and Governance Committee’s analysis and evaluate the adequacy of the bright-line tests in capturing relationships that could impair independence.

We urge stockholders to vote for this proposal.

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

As noted in the supporting statement for this proposal, the New York
Stock Exchange listing standards provide clear requirements for the independence of directors and require that determinations as to each director’s independence be made by our Board. In addition, the New York Stock Exchange listing standards set forth objective criteria that disqualify a director from being considered independent. We also maintain our own independence guidelines for our directors that in some respects exceed the New York Stock Exchange listing standards. These standards are set forth in the Wyeth Corporate Governance Guidelines, which we make available on our website at www.wyeth.com. These guidelines and standards, together with our protocol for assessment of potential director conflicts of interest, specify comprehensive standards and procedures for making independence determinations and for keeping abreast of all potential conflicts of interest. In addition, we believe that our other governance practices, such as those outlined in the Wyeth
Corporate Governance Guidelines, also act to ensure the ability of our directors to function independently.

The Securities and Exchange Commission, through its periodic reporting requirements and Regulation S-K, has outlined a set of specific disclosures that must be included in our public filings. These relate to, among other things, related person transactions and information regarding director independence. While not mentioned in the proposal, the Securities and Exchange Commission adopted new rules in 2006 that amended the disclosure requirements relating to related person transactions and director independence. These amended rules require enhanced disclosure of related person transactions and the policies by which a company analyzes those transactions, as well as enhanced disclosure regarding other matters considered by the Board in making its independence determinations. We believe that the new rules will result in more detailed disclosures by companies in these areas than in the past, as demonstrated by our disclosure on pages 8, 9 and 62 of this proxy statement. It is notable that the Securities and Exchange Commission did not seek to extend these types of disclosures to the degree sought by this proposal.

In light of the Securities and Exchange Commission’s disclosure requirements and the New York Stock Exchange listing standards, together with our responsible corporate governance and our robust disclosure controls and procedures, we believe this proposal is unnecessary and unwise. Implementing this proposal could obligate our Company to disclose, and give undue prominence to, relationships or transactions that neither we, nor the Securities and Exchange Commission, believe to be merited or useful to stockholders. Moreover, this proposal is vague and would, as a result, be difficult to implement. Accordingly, our Board and management oppose this proposal.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

ITEM 11.

STOCKHOLDER PROPOSAL

SEPARATING THE ROLES OF CHAIR AND CEO

Resolved: The shareholders of Wyeth, Inc. request the Board of Directors establish a policy of, whenever possible, separating the roles of Chairman and Chief Executive Officer, so that an independent director who has not served as an executive officer of the Company serves as Chair of the Board of Directors.

This proposal shall not apply to the extent that complying would necessarily breach any contractual obligations in effect at the time of the 2007 shareholder meeting.

SUPPORTING STATEMENT

We believe in the principle of the separation of the roles of Chairman and Chief Executive Officer. This is a basic element of sound corporate governance practice. In addition, the lack of access to medicines has created a leadership crisis at our company which a separation of the Chair and CEO would begin to address.

We believe an independent Board Chair—separated from the CEO—is the preferable form of corporate governance. The primary purpose of the Board of Directors is to protect shareholder’s interests by providing independent oversight of management and the CEO. The Board gives strategic direction and guidance to our Company.

The Board will likely accomplish both roles more effectively by separating the roles of Chair and CEO. An independent Chair will enhance investor confidence in our Company and strengthen the integrity of the Board of Directors.

A number of respected institutions recommend such separation. CalPER’s Corporate Core Principles and Guidelines state: “the independence of a majority of the Board is not enough” and that “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.”

An independent board structure will also help the board address complex policy issues facing our company, foremost among them the crisis in access to pharmaceutical products.

Millions of Americans and others around the world have limited or no access to our company’s life-saving medicines. We believe an independent Chair and vigorous Board will bring greater focus to this ethical imperative, and be better able to forge solutions for shareholders and patients to address this crisis.

The current business model of the pharmaceutical sector is undergoing significant challenges. The industry has generated substantial revenue from American purchasers, who pay higher prices for medicines than those in other developed countries. Pressure on drug pricing and dependence on this business model may impact our company’s long-term value. We believe independent Board leadership will better position our company to respond to these enduring challenges.

A similar resolution voted on in 2006 was supported by 37.97% of shareholders.

In order to ensure that our Board can provide the proper strategic direction for our Company with independence and accountability, we urge a vote FOR this resolution.

Wyeth’s Response

OUR BOARD AND
MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

Our Board of Directors believes it is important to retain the flexibility to allocate the responsibilities of the offices of the Chairman and the Chief
Executive Officer as it deems appropriate at the time. Over the last several years, our Board has considered many governance practices, including the separation of the offices of the Chairman and Chief Executive Officer. Our Board continues to believe that the current Board structure and the independence standards that it has put in place are adequate, appropriate and in the best interests of Wyeth and our stockholders.

Our Board believes that having a strong, independent group of directors is critically important to good corporate governance. In that regard, our Board has adopted and reviews annually the Wyeth Corporate Governance Guidelines, which can be found on our website at www.wyeth.com, pursuant to which the Board is required to be composed of a majority of “independent” directors under applicable New York Stock Exchange governance standards and other applicable rules, regulations and statutes. Currently, all members of our Board, other than Mr. Essner who serves as
Chairman and Chief Executive Officer, and Mr. Poussot who serves as President, Chief Operating Officer and Vice Chairman, are “independent” members under these guidelines.

In addition, all members of the Audit, Compensation and Benefits, Nominating and Governance, Corporate Issues, and Science
and Technology Committees of the Board are “independent” in accordance with their respective charters. Also, the Board regularly has executive sessions as part of Board meetings during which our employee directors are not present, each of which is chaired by a chairman of the various Board committees on a rotating basis. Our Board believes that, at this time, having strong independent committee chairmen, each taking active roles in leading the Board, enhances the overall performance of the Board.

Our Board further believes that having a single
person serve as Chairman and Chief Executive Officer, at this time, provides unified and responsible leadership for Wyeth. Should circumstances change, our Board would, and currently has the flexibility to, consider adopting alternative Board structures that may be in our stockholders’ best interests at that time, including the potential appointment of a lead director, which the Board has considered on a number of occasions over the last several years and concluded that our current structure where members of the Board share leadership positions remains the best fit for our Board. Please refer to our Website Disclosure on the Lead Director Function, which we make available on our website at www.wyeth.com.

Our Board disagrees with the contention in the proposal that the lack of access to medicines has created a leadership crisis at Wyeth. Wyeth, at the direction of the entire Board, has taken and will continue to take, responsible and prudent actions with respect to providing medicines to those in need. For example, Wyeth, under the Wyeth Pharmaceutical Assistance Foundation, provides medicines free of charge to patients who cannot afford Wyeth’s medicines and have no other means of coverage. Unlike similar programs, the Wyeth Pharmaceutical
Assistance Foundation has no cap, and access to the program is easily available to prescribing physicians. In 2006, Wyeth donated approximately $163 million in free medicines to aid approximately 257,000 needy U.S. patients. Wyeth also donated millions of dollars in cash and pharmaceuticals to people in need in underserved and underdeveloped countries and in areas hit by the devastating tsunami, Hurricane Katrina, and the massive earthquake in Pakistan through the American Red Cross and the Children’s Health Fund and international groups such as the Global Alliance for Vaccines and Immunization, Project HOPE, AmeriCares, MAP International and Heart to Heart International.

Our Board will continue to support Wyeth’s charitable and humanitarian initiatives as a responsible member of the world community and believes that these efforts are strengthened by having an executive officer who also serves as Chairman, which facilitates prompt responses to crises, the dedication of appropriate resources and effective coordination with our Board to take action as appropriate.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

ITEM 12.

STOCKHOLDER PROPOSAL

SHAREHOLDER VOTE ON EXECUTIVE PAY

RESOLVED, shareholders ask our board of directors to adopt a policy that shareholders be given the opportunity to vote on an advisory management resolution at each annual meeting to approve the Compensation Committee report in the proxy statement.

The policy should provide that
appropriate disclosures will be made to ensure that stockholders fully understand that the vote is advisory, will not affect any person’s compensation and will not affect the approval of any compensation-related proposal submitted for a vote of stockholders at the same or any other meeting of stockholders.

It is essential that the disclosure for this annual vote include disclosure of the percentage of total executive pay and benefits that are performance-based—meaning linked to demonstrable performance criteria measured by our company’s performance compared to its peer companies.

Chris Rossi, custodian for Vanessa Rossi, P.O. Box 249, Boonville, Calif. 95415 sponsors this proposal.

The current rules governing senior executive compensation do not give stockholders enough influence over pay practices. In the United Kingdom, public companies allow stockholders to cast an advisory vote on the “directors remuneration report.” Such a vote is not binding, but allows stockholders a clear voice which could help reduce excessive pay. Stockholders do not have any mechanism for providing ongoing input. See “Pay Without Performance” by Lucian Bebchuk and Jesse Fried.

Accordingly, we ask our board to allow stockholders to express their view about senior executive compensation practices by establishing an annual referendum process. The results of such a vote would provide our management with useful information about whether stockholders view our management’s compensation practices, as reported each year in the Compensation
Committee Report, to be in shareholders’ best interests.

I believe that adoption of this proposal will be one step further in the improvement of our corporate governance. Recently our Board approved an amendment to our By-laws to change the voting standard for uncontested elections of directors from a plurality of votes cast to a majority of votes cast. This was in response to our 55%-vote supporting a shareholder proposal by William Steiner at our 2006 annual meeting.

Our Board also approved amendments to Wyeth’s Restated Certificate of Incorporation to eliminate all supermajority vote requirements. In order to become effective, the amendments require our yes-vote representing at least 80% of Wyeth’s outstanding shares. It is expected that the amendments will be submitted to us for approval at Wyeth’s 2007 annual meeting of stockholders. This action was in response to our 78%-vote supporting a shareholder proposal by Nick Rossi at our 2006 annual meeting.

Our Board deserves to be complemented for taking these two steps. Our Board should be encouraged to take one step further to improve our corporate governance and support this proposal.

Shareholder Vote on
Executive Pay

Yes on 12

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST
IT FOR THE FOLLOWING REASONS:

We recognize that
stockholders of public companies are taking an increased interest in monitoring and expressing their views on executive compensation, but we also believe it is critical for our Board and its Compensation and Benefits Committee to maintain maximum discretion and flexibility in shaping our compensation philosophy, objectives and programs to serve the best interests of our Company and our stockholders. As discussed in the section captioned “Executive Compensation—Compensation
Discussion and Analysis,” the Compensation and Benefits Committee of our Board, which is composed solely of independent directors, designs our executive compensation programs, among other things, to attract, motivate and retain outstanding employees and to reflect our “pay-for-performance” culture. Our Board believes that our process for determining executive compensation is thoughtful and incentive-based and reflects the philosophy and objectives outlined above and in our
Compensation Discussion and Analysis.

While this proposal
advocates an annual advisory vote on executive compensation based on the fact that such a vote is required for all public companies in the United Kingdom, this practice is not widespread in the United States. In fact, we are aware of only one
U.S. company that has adopted this practice to date. Accordingly,

we believe that adopting this practice at Wyeth alone could put our Company at a competitive disadvantage and negatively affect stockholder value, among other ways by leading to a perception among executives that compensation opportunities at Wyeth may be non-competitive or negatively affected by this practice when compared with opportunities at our competitors. Moreover, we believe that for an advisory vote system to be truly effective, uniformity across all companies is necessary to ensure that stockholders are engaged in a concurrent evaluation of practices at peer companies and therefore appropriately educated about the competitive dynamic in the market for top executives and the implications of their vote. Accordingly, we believe that for an annual advisory vote to be fair, useful and effective, it would need to be instituted for all, or all similarly situated, U.S. public companies through the New York Stock Exchange or the Securities and Exchange Commission rather than on a company-by-company basis. We note that the Securities and Exchange Commission did not include the adoption of an advisory vote requirement in the context of the new executive compensation disclosure rules approved in 2006.

In addition to our concern that unilateral adoption of an advisory vote would not be in the best interests of our Company and our stockholders, we believe that, as mentioned in the supporting statement for this proposal, we have an outstanding record of responsiveness to our stockholders and that the mechanisms that we already have in place are facilitating good communication between our management and Board and our stockholders on all matters of interest to our stockholders.

OUR BOARD AND MANAGEMENT
RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

OTHER MATTERS

When are stockholder proposals
due for the 2008 annual meeting?

Stockholder
proposals for the 2008 annual meeting must be received by us at our principal executive offices on or before November 20, 2007 in order to be included in our proxy materials for the meeting. Also, in accordance with the notice requirements in our By-laws, if a stockholder notifies us of his or her intent to present a proposal for consideration at our 2008 annual meeting after January 27, 2008, we (through the persons named as proxies in the proxy materials) may exercise discretionary voting authority (as we choose) at the meeting with respect to that late proposal without including information regarding it in our proxy materials.

What happens if you receive multiple copies of the annual financial report and proxy statement?

Applicable rules permit brokerage firms and our Company to send one annual financial report and proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Householding saves printing and postage costs by reducing duplicate mailings.
If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a “householding” consent you previously provided to a broker, you must contact that broker to revoke your consent. However, if you wish to receive a separate proxy statement for the 2007 annual meeting or a 2006 Financial Report, you may find these materials at our Internet website (www.wyeth.com) or you may receive printed copies by contacting Wyeth Investor Relations, Five Giralda Farms, Madison, NJ 07940 by mail or by calling (877) 552-4744. If your household is receiving multiple copies of our annual financial report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Wyeth Investor Relations, Five Giralda Farms, Madison, NJ 07940.

Who will pay for the costs related to this proxy statement and the annual meeting?

We will be responsible for paying all expenses to prepare, print and mail the proxy materials to our stockholders. In addition, we have retained D.F. King & Co., Inc., New York, New York, to aid in the solicitation of proxies for a base fee of $23,000 plus maximum variable solicitation fees of $100,000, out-of-pocket expenses and disbursements. In addition, our officers and employees may request the return of proxies by telephone, telegram or in person, but no additional compensation will be paid to them.

When can you expect to receive a 2006 Financial Report?

Our 2006 Financial Report for the year ended December 31, 2006 is being mailed or made available electronically to stockholders together with these proxy materials. Both the 2006 Financial Report and this proxy statement will be posted at our corporate website (www.wyeth.com) soon after they are distributed to stockholders.

How can I obtain copies of Wyeth’s corporate governance
documents?

The charters of the Audit Committee,
Compensation and Benefits Committee, Nominating and Governance Committee, Corporate Issues Committee and Science and Technology Committee, our Criteria and Procedures for Board Candidate Selection for the Board of Directors and the
Wyeth Corporate Governance Guidelines, as well as other documents related to corporate governance, are available on our corporate website (www.wyeth.com) and also may be obtained, without charge, by contacting Wyeth Investor
Relations at (877) 552-4744. The Criteria and Procedures for Board Candidate Selection for the Board of Directors also are included in this proxy statement as Appendix A. In addition, our code of ethics, which is included in the
Wyeth Code of Conduct, is available on our corporate website (www.wyeth.com) and also may be obtained, without charge, by contacting Wyeth Investor Relations.

Regardless of the number of shares you hold, it is important that your shares be represented at the meeting in order that a quorum will be present at the meeting. If you are unable to attend the meeting, you are urged to submit your proxy by telephone or via the Internet website if included on your proxy card or to sign and date your proxy card and return it without delay in the enclosed addressed envelope. The shares represented by each proxy which is signed and returned or submitted by telephone or via the Internet website will be voted in accordance with your directions.

By Order of the Board of Directors,

EILEEN M. LACH

Corporate Secretary

March 19, 2007

APPENDIX A

CRITERIA AND PROCEDURES

FOR

BOARD
CANDIDATE SELECTION

FOR THE BOARD OF DIRECTORS

It is the desire of Wyeth to select individuals for nomination to the Board of Directors who, if elected, will best serve the interests of the Corporation and its stockholders. The following Criteria and Procedures for Board Candidate Selection are not intended to be exclusive or exhaustive, but rather representative of the scope of delegation by the Board of Directors of Wyeth, to its
Nominating and Governance Committee in the fulfillment of the duties and responsibilities in accordance with Section V(1) of its Charter. Certain criteria should be met by all candidates for Board selection, while only a portion of the Board need meet other criteria.

I.

Criteria for All Candidates

Among those characteristics to be sought in each candidate, being mindful of the overall Board composition, are the following:

•

Integrity and a commitment to ethical behavior.

•

Personal maturity and leadership skills in industry, education, the professions, or government.

•

Independence of thought and willingness to deal directly with difficult issues.

•

Fulfillment of the broadest definition of diversity, seeking diversity of thought.

•

  Broad business and/or professional experience, with an understanding of business and financial affairs, and the complexities of business organizations.

II.

Criteria for a Portion of Candidates

Among those characteristics that may be sought in individual board candidates, as needed to fulfill certain functions on the Board from time to time, are the following:

•

Scientific accomplishment in medicine or pharmaceuticals.

•

Management experience and expertise.

•

  Financial and/or accounting expertise, generally, and as necessary to fulfill the financial requirements of the New York Stock Exchange and the Securities and
Exchange Commission.

•

Experience in other regulated industries.

•

Business and other experience relevant to large public companies.

III.

Procedures to Be Used in Board Candidate Selection

The Nominating and Governance Committee will include the following among its procedures to be used in the selection of candidates for the Board:

•

Evaluate qualifications under Section I, and any specific needs under Section II, prior to commencement of the recruitment process.

A-1

•

Develop a selection process specific to a candidate search to be led by the Chairman of the Nominating and Governance Committee with the assistance of a search firm, if deemed appropriate by the Committee, to be identified and retained within the sole discretion of the Committee.

•

Receive recommendations from other existing members of the Board of Directors and other sources, including self-nominated candidates, and submit such potential candidates for review under the foregoing specific selection process.

•

  Determine that a prospective candidate fulfills the independence requirements of the New York Stock Exchange, the Securities and Exchange Commission and the
Internal Revenue Code, as applicable.

•

Review the education of the prospective candidate.

•

Evaluate the quality of experience and achievement of the prospective candidate.

•

Review the prospective candidate’s current or past membership on other boards.

•

  Determine that the candidate has the ability, and the willingness, to spend the necessary time required to function effectively as a Director.

•

Determine that the candidate has a genuine interest in representing the stockholders and the interests of the Corporation overall.

A-2

APPENDIX B

Proposed Amendments
to Article Eighth of Wyeth’s Restated Certificate of Incorporation

to Eliminate the Supermajority Vote Requirements

EIGHTH: In furtherance and not in limitation of powers
conferred by Statute the following provisions are inserted for the regulation of the business and to define and regulate the powers of the corporation and of its directors and stockholders:

(a)

The number of directors of the corporation shall be fixed and may be altered from time to time as may be provided in by-laws. Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by a majority vote of the directors then in office, though less than a quorum, but any such director so elected shall hold office only until the next succeeding annual meeting of stockholders. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the by-laws.

(b)

The Board of Directors may, by majority vote of the whole Board designate three or more directors to constitute an Executive Committee which, to the extent provided by the directors or in the by-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

(c)

The Board of Directors shall have power to make, alter, amend or repeal the by-laws of the corporation, but any by-laws so made, altered or amended by the directors may be altered or repealed by the stockholders. ~~Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, sections two and seven of the by-laws shall not be altered, amended or repealed and no provision~~
~~inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single~~
~~class.~~

(d)

No holder of stock shall be entitled as of right to subscribe for, purchase or receive any part of any authorized but unissued stock or of any new or additional issue of stock, preferred or common, or of bonds, notes, debentures or other securities convertible into stock, but all such unissued, new or additional shares of stock or bonds, notes, debentures or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such lawful consideration as the Board of Directors in their absolute discretion may deem advisable.

(e)

The corporation reserves the right to amend, alter or repeal any provision herein contained in the manner now or hereafter prescribed by law and all rights conferred on stockholders hereunder are granted subject to this provision. ~~Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares~~
~~of the corporation entitled to vote generally in the election of directors, voting together a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article EIGHTH or any provision hereof.~~

(f)

A director may (except directors elected by shares of Preferred Stock voting separately as a class), by vote of a majority of the entire Board of Directors for any cause deemed by them sufficient, be removed as such director. ~~Any director may also be removed from office, for any cause deemed by them sufficient, by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of~~
~~stock entitled to vote generally in the election of directors, voting together as a single class, except that directors elected by shares of Preferred Stock voting separately may only be removed by such stockholders at any special meeting for any~~
~~cause deemed sufficient by such meeting.~~ Directors of the corporation need not be stockholders therein.

(g)

A director of the corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud

B-1

shall any transaction or contract of the corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member, or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either:

(1)

by vote of a majority of a quorum of the Board of Directors or of the Executive Committee without counting in such majority or quorum any director so interested or a member of a firm so interested or a shareholder or a director of a corporation so interested, or

(2)

by vote at a stockholders’ meeting of the holders of record of a majority of all the outstanding shares of stock of the corporation, or by writing or writings signed by a majority of such holders; nor shall any director be liable to account to the corporation for any profit realized by him from or through any such transaction or contract of the corporation ratified or approved as aforesaid by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts or transactions in any other manner permitted by law.

(h)

Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as provided in paragraph VII(g)(v) of Article FOURTH respecting rights of holders of Preferred Stock to call meetings of such holders in certain dividend default situations, special meetings of stockholders, unless otherwise provided in law, may be called only by the Chairman or Vice-Chairman of the Board of Directors or the President, or by the Secretary on the written request of a majority of all the directors, such request to state the purpose of the proposed meeting.

B-2

APPENDIX C

Excerpts from
Wyeth’s By-laws

STOCKHOLDERS MEETINGS

2. Special Meetings. Except as provided in paragraph VII(g)(v) of Article
FOURTH of the Certificate of Incorporation respecting rights of holders of Preferred Stock to call meetings of such holders in certain dividend default situations, special meetings of stockholders, unless otherwise provided by law, may be called by the Chairman or Vice Chairman of the Board of Directors or the President or by the Secretary on the written request of a majority of all the directors, such request to state the purpose of the proposed meeting, which meeting shall thereupon be called by the Secretary. Business at special meetings shall be confined to the matters stated in the notice.

BOARD OF DIRECTORS

7. Powers; Number; Election; Term; Vacancies. The property and business of the corporation shall be managed by its Board of Directors, which shall be not less than eight nor more than fifteen in number as determined from time to time by the
Board, except as provided in paragraph VII(g)(ii) of Article FOURTH of the Certificate of Incorporation respecting additional directors in certain dividend default situations. Directors shall be elected at the annual meeting of stockholders and each director shall continue in office until his or her successor shall be elected or until his or her earlier removal or resignation.

Except as provided in paragraph VII(g)(ii) of Article FOURTH of the Certificate of Incorporation respecting additional directors in certain dividend default situations, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record (or beneficial holder, which must be verified by proper documentation) of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
(e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Except as provided in Paragraph VII(g)(v) of Article FOURTH of the Certificate of Incorporation respecting the additional directors in certain dividend default situations, vacancies in the membership of the Board, whether or not caused by an increase in the number of directors, will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office only until the next succeeding annual meeting of stockholders.

C-1

Vote via the Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or telephone vote
authorizes

the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

TELEPHONE

MAIL

https://www.proxypush.com/wye

1-866-509-2155

  Mark, sign and date your proxy card and return
it in the postage-paid envelope we have provided.

Use the Internet to view the
2006 Financial Report and Proxy Statement and vote your proxy. Have your proxy card in hand when you access the Web site. Follow the simple instructions that are located at the Web site.

Use a touch-tone telephone in the United States, Canada or Puerto Rico to vote your proxy. Have your proxy card in hand when you call. Follow the simple recorded instructions.

OR

OR

HTTPS://WWW.PROXYPUSH.COM/WYE

VOTE VIA THE INTERNET

1-866-509-2155

CALL TOLL-FREE TO VOTE

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

☒

Votes must be indicated (x) in Black or Blue ink.

Ú  DETACH PROXY CARD HERE IF YOU ARE NOT
VOTING VIA THE INTERNET OR BY TELEPHONE  Ú

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE “FOR” ITEMS 1.1 THROUGH 1.13, 2, 3 AND 4

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSALS IN ITEMS 5 THROUGH 9, 11 and 12

1. ELECTION OF DIRECTORS:

FOR

AGAINST

ABSTAIN

FOR

AGAINST

ABSTAIN

FOR

AGAINST

ABSTAIN

1.1

Robert Essner

☐

☐

☐

2.

Vote to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007

☐

☐

☐

5.

Disclosure of Animal Welfare Policy

☐

☐

☐

1.2

John D. Feerick

☐

☐

☐

6.

Report on Limiting Supply of Prescription Drugs in Canada

☐

☐

☐

1.3

Frances D. Fergusson

☐

☐

☐

3.

Vote to amend our Certificate of Incorporation to eliminate supermajority vote requirements

☐

☐

☐

7.

Disclosure of Political Contributions

☐

☐

☐

1.4

Victor F. Ganzi

☐

☐

☐

8.

Recoupment of Incentive Bonuses

☐

☐

☐

1.5

Robert Langer

☐

☐

☐

4.

Vote to amend and restate the 2005 Stock Incentive Plan for tax compliance

☐

☐

☐

9.

Interlocking Directorships

☐

☐

☐

1.6

John P. Mascotte

☐

☐

☐

10.

WITHDRAWN: Do Not Vote on Proposal 10

☐

☐

☐

1.7

Raymond J. McGuire

☐

☐

☐

11.

  Separating the Roles   of Chairman and Chief
Executive Officer

☐

☐

☐

1.8

Mary Lake Polan

☐

☐

☐

12.

Stockholder Advisory Vote on Compensation

☐

☐

☐

1.9

Bernard Poussot

☐

☐

☐

1.10

Gary L. Rogers

☐

☐

☐

1.11

Ivan G. Seidenberg

☐

☐

☐

1.12

Walter V. Shipley

☐

☐

☐

S C A N L I N E

1.13

John R. Torell III

☐

☐

☐

Note: Please sign below exactly as the name appears to the left. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person.

Date

Stockholder sign here

Co-owner sign here

YOU CAN VOTE YOUR SHARES IN ONE OF THREE WAYS

Can I vote via the Internet?

Yes. You can vote via the Internet and
view the 2006 Financial Report and Proxy Statement by following the instructions at our Internet address at: https://www.proxypush.com/wye.

Can I vote
by telephone by using a toll-free number?

Yes. If you are in the United States, Canada or Puerto Rico, you can vote by calling our toll-free number
1-866-509-2155, 24 hours a day, 7 days a week, on a touch-tone telephone and following the instructions.

Can I vote by mail?

Yes. Just mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope. Properly signed proxies will be voted in the manner directed by you. If you sign and give no direction on how to vote, this proxy will be voted FOR items 1, 2, 3 and 4 and AGAINST items 5, 6, 7, 8, 9, 11, and 12.

Can I elect to receive future proxy materials electronically instead of receiving paper copies?

Yes. You can elect to receive our financial
report, proxy statement, prospectuses, and other communications electronically while voting by telephone, via the Internet at https://www.proxypush.com/wye or by checking the box below if voting by mail. You can also elect to receive your proxy card electronically by providing your e-mail address after you vote via the Internet. Your election will remain in effect until you notify us otherwise. Please be aware that you may incur additional costs for electronic delivery, such as telephone and Internet access charges, for which you will be responsible.

The Internet and telephone voting facilities will close at 5:00 p.m. Eastern
Daylight Time on April 25, 2007.

PLEASE VOTE

Five Giralda Farms

Madison, New Jersey 07940

(continued from reverse side)

Our Board of Directors is asking for your authorization and voting instructions (your proxy) to vote your shares.

By signing on the reverse side, you will appoint each of ROBERT ESSNER, LAWRENCE V. STEIN and EILEEN M. LACH as your representative (proxy)
with power to substitute another person to submit your vote. Your shares will be voted in accordance with your instructions at Wyeth’s Annual Meeting of Stockholders scheduled to be held on April 26, 2007 or at any postponement (or adjournment) after the meeting in accordance with your instructions on the matters described in the Proxy Statement and in the discretion of the proxy holders on any other matters properly presented for a vote at the meeting or at any postponement
(or adjournment).

(To be signed on the other side of this form if voting by mail, or follow the instructions to vote via the Internet or by telephone)

Mark the box if your address has changed and write your new address on the reverse side of this card.

☐

Mark the box if you plan to attend the meeting.

☐

      Mark the box if you would like to keep your vote confidential until after the meeting.

☐

WYETH P.O. BOX 11336 NEW YORK, N.Y. 10203-0336

By marking the box, I consent to future access to the financial report, proxy statement, prospectuses and other communications electronically via the Internet. I understand that Wyeth may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke this consent at any time by contacting Wyeth’s transfer agent, The Bank of New York, and that costs for electronic delivery, such as telephone and Internet access charges, will be my responsibility.

☐

NOTICE TO WYETH STOCKHOLDERS-

2007 ANNUAL MEETING AGENDA

PLEASE NOTE THAT PROPOSAL NO. 10 APPEARING IN THE ENCLOSED NOTICE OF ANNUAL MEETING AND PROXY
STATEMENT, DATED MARCH 19, 2007, WAS WITHDRAWN BY THE PROPONENT SUBSEQUENT TO PRINTING THE PROXY STATEMENT. ACCORDINGLY, NO VOTE WILL BE TAKEN ON PROPOSAL NO. 10. PLEASE DO NOT VOTE ON PROPOSAL NO. 10.

THANK YOU FOR YOUR COOPERATION.

WYETH

2005 AMENDED AND RESTATED STOCK INCENTIVE PLAN

(Including amendments through January 25, 2007)

Section 1. Purpose. The purpose of the 2005 Amended and Restated Stock Incentive Plan (the “Plan”) is to provide favorable opportunities for officers and other key employees (“Participants”) of Wyeth (the “Company”) and its subsidiaries to acquire shares of Common Stock of the Company and to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for Participants to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the stockholders, and increase the ability of the
Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend. It is the further purpose of this Plan to permit the granting of awards that will constitute performance-based compensation for certain executive officers, as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (“162(m) Awards”).

Pursuant to the Plan, options to purchase the Company’s Common Stock
(“Options”) and Restricted Stock (as defined in Section 6) may be granted to Participants by the Company. Options granted under the Plan may be either incentive stock options, as defined in Section 422(b) of the Code herein referred to as “incentive stock options,” or options which do not meet the requirements of Section 422(b) of the Code, herein referred to as “non-qualified stock options.”

It is intended, except as otherwise provided herein, that incentive stock options may be granted under the Plan and that such incentive stock options shall conform to the requirements of Section 422 and 424 of the Code and to the provisions of this Plan and shall otherwise be as determined by the Committee (as hereinafter defined). The terms “subsidiaries” and “subsidiary corporation” shall have the meanings given to them by Section 424 of the Code. All section references to the Code in this Plan are intended to include any amendments or substitutions therefor subsequent to the adoption of the Plan.

Section 2. Administration. The Plan shall be administered by a Compensation and Benefits Committee (the “Committee”) consisting of two or more members of the Board of Directors of the
Company (the “Board”), each of whom shall meet the requirements for (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange
Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the New York Stock Exchange listing rules and any other required independence standards. The Committee shall have full authority to grant Options and Restricted Stock, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board shall have previously directed that all or specified types of

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decisions of the Committee shall be subject to approval by the Board. Notwithstanding the foregoing and anything else in the Plan to the contrary, the
Committee, in its sole discretion, may delegate the Committee’s authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee, in either case to the extent permitted under applicable law, under such conditions and limitations as the Board or the Committee may from time to time establish, except that only the Committee may make any determinations regarding awards to Participants who are subject to Section 16 of the Exchange Act or
Section 162(m) of the Code or which by law may not be delegated.

Section 3. Number of Shares. The total number of shares which may be sold or awarded under the Plan shall not exceed 45 million shares of the Company’s Common Stock, of which up to 6 million may be granted as
Restricted Stock. The total number of shares for which Options may be granted under the Plan to any Participant during any one fiscal year of the Company shall not exceed 4.5 million. The total number of shares for which Restricted Stock awards that are intended to be 162(m) Awards may be granted under the Plan to any Participant during any one fiscal year of the Company shall not exceed 600,000, and the maximum number of shares that could be issued in respect of a 162(m) Award shall be two times that limit. The shares may be authorized and unissued or issued and reacquired shares, as the Board from time to time may determine. Shares with respect to which Options are not exercised prior to termination of the Option, or that are part of a Restricted Stock award that is forfeited before the restrictions lapse, shall again be available for Options and Restricted Stock thereafter granted under the Plan, to the fullest extent permitted by law.

Section 4. Participation. The Committee may, from time to time, grant Options and Restricted Stock to Participants and shall determine the number of shares subject to each grant.

Section 5. Terms and Conditions of Options. The terms and conditions of each Option shall be set forth in an agreement or agreements between the Company and the Participant. Such terms and conditions shall include the following as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Committee:

(a) Number of Shares. The number of shares
subject to the Option.

(b) Option
Price. The option price per share (the “Option Price”), shall not be less than 100% of the Fair Market Value of a share of the Company’s Common Stock on the date the Option is granted. Fair Market Value of the Common
Stock as of any date, shall be deemed to be the closing price of the Common Stock on the Consolidated Transaction Reporting System on such date or if such date is not a trading day, on the most recent trading day prior to such date. Once granted, except as provided in Section 7, the Option Price of outstanding Options may not be reduced, whether by repricing exchange or otherwise.

(c) Date of Grant. The date of grant of an Option shall be the date when the Committee meets and awards such Option, or such later date as the Committee shall designate.

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(d) Payment. The Option Price multiplied by the number of shares to be purchased by exercise of an Option shall be paid upon the exercise thereof. Unless the terms of an Option provide to the contrary, upon exercise, the aggregate Option Price shall be payable (i) in cash equal to such aggregate Option Price,
(ii) in shares of the Company’s Common Stock owned by the Participant (which, for so long as necessary to avoid adverse accounting treatment, must have been held by the Participant at least six months) having a Fair Market Value on the day immediately preceding the date of exercise at least equal to such aggregate Option Price, (iii) a combination of the above methods, or (iv) by any other means approved by the Committee, including under any approved cashless exercise mechanism. Payment of the aggregate Option Price shall be made and received by the Company prior to the delivery of the shares as to which the Option was exercised. The right to deliver, in full or partial payment of the Option Price, any consideration other than cash shall be limited to such frequency as the Committee shall determine in its absolute discretion. A Participant shall have none of the rights of a stockholder with respect to an Option until the shares of Common Stock underlying such Option are issued to him or her. In order to be validly exercised, the aggregate Option Price and all necessary exercise documentation must be submitted to the Company or its designated agent not later than the close of trading on the date of expiration of the Option or, if such date is not a trading day, the close of trading on the last trading day prior to the date of expiration of the Option.

(e) Term of Options. Each Option granted pursuant to the Plan shall be for the term specified in the applicable option agreement (the “Option Agreement”).

(f) Exercise of Option. Unless otherwise provided in the applicable Option Agreement, (i) no Option granted under the Plan may be exercisable earlier than the later of (A) one year from the date of grant or (B) the date on which the Participant completes two years of continuous employment with the Company or one or more of its subsidiaries, and (ii) in the event of a Participant’s death, Retirement (as defined below) or
Disability (as defined below), any Options held by such Participant shall become exercisable on his or her Retirement date, the date his or her employment terminates on account of Disability or the date of his or her death provided he or she has been in the continuous employment of the Company or one or more of its subsidiaries for at least two years at such time. No Option may be exercised after it is terminated as provided in paragraph (g) of this Section, and no Option may be exercised unless the Participant is then employed by the Company or any of its subsidiaries and shall have been continuously employed by the Company or one or more of such subsidiaries since the date of the grant of his or her Option, except
(x) as provided in paragraph (g) of this Section, and (y) in the case of the Participant’s Retirement or Disability (in which case the Participant may exercise the Option to the extent he or she was entitled to exercise it at the time of such termination or such shorter period as may be provided in the Option Agreement) or death (in which case the Option may be exercised by the Participant’s legal representative or legatee or such other person designated by an appropriate court as the person entitled to exercise such Option to the extent the Participant was entitled to exercise it at the time of his or her death). As used herein, “Retirement” shall mean termination of the
Participant’s full-time employment on or after the earliest retirement age under any qualified retirement plan of the Company or its subsidiaries which covers

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the Participant, or age 55 with 5 continuous years of such employment if there is no such plan, and “Disability” shall mean termination of the Participant’s full-time employment for reason of disability for purposes of at least one qualified retirement plan or long term disability plan maintained by the Company or its subsidiaries in which the Participant participates.
Non-qualified stock options and incentive stock options may be exercised regardless of whether other Options granted to the Participant pursuant to the Plan are outstanding or whether other stock options granted to the Participant pursuant to any other plan are outstanding.

(g)
Termination of Options. Unless otherwise provided in the applicable Option Agreement, an Option, to the extent not validly exercised, shall terminate at the end of its stated term or, if earlier, upon the occurrence of the first of the following events:

(i) Three months after
termination by the Company or one of its subsidiaries of the Participant’s employment for any reason other than in the case of death, Retirement, Disability, or deliberate gross misconduct determined in the sole discretion of the Committee, during which three month period the Option may be exercised by the Participant to the extent the Participant was entitled to exercise it at the time of such termination;

(ii) Concurrently with the time of termination by the Company or one of its subsidiaries of the
Participant’s employment for deliberate gross misconduct determined in the sole discretion of the Committee (for purposes only of this subparagraph (ii) an Option shall be deemed to be exercised when the Participant has received the stock certificate (or valid instructions in the case of delivery of uncertificated shares) representing the shares for which the Option was exercised); or

(iii) Concurrently with the time of a Participant’s voluntary termination of his or her employment with the Company or one of its subsidiaries for reasons other than Retirement or Disability.

Notwithstanding the above, no Option shall be exercisable after termination of employment unless the Participant shall have, for the entire time period during which his or her Options were exercisable,
(a) refrained from becoming or serving as an officer, director, partner or employee of any individual proprietorship, partnership or corporation, or the owner of a business, or a member of a partnership which conducts a business in competition with the Company or renders a service (including without limitation, advertising agencies and business consultants) to competitors with any portion of the business of the Company, (b) made himself or herself available, if so requested by the
Company, at reasonable times and upon a reasonable basis to consult with, supply information to, and otherwise cooperate with, the Company and (c) refrained from engaging in deliberate action which, as determined by the Committee, causes substantial harm to the interests of the Company or, if occurring before termination of employment, would have otherwise constituted deliberate gross misconduct for purposes of Section

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5(g)(ii). If these conditions are not fulfilled, the Participant shall forfeit all rights to any unexercised Option as of the date of the breach of the condition.

(h) Non-transferability of
Options. Options shall not be transferable by the Participant other than by will or the laws of descent and distribution, and Options shall during his or her lifetime be exercisable only by the Participant; provided, however, that the Committee may, in its sole discretion, allow for transfer of Options (other than incentive stock options, unless such transferability would not adversely affect incentive stock option tax treatment) but only for estate planning purposes.

(i) Applicable Laws or
Regulations. The Company’s obligation to sell and deliver stock under the Option is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations.

(j) Limitations on Incentive Stock Options. To
the extent that the aggregate Fair Market Value of the Company’s Common Stock, determined at the time of grant, with respect to which incentive stock options granted under this or any other Plan of the Company are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered non-qualified stock options.

Notwithstanding anything in the Plan to the contrary, any incentive stock option granted to any Participant who, at the time of grant, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary thereof, shall (i) have a term not exceeding five years from the date of grant and (ii) shall have an Option Price of not less than 110% of the Fair Market Value of the Company’s Common Stock on the date the incentive stock option is granted.

Section 6. Restricted Stock Awards. The Committee may, in its
sole discretion, from time to time, make awards of shares of the Company’s Common Stock or awards of units representing shares of the Company’s Common Stock, to Participants in such quantity, and on such terms, conditions and restrictions
(whether based on performance standards, periods of service or otherwise) as the Committee shall establish (“Restricted Stock”). Notwithstanding the foregoing sentence, any award of Restricted Stock that is intended to be a 162(m)
Award shall be subject to restrictions based on performance standards related to earnings, adjusted earnings or net income per share of Common Stock of the Company, price per share of Common Stock of the Company, return on equity or total shareholder return of the Company’s Common Stock, pre-tax profits, return on assets or invested capital, sales, operating income, cash flow measures, operating or profit margins, working capital measures, market share, income before taxes, net income, adjusted net income, revenue, cost reductions or any combination of the foregoing. Such performance goals may be based on the achievement of specified levels of Company performance or performance of one or more divisions of the Company or performance relative to the performance of other corporations. The terms, conditions and restrictions of any Restricted Stock award, including 162(m) Awards, made under this Plan shall be set forth in an agreement or agreements between the Company and the Participant. The Committee retains the right to increase or decrease the amount of a Restricted Stock Award based on the degree to which any

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performance goals are attained; provided, however, that with respect to a 162(m) Award, the Committee may not increase the amount of such award, but may reduce the amount of such award below the maximum amount that could be paid in its discretion.

(a) Issuance of Restricted Stock. The Committee shall determine the manner in which Restricted Stock shall be held during the period it is subject to restrictions.

(b)
Stockholder Rights. Beginning on the date of grant of the Restricted Stock award and subject to the execution of the applicable award agreement by a Participant and subject to the terms, conditions and restrictions of the applicable award agreement, the Committee shall determine to what extent the Participant has the rights of a stockholder of the Company including, but not limited to, whether the Participant has the right to vote the shares or to receive dividends or dividend equivalents.

(c) Restriction on
Transferability. No Restricted Stock award may be assigned or transferred, pledged or sold prior to their delivery to a Participant or, in the case of a Participant’s death, to the Participant’s legal representative or legatee or such other person designated by an appropriate court; provided, however, that the Committee may, in its sole discretion, allow for transfer of a Restricted Stock award but only for estate planning purposes.

(d) Delivery of Shares. Upon the satisfaction
of the terms, conditions and restrictions contained in the Restricted Stock award agreements or as otherwise determined by the Committee, the Company shall deliver, as soon as practicable, to the Participant (or permitted transferee), or in the case of his or her death to his or her legal representative or legatee or such other person designated by an appropriate court, a stock certificate (or proper crediting in uncertificated shares) for the appropriate number of shares of the Company’s
Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e) Forfeiture of Restricted Stock. Subject to Section 6(f), all of the shares or units with respect to a Restricted
Stock award shall be forfeited and all rights of the Participant with respect to such shares or units shall terminate unless the Participant continues to be employed by the Company or its subsidiaries until the expiration of the forfeiture period and the satisfaction of any other conditions set forth in the applicable award agreement.

(f) Waiver of Forfeiture Period. Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any award agreement under certain circumstances (including the death, Disability or Retirement of the Participant or a material change in circumstances arising after the date of an award) and subject to such terms and conditions (including forfeiture of a proportionate number of the restricted shares) as the Committee shall deem appropriate; provided, however, that discretion to waive the forfeiture period shall not apply to any 162(m) Awards. With respect to 162(m) Awards, the Committee shall have the right to provide in the applicable award agreement that the Restricted Stock shall be paid in the event of death, Disability or Retirement of the Participant if the Committee

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certifies that the applicable performance criteria have been satisfied, provided that in no event shall such 162(m) Award be paid prior to the date such
162(m) Award would have been paid had the Participant remained employed by the Company.

Section 7. Adjustment in Event of Change in Stock. Subject to Section 8, in the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company’s capitalization, the Committee shall, subject to the approval of the Board of Directors, appropriately adjust the number and kind of shares available for issuance under the Plan (including the number of shares that may be granted as Restricted Stock), the maximum number of shares for which Restricted Stock that are intended to be 162(m) Awards and Options may be granted to any Participant during any one fiscal year of the Company, the number, kind and Option Price of shares subject to outstanding Options and the number and kind of shares subject to outstanding Restricted Stock awards; provided, however, that to the extent permitted in the case of incentive stock options by Sections 422 and 424 of the Code, in the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Option Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the Participant’s proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided, that any such adjustment in (i) shares subject to outstanding Options (including any adjustments in the Option Price) shall be made in such manner as not to constitute a modification as defined by subsection (h)(3) of Section 424 of the Code; and provided, further, that, in the event of an adjustment in the number or kind of shares under a Restricted Stock award pursuant to this Section 7, any new shares or units issued to the Participant in respect thereof shall be subject to the same terms, conditions and restrictions as the underlying Restricted Stock award for which the adjustment was made; provided, that any adjustments made to a Restricted Stock award that is intended to be a 162(m) Award shall be made in such a manner that the requirements of the exception to Code Section 162(m)
continue to be satisfied.

Section 8. Effect of a Change of
Control.

(a) For purposes of this Section 8,
“Change of Control” shall, unless the Board of Directors of the Company otherwise directs by resolution adopted prior thereto or, in the case of a particular award, the applicable award agreement states otherwise, be deemed to occur if
(i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange
Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board of Directors of the Company at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the
Company’s stockholders of each new director was approved by a

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vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the
Company’s then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity’s outstanding voting securities shall, by itself, be considered a Change in Control. As used herein,
“Permitted Holder” means (i) the Company, (ii) any corporation, partnership, trust or other entity controlled by the Company and (iii) any employee benefit plan (or related trust) sponsored or maintained by the
Company or any such controlled entity.

(b) Except to the
extent reflected in a particular Option Agreement or award agreement, in the event of a Change of Control:

(i) notwithstanding any vesting schedule, or any other limitation on exercise or vesting, all outstanding Options shall immediately become
100% vested and exercisable, and the restrictions shall expire immediately with respect to 100% of all outstanding Restricted Stock awards; and

(ii) the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options or Restricted Stock awards and pay to the holders thereof, in cash, the value of such awards based upon the highest price per share of Company Common Stock received or to be received by other stockholders of the Company in connection with the Change of Control.

(c) Notwithstanding any provision in the Plan to
the contrary, the provisions of this Section 8 shall be administered in a manner that complies with Section 409A of the Code.

Section 9. Amendment and Discontinuance. The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 7), without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the Option Price (other than determining the Fair Market Value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any Option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would be prohibited by the listing requirements of the national stock exchange on which the Common Stock is listed and traded, or would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, and which are intended to be
Section 162(m) Awards, to fail to meet the exemptions provided by Section 162(m) of the Code. No amendments, revision or discontinuance of the Plan shall, without the consent of a Participant, in any manner adversely affect his or her rights under any Awards theretofore granted under the Plan. Notwithstanding any provision in the Plan to the contrary, the Committee shall have the right to unilaterally amend, revise or discontinue the Plan, and any provision of the Plan and the
Committee shall have the right to unilaterally amend, revise or discontinue any Option Agreement or award agreement, any provision of an Option Agreement

8

or award agreement and any Participant elections under an Option Agreement or award agreement, in each case, without the consent of any Participant, where such amendment, revision or discontinuance is necessary or desirable to comply with applicable law or to ensure that, with respect to any Option, Restricted Stock award, or the cash or shares of common stock into which they are converted, the
Participant is not subject to adverse or unintended tax consequences under Section 409A of the Code; provided, however, that, with respect to any Option, nothing in the Plan shall require any amendment or revision to the definition of Change in Control. The discontinuance of the Plan shall not result in the acceleration of issuance of shares of Wyeth common stock, to the extent that such shares constitute a deferral of compensation for purposes of Section 409A of the Code, unless (i) all arrangements sponsored by the Company that would be aggregated with the Plan under Section 409A if the same Participant participated in all such arrangements are termination, (ii) no payments, other than payments that would be payable under the terms of such arrangements if the termination had not occurred, are made within 12 months of the termination of such arrangements, (iii) all payments are made within 24 months of the termination of the arrangements and (iv) the Company does not adopt a new arrangement that would be aggregated with the Plan under Section 409A if the same Participant participated in both arrangements, at any time within the five years following the date of
Plan termination. All determinations and actions made by the Board of Directors or the Committee pursuant to this Section shall be final, conclusive and binding on all persons.

Section 10. Effective Date and Duration. The Plan was originally adopted by the Board of Directors of the
Company on March 3, 2005, subject to approval by the stockholders of the Company at a meeting held in April 2005. The Plan was approved at the April 2005 annual meeting. The Plan was amended and restated on January 25, 2007, subject to the approval of the stockholders of the Company at a meeting to be held on April 26, 2007. No award of Restricted Stock that is intended to be a 162(m) Award shall become binding until the Plan (as amended and restated) is approved by a vote of the stockholders in a manner which complies with Section 162(m) of the Code at a meeting to be held on April 26, 2007. In the event that the Plan (as amended and restated) is not approved by the stockholders, the terms of the Plan as in effect prior to the amendment and restatement shall remain in full force and effect. No Option may be granted and no stock may be awarded under the Plan before March 3, 2005 nor after March 3, 2015.

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Section 11. Tax Withholding. Notwithstanding any other provision of the Plan, the Company or its subsidiaries, as appropriate, shall have the right to deduct from all awards under the Plan cash and/or stock, valued at Fair Market Value on the date of payment, an amount necessary to satisfy all federal, state or local taxes as required by law to be withheld with respect to such awards. In the case of awards paid in the Company’s Common Stock, the Participant or permitted transferee may be required to pay to the Company or a subsidiary thereof, as appropriate, the amount of any such taxes which the Company or subsidiary is required to withhold, if any, with respect to such stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of the Company’s Common Stock of equivalent fair market value in payment of such withholding tax obligations if the Participant elects to make payment in such manner.

Section 12. Construction and Conditions. The Plan and Options and Restricted Stock granted thereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such federal law as may be applicable.

Neither the existence of the Plan nor the grant of any Options or Restricted Stock pursuant to the Plan shall create in any Participant the right to continue to be employed by the Company or its subsidiaries. Employment shall be “at will” and shall be terminable “at will” by the Company or the Participant with or without cause. Any oral statements or promises to the contrary are not binding upon the Company or the Participant.

Section
13. Section 409A. To the extent that any payments or benefits provided hereunder are considered deferred compensation subject to 409A, the Company intends for the Plan to comply with the standards for nonqualified deferred compensation established by Section 409A (the “409A Standards”). To the extent that any terms of the Plan would subject Participants to gross income inclusion, interest or an additional tax pursuant to Section 409A, those terms are to that extent superseded by the 409A Standards.

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